As filed with the Securities and Exchange Commission on October 2, 2026

File No. 024-12356

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A POS

(Post-Qualification Amendment No. 9)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

NEPTUNE REM, LLC

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

412 W. Norfolk Ave., Suite 2

Norfolk, NE 68701

Phone: 970-634-9281

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Chris Gerardi

Chief Executive Officer

Chief Financial Officer

412 W. Norfolk Ave., Suite 2

Norfolk, NE 68701

Phone: 970-634-9281

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Faith L. Charles

Thompson Hine LLP

300 Madison Avenue, 27th Floor

New York, New York 10017-6232

Phone: (212) 344-5680

Fax: (212) 344-6101

6510	92-1301404
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

EXPLANATORY NOTE

This is a Post-Qualification Amendment to an offering statement on Form 1-A originally (File No. 024-12356) filed by Neptune REM, LLC (the “Company”) on November 9, 2023, and originally qualified by the U.S. Securities and Exchange Commission on June 27, 2024 pursuant to Rule 252(f) of Regulation A under the Securities Act of 1933, as amended (the “Securities Act”). This Post-Qualification Amendment adds, updates and/or replaces certain information contained in the Offering Circular to reflect recent developments at the Company. Unless otherwise indicated or the context otherwise requires, all information in this Post-Qualification Offering Circular Amendment reflects the terms and conditions of the offering as of the date of this Post-Qualification Amendment.

Post-Qualification Amendment to the Offering Circular

October 2, 2026

Subject to Completion

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission. Information contained in this Post-Qualification Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the United States Securities and Exchange Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

NEPTUNE REM, LLC

(A DELAWARE SERIES LIMITED LIABILITY COMPANY)

412 W. NORFOLK AVE., SUITE 2, NORFOLK, NE 68701

970-634-9281

www.realbricks.com

		Series Interests Overview
		Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to Issuer (2)	Proceeds to Other Persons
The Blanton Series LLC	Per Unit	$10	$0.10	$9.90	N/A
	Total Maximum	$400,300	$4,003	$396,297	N/A

The Dalmore Series LLC	Per Unit	$10	$0.10	$9.90	N/A
	Total Maximum	$394,830	$3,948	$390,882	N/A

The Woody Creek Series LLC	Per Unit	$10	$0.10	$9.90	N/A
	Total Maximum	$351,650	$3,517	$348,133	N/A

The Garrison Series LLC	Per Unit	$10	$0.25	$9.75	N/A
	Total Maximum	$267,890	$6,697	$261,193	N/A

The Macallan Series LLC	Per Unit	$10	$0.25	$9.75	N/A
	Total Maximum	$250,310	$6,257	$244,053	N/A

The Jameson Series LLC	Per Unit	$10	$0.25	$9.75	N/A
	Total Maximum	$250,310	$6,257	$244,053	N/A

The Melwood Series LLC	Per Unit	$10	$0.25	$9.75	N/A
	Total Maximum	$327,440	$8,186	$319,254	N/A

The Rossville Series LLC	Per Unit	$10	$0.25	$9.75	N/A
	Total Maximum	$303,930	$7,598	$296,332	N/A

(1)	The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore” or with respect to trading on PPEX, the “Executing Broker”), to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. It does not include the one-time expense allowance of $5,000, consulting fees of $20,000 payable by the Company to Dalmore, nor a fee of $1,000 payable to Dalmore each time the Company files a PQA. The Company intends to distribute all offerings of series interests in any Series of the Company (the “Series Interests”) through Neptune REM LLC. See “Plan of Distribution” for details. With respect to secondary trading on PPEX (as defined below), Dalmore also acts as executing broker in connection with secondary transactions in interests between investors. See “The Company’s Business – Secondary Trading on PPEX” for details.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the Managing Member for Series offering expenses actually incurred in an amount up to (including Dalmore fees and commissions and other expenses) 2-3% of gross proceeds, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

The minimum subscription per investor is ten (10) Series Interests at $10 per Interest with a minimum purchase price of $100.00 USD. For more information, see section titled “Securities Being Offered.”

The Company can offer up to $75 million within a rolling 12-month period pursuant to Regulation A. As of August 31, 2026, $1,674,920 of Series Interests have already been sold by the Company. The Company intends to offer additional series within such limit and will file post qualification amendments (each, a “PQA”) for the offerings of such series with the Securities and Exchange Commission (the “Commission” or “SEC”). There will be separate closings with respect to each offering.

This offering will terminate at the earlier of (i) the date at which the maximum offering amount of all Series Interests has been sold, (ii) the date at which the offering is earlier terminated by the Company, in our Managing Member’s sole discretion, or (iii) the date that is three years from this offering being qualified by the Commission. Each Series Interests will be offered in an amount that, at the time the offering statement is qualified for such Series Interests, is reasonably expected to be offered and sold within two years from such initial qualification date.

At least every 12 months after this offering has been qualified by the SEC the Company will file a post-qualification amendment to include the Company’s recent financial statements. In addition, the Company intends to periodically file a post-qualification amendment to include additional Series Interests to this offering.

The Company has engaged North Capital Private Securities Corporation as an escrow agent (the “Escrow Facilitator” or “NCPS”) to hold funds tendered by investors. The Company may undertake one or more closings on a rolling basis. We expect the initial closing will take place within thirty (30) days after qualification. After each closing, funds tendered by investors will be made available to the Company. After the initial closing of this offering, the Company will accept a subscription (i.e., hold a closing) within 30 calendar days after due diligence is successfully completed. After each closing, funds tendered by investors will be made available to the Company. We expect to hold subsequent closings on at least a monthly basis. Assuming additional information does not need to be provided for due diligence (Anti-Money Laundering/Know Your Customer) and the investment has been funded, it will take 3 business days to determine whether a subscription agreement has been accepted or rejected. In the event additional information is required from the subscriber, within 3 business days, Dalmore will contact the subscriber for that information.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251(d)(2)(i)(c) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV.

This offering is inherently risky. See “Risk Factors” on page 10.

The company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary -- Implications of Being an Emerging Growth Company.”

In this Offering Circular, the terms “Neptune REM, LLC,” “Neptune REM,” “Neptune,” “we,” “us,” “our,” the “Company” and similar terms refer to Neptune REM, LLC, a Delaware Series Limited Liability Company; “Terra Mint Group, Corp.” and “Terra Mint” refers to the Managing Member of Neptune REM, LLC. Each of The Blanton Series LLC, The Dalmore Series LLC, The Woody Creek Series LLC, The Garrison Series LLC, The Macallan Series LLC, the Jameson Series LLC, the Melwood Series LLC, and the Rossville Series LLC are referred to herein as our “Series.”

Other than in the table on the cover page, dollar amounts have been rounded to the closest whole dollar.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Implications of Being an Emerging Growth Company

The Company is not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because the Company is not registering its securities under the Exchange Act. Rather, the Company will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

•	Annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements);

•	Semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A); and

•	Current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which the Company’s offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, the Company may immediately suspend its ongoing reporting obligations under Regulation A.

If and when the Company becomes subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during its last fiscal year, it will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, the Company:

•	Will not be required to obtain an auditor attestation on its internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	Will not be required to provide a detailed narrative disclosure discussing its compensation principles, objectives and elements and analyzing how those elements fit with its principles and objectives (commonly referred to as “compensation discussion and analysis”);

•	Will not be required to obtain a non-binding advisory vote from its unit holders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•	Will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•	May present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations (commonly referred to as “MD&A”); and

•	Will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

The Company intends to take advantage of all these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. The Company’s election to use the phase-in periods may make it difficult to compare its financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, the Company may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after its initial sale of common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time that the Company no longer meets the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that the Company would cease to be an “emerging growth company” if it has more than $1.07 billion in annual revenues, has more than $700 million in market value of its common stock held by non-affiliates, or issues more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that the Company may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

SUMMARY

Neptune REM was incorporated in the State of Delaware on November 7, 2022. Neptune REM is an investment vehicle which intends to enable investors to access fractional ownership of specific long- and short- term, residential housing rental property, but will also, under certain circumstances, consider multi-family and commercial real estate assets such as self-storage, warehouse and industrial, office, hospitality and retail properties. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the Company entitles the investor to the potential economic and tax benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management.

The Company has established separate Series for the holding of long- and short-term residential rental properties. The debts, liabilities, and obligations incurred, contracted for or otherwise existing with respect to a particular Series of the Company are enforceable against the assets of the applicable Series only, and not against the assets of the Company. Neptune REM manages all Series Assets of each individual Series including the sale of property, renting of the long- or short-term, residential housing rental property, maintenance and insurance.

Terra Mint is the parent company of Neptune REM. As discussed in further detail in the Operating Agreement of Neptune REM, Terra Mint is also the Managing Member of Neptune REM. Terra Mint was incorporated in the State of Wyoming on April 23, 2021. Neptune REM is a real estate investment platform that allows individual investors to have direct access to quality long and short term residential real estate investment opportunities and invest in individual rental properties.

Our “Managing Member”, Terra Mint, is the sole owner and operator of the Realbricks Technologies Platform (“Realbricks”), an online real estate investment marketplace, which may be found on the website www.realbricks.com. Currently, we are a wholly-owned subsidiary of Terra Mint.

Since its formation on November 7, 2022, our Company has been engaged primarily in acquiring properties for its Series and developing the financial offering and other materials to begin fundraising. We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have commenced.

Secondary Market Trading

Secondary transactions in certain Series Interests can now be effectuated using the Public Private Execution Network Alternative Trading System (the “PPEX”). PPEX is an electronic alternative trading system with a Form ATS on file with the Commission and is owned and operated by North Capital Private Securities Corporation (“NCPS”), a registered broker-deal and member of FINRA and SIPC. Registered broker-dealers and certain institutional customers who become members of PPEX, including the Executing Broker, have access to PPEX. PPEX is not accessible to members of the general public, and investors have no direct interaction with NCPS.

The Realbricks platform provides the user interface by which investors can submit orders to buy or sell interests in secondary market transactions. The Realbricks platform immediately and automatically routes those orders (i) to the Executing Broker, and (ii) by virtue of the Executing Broker’s status as a member of PPEX, to PPEX, which is an ATS registered with the Commission and is owned and operated by NCPS, a registered broker-dealer. The Managing Member may elect not to transmit to the Executing Broker or PPEX any order information submitted by users who have not previously purchased securities issued by the Company or its affiliates pursuant to Regulation A. Because the Executing Broker is (i) a registered broker-dealer and a member of PPEX, and (ii) licensed to use the Realbricks platform to access and transmit order information entered in Realbricks by investors, such order information is automatically routed from the Realbricks platform to both the Executing Broker and PPEX simultaneously. PPEX then matches isolated trades between individual buyers and sellers who have confirmed their intent to complete the trade. Matching occurs pursuant to the rules established by PPEX. PPEX accepts orders transmitted from the Realbricks platform only because the Executing Broker is licensed to use the Realbricks technologies platform to transmit order information. See “The Company’s Business – Secondary Trading on PPEX” below for additional information on the execution of resale transactions.

As of the date of this Offering Circular, the Company has only launched secondary trading of Dalmore Series Interests on PPEX. The Company intends to facilitate secondary trading of all other Series Interests, however, there can be no assurance secondary trading on PPEX will become available for any other Series.

Sale of the Stag Property

On February 7, 2026, the Company entered into a uniform purchase agreement (the “Stag Uniform Purchase Agreement”) to sell the single-family home located at 7919 N. 93rd St, Omaha, NE 68122 (the “Stag Property”) to a buyer for $350,000. Following the sale, the Company liquidated the Stag Series LLC (the “Stag Series”) and issued refunds to investors. As of June 30, 2026, $316,955 remained outstanding under the Stag Promissory Note which was extended to June 30, 2027. See “Interest of Management and Others in Certain Transactions – Existing Transactions – Stag Series Transactions.”

New Series

The Melwood Series LLC

On May 4, 2026, the Company established The Melwood Series LLC (the “Melwood Series”) whose assets will include a residential property to be constructed at 7056 Train Station Way, Louisville, KY 40272, together with all improvements and appurtenances (the “Melwood Property”). On April 30, 2026, the Company and D.R. Horton, Inc. (the “Seller”) entered into a Purchase and Sale Agreement (the “Melwood Agreement”) for the conveyance of the Melwood Property. The total purchase price of the Melwood Property is $280,000 reflecting a base price of $297,900 plus $5,920 for upgrades and customizations less a $23,820 special adjustment credit that is forfeitable if the Company defaults under the Melwood Agreement. The Company has tendered refundable earnest money of $3,000 to be credited at closing. To fund the balance of the purchase price not covered by current subscription proceeds, Terra Mint Group, Corp., as the Company’s Managing Member, provided the Company with an unsecured, non-revolving intercompany promissory note to the Company in the principal amount of $183,150 bearing interest at 4.49% per annum, with recourse limited solely to the assets of the Melwood Series and repayable from net proceeds of subsequent closings or in full on the fifth anniversary of funding while the Melwood Series offering continues on the Realbricks platform (the “Melwood Note”). The Company intends to close on the Melwood Property on or about October 15, 2026 (the “Melwood Closing Date”).

The Rossville Series LLC

On May 4, 2026, the Company established The Rossville Series LLC (the “Rossville Series”) whose assets include a residential property located at 1005 Hunter Court, Memphis, IN 47143, together with all improvements and appurtenances (the “Rossville Property”). On April 25, 2026, the Company and Seller entered into a Purchase and Sale Agreement (the “Rossville Agreement”) for the conveyance of the Rossville Property. The total purchase price of the Rossville Property is $259,900 reflecting a base price of $274,900 plus $5,565 for upgrades and customizations less $20,565 special adjustment credit that is forfeitable if the Company defaults under the Rossville Agreement. To fund the balance of the purchase price not covered by current subscription proceeds, the Managing Member provided the Company with an unsecured, non-revolving intercompany promissory note to the Company in the principal amount of $176,355 bearing interest at 4.49% per annum, with recourse limited solely to the assets of the Rossville Series and repayable from net proceeds of subsequent closings or in full on the fifth anniversary of funding while the Rossville Series offering continues on the Realbricks platform (the “Rossville Note”). The Company closed on the Rossville Property on September 10, 2026 (the “Rossville Closing Date”).

SERIES OFFERING TABLE

The table below shows key information related to the offering of each Series, as of the date of this Offering Circular. Please also refer to “The Company’s Business – Property Overview” and “Use of Proceeds” for further details.

Series Name	Underlying Asset(s)	Offering Price per Series Interest	Minimum Subscription per Investor	Maximum Offering Size	Maximum Series Interests (1)	Initial Qualification Date (2)	Open Date (3)	Closing Date	Status
The Blanton Series	7923 N 93rd St, Omaha, NE 68122	$10.00	10 Units ($100)	$400,300	40,030	June 27, 2024	July 3, 2024	[XX]	[XX]

The Dalmore Series	7931 N. 93rd St, Omaha, NE 68122	$10.00	10 Units ($100)	$394,830	39,483	June 27, 2024	July 3, 2024	[XX]	[XX]

The Woody Creek Series	16316 Saratoga St., Omaha, NE 68116	$10.00	10 Units ($100)	$351,650	35,165	June 27, 2024	July 3, 2024	[XX]	[XX]

The Garrison Series	7012 Cottonseed Dr., Princeton, TX 75407	$10.00	10 Units ($100)	$267,890	26,789	September 29, 2025	October 1, 2025	[XX]	[XX]

The Macallan Series	417 Pineywood Trail Princeton, TX 75407	$10.00	10 Units ($100)	$250,310	25,031	February 19, 2026	February 20, 2026	[XX]	[XX]

The Jameson Series	324 Wild Rose Way, Princeton, TX 75407	$10.00	10 Units ($100)	$250,310	25,031	February 19, 2026	February 20, 2026	[XX]	[XX]

The Melwood Series	7056 Train Station Way, Louisville, KY 40272	$10.00	10 Units ($100)	$327,440	32,744	June 12, 2026	June 12, 2026	[XX]	[XX]

The Rossville Series	1005 Hunter Court, Memphis, IN 47143	$10.00	10 Units ($100)	$303,930	30,393	June 12, 2026	June 12, 2026	[XX]	[XX]

(1)	For open offerings, each row states, with respect to the given offering, the minimum and maximum number of Series Interests offered and the number of subscriptions for Series Interests received as of the date of this Offering Circular, but the closing of such offering has not yet taken place. For any closed offerings, each row would state the actual number of Series Interests sold.

(2)	For each offering, each row states, with respect to the given offering, the date on which the offering was initially qualified by the Commission.

(3)	For each offering, each row states, with respect to the given offering, the date on which offers and sales for such offering commenced.

Selected Risks Associated with Our Business

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

•	An investment in an offering constitutes only an investment in that Series offered and not in the Company as a whole or any Series Assets.

•	If any fees, costs and expenses of the Company are not allocable to a specific Series, they will be borne proportionately across all Series (which may include future Series to be issued).

•	If Terra Mint Group, Corp., our Managing Member fails to attract and retain Chris Gerardi, or any other key personnel, the Company may not be able to achieve its anticipated level of growth and its business could suffer.

•	There is competition for time among the various entities sharing the same management team.

•	You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a member.

•	Our ability to make distributions to our members is subject to fluctuations in our financial performance, operating results and capital improvement requirements.

•	Our performance and value are subject to risks associated with real estate assets and with the real estate industry.

•	Real estate investments have inherent risks.

•	The Company’s success will depend upon the acquisition of real estate, and the Company may be unable to consummate acquisitions or dispositions on advantageous terms, and the acquired properties may not perform as the Company expects.

•	The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions.

•	The failure of our properties to generate positive cash flow or to sufficiently appreciate in value would most likely preclude our members from realizing an attractive return, or any return, on their Series Interest ownership.

•	You may not receive distributions on a predictable schedule and may never receive any distributions.

•	Rising expenses could reduce cash flow and funds available for future investments.

•	Valuations and appraisals of our properties, real estate-related assets and real estate-related liabilities are estimates of value and may not necessarily correspond to realizable value.

•	If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.

•	The failure of Property Managers (defined below) to perform effectively may materially adversely affect your investment.

•	The Company may not raise sufficient funds to achieve its business objectives.

•	A Series may close on a property before the offering is fully subscribed using short-term financing, which could result in significant debt obligations that adversely affect the Series’ financial condition and ability to make distributions.

•	The Company’s management has full discretion as to the use of proceeds from the offering.

•	There is no active trading market for our securities. Even though PPEX, the current primary venue for secondary trading of certain Series Interests may provide some liquidity, there is no active trading market for our securities that operates like a stock exchange or other traditional trading market.

•	The Dalmore Series is currently the only series available for secondary trading on PPEX. There can be no assurance that secondary trading will become available for any other Series.

•	The purchase price for the Series Interests has been arbitrarily determined.

•	Investors in this offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreement or Operating Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements.

RISK FACTORS

The SEC requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent those attacks). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Relating to the Structure, Operation and Performance of the Company

An investment in an offering constitutes only an investment in that Series offered and not in the Company as a whole or any Series Assets. A purchase of Series Interests in a Series does not constitute an investment in either the Company as a whole or any Series Assets directly, or in any other Series Interest. This results in limited voting rights of the investor, which are solely related to a particular Series, and are further limited by the Operating Agreement of the Company, described further herein. Investors will have limited voting rights. Therefore, the Managing Member and the Property Manager retain significant control over the management of the Company and the Series Assets.

Furthermore, because the Series Interests do not constitute an investment in the Company as a whole, holders of Series Interests in a particular Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in any Series Assets because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Property Manager will receive a fee in respect of its management of the property.

Liability of investors between Series. The Company is structured as a Delaware series limited liability company that issues separate Series Interests for specific properties. Each Series will merely be a separate Series and not a separate legal entity. Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding Series Interests in one Series is segregated from the liability of investors holding Series Interests in another Series and the assets of one Series are not available to satisfy the liabilities of other Series.

Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.

If the Company’s series limited liability company structure is not respected, then investors may have to share any liabilities of the Company with all investors, not just those who hold the same Series Interests as them, potentially exposing the assets of a Series to the liabilities of another Series. As a result, investors may bear higher than anticipated expenses which would adversely affect the value of their Series Interests or the likelihood of any distributions being made by a particular Series to its investors.

The Company is not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) of the LLC Act in federal bankruptcy courts, but it is possible that a bankruptcy court could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of the Company generally where the assets of such other Series or of the Company generally are insufficient to meet its liabilities.

If any fees, costs and expenses of the Company are not allocable to a specific Series, they will be borne proportionately across all Series (which may include future Series to be issued). Although the Managing Member will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy, there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series and therefore, there is a risk that a Series may bear a proportion of the fees, costs and expenses for a service or product for which another Series received a disproportionately high benefit.

If Terra Mint Group, Corp., our Managing Member fails to attract and retain Chris Gerardi, or any other key personnel, the Company may not be able to achieve its anticipated level of growth and its business could suffer. The Managing Member’s and the Company’s future depends, in part, on Terra Mint’s ability to attract and retain key personnel. Its future also depends on the continued contributions of Chris Gerardi. Chris Gerardi implemented the Company’s strategy to identify and invest in single- and multi-family properties. Chris Gerardi is critical to the management of the Managing Member’s and the Company’s business and operations and the development of its strategic direction. The loss of the services of Chris Gerardi would involve significant time and expense and may significantly delay or prevent the achievement of the Company’s business objectives.

Chris Gerardi has been the subject of two personal bankruptcy proceedings within the past twenty years, which could adversely affect our reputation, relationships with stakeholders and access to financing, and could divert management attention. Mr. Gerardi was the subject of two personal bankruptcy proceedings in 2006 and 2013, both of which have been resolved. Personal bankruptcy proceedings involving a member of our management team may be viewed negatively by investors, customers, developers, lenders, rating agencies and other stakeholders. As a result, these proceedings could adversely affect perceptions of our governance and risk management practices, harm our reputation, or impair our ability to cultivate and maintain relationships important to our business. They may also result in increased scrutiny from counterparties and financing sources, which could make negotiating favorable commercial terms more difficult or increase our cost of capital. In addition, public attention to these matters could divert the time and focus of Mr. Gerardi and other members of management.

While the Company does not believe that these personal bankruptcy proceedings have adversely impacted, or will adversely impact, the Company’s operations, financial condition, or the integrity of its management team, there can be no assurance that counterparties, investors, or other stakeholders will share this view or that their perceptions will not change in the future. Any adverse reaction by stakeholders could negatively affect our business, financial condition and results of operations.

Chris Gerardi is essential to the execution of our strategy and leadership of our management team. If stakeholder concerns arising from these personal bankruptcy proceedings were to impair Mr. Gerardi’s effectiveness or credibility, or if we were to lose the services of Mr. Gerardi for any reason, our ability to achieve our business strategy could be materially and adversely affected. Recruiting, integrating and retaining qualified replacement leadership could be costly, time-consuming and uncertain, and there is no assurance that we would be able to do so on acceptable terms or within the time frames necessary to avoid disruption to our business.

There is competition for time among the various entities sharing the same management team. Terra Mint is the Managing Member of Neptune and each Series. Neptune expects to create additional Series in the future as other rental markets with available properties are identified. It is foreseeable that at certain times the various Series will be competing for time and attention from the management team.

Each Series will rely on its Property Manager to manage each property. Following the acquisition of any property, the property may be managed by Terra Mint or by a third party (each, a “Property Manager”) pursuant to a Property Management Agreement (defined below). In addition, any Property Manager will be entitled to certain fees in exchange for its day-to-day operations of each property. Any compensation arrangements if Terra Mint LLC serves as the Property Manager, will be determined by Neptune sitting on both sides of the table and will not be an arm’s length transaction. Terra Mint may delegate its property manager duties – for more information see “Property Management Agreements between Terra Mint Group Corp. and the Series.”

If we fail to manage our growth, we may not have sufficient personnel and other resources to operate our business and our results, financial condition and ability to make distributions to investors may suffer. We intend to establish additional Series and acquire additional rental properties in the future. As we do, we will be increasingly reliant on the resources of Neptune and the Property Manager to manage our properties and our Company. Currently, the Company has no staff and the Managing Member operates with a small staff of seven full-time employees and four part-time employees and independent contractors and may need to hire additional staff. If its resources are not adequate to manage our properties effectively, our results, financial condition and ability to make distributions to investors may suffer.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a member. Our Managing Member determines our major policies, including our policies regarding financing, growth and debt capitalization. Our Managing Member may amend or revise these and other policies without a vote of the members. Our Managing Member’s broad discretion in setting policies and our members’ inability to exert control over those policies increases the uncertainty and risks you face as a member.

There are no independent directors or independent oversight of the Managing Member’s decisions, and investors have no ability to influence governance. Terra Mint serves as the sole Managing Member of the Company and each Series. There is no independent board of directors, independent audit committee, or other independent governance body to review or oversee the Managing Member’s decisions, including decisions regarding the acquisition, financing, management, or disposition of each Series’ assets, the declaration or suspension of distributions, or transactions between a Series and the Managing Member or its affiliates.

Because there are no independent directors, the Managing Member’s determinations with respect to transaction terms, fees, loan arrangements, and other matters will not be the result of arm’s-length negotiation or independent review. Investors have limited voting rights with respect to the management or operations of any Series and will be unable to remove or replace the Managing Member (except by a two-thirds vote following a non-appealable judgment of fraud), block affiliated transactions, or otherwise influence any decision affecting their investment. This concentration of control increases the risk that the Managing Member may act in its own interest, or in the interests of its affiliates, rather than in the best interests of investors.

Our ability to make distributions to our members is subject to fluctuations in our financial performance, operating results and capital improvement requirements. Currently, our strategy includes paying a distribution at least monthly to investors in the event of positive Free Cash Flow from operation of the property. In the event of downturns in our operating results, unanticipated capital improvements to the property, or other factors, we may be unable, or may decide not to pay distributions to our members. The timing and amount of distributions are the sole discretion of our Managing Member who will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, and capital expenditure requirements. We cannot assure you that we will generate sufficient cash in order to pay distributions.

We may pay some of our distributions from sources other than cash flow from operations, including borrowings, proceeds from asset sales or the sale of our securities in this or future offerings, which may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment in our Series Interests. To the extent that cash flow from operations is insufficient to fully cover our distributions to our members, we may pay some of our distributions from sources other than cash flow from operations. Such sources may include borrowings, proceeds from asset sales or the sale of our securities in this or future offerings. Except as may be limited under the Delaware Limited Liability Company Act, we have no limits on the amounts we may pay from sources other than cash flow from operations. The payment of distributions from sources other than cash provided by operating activities may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. This may negatively impact the value of your investment in our Series Interests.

Because we may pay distributions from sources other than our cash flow from operations, distributions at any point in time may not reflect the current performance of our properties or our current operating cash flows. Our organizational documents permit us to make distributions from any source, including the sources described in the risk factor above. Because the amount we pay out in distributions may exceed our earnings and our cash flow from operations, distributions may not reflect the current performance of our properties or our current operating cash flows.

Possible changes in federal tax laws make it impossible to give certainty to the tax treatment of any Series Interests. The Internal Revenue Code (the “Code”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in that law affecting an investment in any Series of the Company would be limited to prospective effect.

For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the Series Interests of one Series for another might have been a non-taxable “like-kind exchange” transaction, while transactions would only qualify for that treatment with respect to real property. Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made.

The Company’s financial statements include a going concern opinion. Our financial statements have been prepared assuming the Company will continue as a going concern. We are considered to be a development stage company. We will require additional capital until revenue from operations are sufficient to cover operational costs. There are no assurances that we will be able to raise capital on acceptable terms. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned development and operations, which could harm our business, financial condition and operating results. Therefore, there is substantial doubt about the ability of the Company to continue as a going concern.

If the Company does not successfully dispose of real estate assets, you may have to hold your investment for an indefinite period. The determination of whether to dispose of the property is entirely at the discretion of the Company. Even if the Company decides to dispose of such real estate assets, the Company cannot guarantee that it will be able to dispose of them at a favorable price to investors.

Risks Related to the Real Estate Industry

Our performance and value are subject to risks associated with real estate assets and with the real estate industry. Our ability to satisfy our financial obligations and make expected distributions to our members depends on our ability to generate cash revenues in excess of expenses and capital expenditure requirements. Events and conditions generally applicable to owners and operators of real property that are beyond our control may decrease cash available for distribution and the value of the property. These events include:

•	Possible declines in the value of real estate;
•	Property taxes;
•	Changes in laws related to the use of real estate in certain areas;
•	Delays and disruptions in the construction and development of real property;
•	Costs associated with damage to real estate resulting from floods, earthquakes or other natural disasters; and
•	Limitations on, and variations in, rents.

In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults under existing leases, which would adversely affect us.

Real estate investments have inherent risks. Local market conditions may significantly affect occupancy and rental rates, which may have a material adverse effect on your investment. Other risks include: unfavorable trends in the national, regional or local economy, including changes in interest rates or the availability of financing as well as plant closings, industry slowdowns, a decline in household formation or employment (or lack of employment growth), conditions that could cause an increase in the operating expenses of a property (such as increases in property taxes, utilities, property management fees and routine maintenance), and other factors affecting the local economy; adverse changes in local real estate market conditions, such as a reduction in demand for (or an oversupply of) residential rental properties or increased competition; construction or physical defects in a property that could affect market value or cause us to make unexpected expenditures for repairs and maintenance; adverse use of adjacent or neighboring real estate; changes in real property tax rates and assessments, zoning laws or regulatory restrictions, including rent control or rent stabilization laws or other laws regulating similar properties that could limit our ability to increase rents or sell a property or properties, as applicable; or damage to or destruction of a property, or other catastrophic or uninsurable losses. In such cases, investors may lose the full value of their investment, or may not experience any distributions from the real estate asset.

The Company’s success will depend upon the acquisition of real estate, and the Company may be unable to consummate acquisitions or dispositions on advantageous terms, and the acquired properties may not perform as expected. The Company intends to acquire and sell real estate assets. The acquisition of real estate entails various risks, including the risks that the Company’s real estate assets may not perform as expected, that the Company may be unable to integrate assets quickly and efficiently into its existing operations and that the Company’s cost estimates for the lease and/or sale of a property may prove inaccurate.

Potential development and construction delays may increase our costs and decrease our net income. From time to time, we may acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and community groups, and our builders’ ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

The failure of our properties to generate positive cash flow or to sufficiently appreciate in value would most likely preclude our members from realizing an attractive return, or any return, on their Series Interest ownership. There is no assurance that our real estate investments will appreciate in value or will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties, since investments in real property are generally illiquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property or if any offers by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have sufficient funds to correct those defects or to make those improvements. In acquiring a property, we may agree to lockout provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results.

We may not have control over costs arising from rehabilitation of properties. We may elect to acquire properties which may require rehabilitation, although we do not intend on acquiring properties that require extensive rehabilitation. Nonetheless, we may acquire affordable properties that we will rehabilitate and convert to market rate properties. Consequently, we may retain independent general contractors to perform the actual physical rehabilitation and/or construction work and will be subject to risks in connection with a contractor’s ability to control rehabilitation and/or construction costs, the timing of completion of rehabilitation and/or construction, and a contractor’s ability to build in conformity with plans and specification.

Maintaining a property in good condition is costly. As described in this PQA, it is expected that the properties will be rented to third-party tenants. Tenants may not have the same interest as an owner in maintaining a property and its contents and do not participate in any appreciation in the value of the property. Accordingly, tenants may damage a property and its contents, and may not be forthright in reporting damages or amenable to repairing them completely or at all. A property may need repairs and/or improvements after each tenant vacates the premises, the costs of which may exceed any security deposit provided by the tenant when the property was originally leased or rented and would be borne by the Company.

We may be required to expend a substantial amount to maintain, renovate or refurbish a property. Failure to do so may materially impair the property’s ability to generate cash flow. Additionally, the effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that a property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property. Even if a tenant does not mistreat a property, general maintenance and ordinary course wear and tear could also require significant expenditures.

We may not be able to lease or otherwise monetize the properties we acquire as anticipated. The success of the Company’s properties will be largely dependent upon the ability of our management to monetize our investments. In the context of leasing properties we acquire, we will be dependent on our management and/or its leasing and rental agents (whether or not such leasing and rental agents are affiliates of members of management) to timely lease properties on favorable terms. A property may incur a vacancy either by the continued default of tenants under leases, the expiration of a lease or the termination by the tenant of a lease. The Company may be unable to renew leases or relet space, and if such vacancies continue for an extended period of time, the Company may suffer reduced revenues resulting in less cash available for distribution. In addition, because a property’s market value depends principally upon the value of the property’s current and future leases, the resale value of properties with high or prolonged vacancies could suffer, which could further reduce or eliminate any return on your investment. In the context of investments where we acquire (or have acquired) ownership in joint-ventures and/or special-purpose vehicles that own real estate, we will be dependent on the ability of the managers of those vehicles to monetize real estate owned by the vehicle and we may have little to no control over how those assets are managed. Finally, for properties that we intend to sell outright, we may not be able to sell those properties on favorable terms, or at all.

Tenant defaults could negatively impact our expected revenues. Any of the Company’s tenants may fail to make rental payments when due, decline to extend a lease upon its expiration, become insolvent or declare bankruptcy. Tenant defaults may adversely affect the property value of the Company’s investments and its distributable cash flow. Property values and the Company’s distributable cash flow would be adversely affected if tenants are unable to meet their obligations to the Company. In the event of default by tenants, the Company may experience delays and incur substantial costs in enforcing the Company’s rights as landlord. Upon a default, the Company may not be able to relet the space or to relet the space on terms that are as favorable to the Company as the defaulted lease, which could adversely affect our financial results. Further, a tenant may elect to remain in a property after defaulting on the terms of their lease, and the Company may need to take legal or other actions to prepare the property to be relet.

Increasing property taxes, HOA fees, and insurance costs may negatively affect results of properties. Property taxes and the costs of insuring property are a significant component of our expenses. Properties are subject to real and personal property taxes that may increase as tax rates change and as properties are assessed or reassessed by taxing authorities. Short-term, rental revenue or other revenue in general may also be subject to special, local city-license taxes. We are responsible for payment of taxes. If real property taxes increase, expenses will increase. Some states impose tenancy taxes that may be passed on to renters in the form of an additional charge to monthly rent. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale.

In addition, a portion of the properties are expected to be located within HOAs and will be subject to HOA rules and regulations. HOAs have the power to increase monthly charges and make assessments for capital improvements and common area repairs and maintenance. Property taxes, HOA fees, and insurance premiums are subject to significant increases, which may be outside of our control. If the costs associated with property taxes, HOA fees and assessments, or insurance rise significantly and the Property Manager is unable to increase rental rates due to market conditions, rent control laws or other regulations to offset such increases, your investment could be materially adversely affected.

Some of our properties are expected to be part of HOAs and the Company and tenants will be subject to the rules and regulations of such HOAs, which are subject to change, and which may be arbitrary or restrictive, and violations of such rules may subject us to additional fees and penalties and litigation with such HOAs, which would be costly. Some of the properties may be located within HOAs, which are private entities that regulate the activities of owners and occupants of, and levy assessments on, properties in a residential subdivision. The HOAs may from time to time enact onerous or arbitrary rules that restrict the Property Manager’s ability to restore, market, lease, or operate the properties or require it to restore or maintain such properties. Some HOAs impose limits on the number of property owners who may lease their homes, which, if met or exceeded, would cause us to incur additional costs to sell the property and opportunity costs from lost rental income. Furthermore, the property may have tenants who violate HOA rules and incur fines for which we may be liable as the property owner and for which we may not be able to obtain reimbursement from the tenant. Additionally, the governing bodies of the HOAs in which a property is located may not make important disclosures about the community or may block the Property Manager’s access to HOA records, initiate litigation, restrict our ability to sell the property, impose assessments, or arbitrarily change the HOA rules. Further, several states have enacted laws that provide that a lien for unpaid monies owed to an HOA may be senior to or extinguish mortgage liens on properties. Such actions, if not cured, may give rise to events of default under any indebtedness related to the property.

The Company may be unable to sell a property if it decides to do so, including because of uncertain market conditions, which could adversely affect your return on investment in the Company. The Company’s ability to dispose of properties on advantageous terms depends on factors beyond its control, including competition from other sellers and the availability of attractive financing for potential buyers of the properties the Company acquires. We cannot predict the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of the properties the Company acquires, it cannot assure its members that the Company will be able to sell such properties at a profit in the future. Accordingly, the extent to which the Company’s members will receive cash distributions and realize potential appreciation on its real estate investments will be dependent upon fluctuating market conditions. Furthermore, the Company may be required to expend funds to correct defects or to make improvements before a property can be sold. The Company cannot assure its members that it will have sufficient funds to correct such defects or to make such improvements. In acquiring a property, the Company may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict the Company’s ability to sell a property.

Competition and any increased affordability of single- and multi-family homes could limit our ability to lease our apartments or maintain or increase rents, which may materially and adversely affect us, including our financial condition, cash flows, results of operations and growth prospects. The single- and multi-family industry is highly competitive, and we face competition from many sources, including from other single- and multi-family apartment communities both in the immediate vicinity and the geographic market where our properties are and will be located. This could increase the number of apartments units available and may decrease occupancy and unit rental rates. Furthermore, single- and multi-family apartment communities we invest in compete, or will compete, with other housing alternatives, including owner occupied single- and multi-family homes available to rent or purchase. The number of competitive properties and/or condominiums in a particular area, or any increased affordability of owner occupied single- and multi-family homes caused by declining housing prices, mortgage interest rates and government programs to promote home ownership, could adversely affect our ability to retain our residents, lease apartment units and maintain or increase rental rates. These factors could materially and adversely affect our financial condition and results of operations.

Competition with other parties for real estate investments may reduce the Company’s profitability. The Company competes with other entities engaged in real estate investment for the acquisition or sale of properties, including financial institutions, many of which have greater resources than the Company. Larger entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital. Such competition could make it more difficult for the Company to obtain future financing, which could affect the Company’s growth.

Lawsuits may arise between the Company and its tenants resulting in lower cash distributions to investors. Disputes between landlords and tenants are common. These disputes may escalate into legal action from time to time. In the event a lawsuit arises between the Company and a tenant it is likely that the Company will see an increase in costs. Accordingly, cash distributions to investors may be adversely affected.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the Company’s investors. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability regardless of whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws may also impose liens on property or restrict the manner in which property may be used. These restrictions may require substantial expenditures or prevent us renting the property. Environmental laws provide for sanctions for non-compliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce or eliminate the amounts available for distribution to our members.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions. Each property may be subject to the Americans with Disabilities Act of 1990, as amended (the “ADA”). Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce the Company’s net income and the amount of cash available for distributions to investors.

The Company may incur significant costs complying with other regulations. Single- and multi-family real estate is subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. If we fail to comply with these various requirements, we might incur governmental fines or private damages awards. Furthermore, existing requirements could change and require us to make significant unanticipated expenditures that would materially and adversely affect us.

The Company faces risks associated with natural disasters and the physical effects of climate change, which may include more frequent or severe storms, hurricanes, flooding, rising sea levels, shortages of water, droughts and wildfires, any of which could have a material adverse effect on our business, results of operations, and financial condition. To the extent climate change causes changes in weather patterns, our coastal destinations could experience increases in storm intensity and rising sea-levels causing damage to our properties and as a result decreasing rentals at these properties. Climate change may also affect our business by increasing the cost of, or making unavailable, property insurance on terms we find acceptable in areas most vulnerable to such events, increasing operating costs, including the cost of water or energy, and requiring us to expend funds to repair and protect our properties in connection with such events. Any of the foregoing could have a material adverse effect on our business, results of operations, and financial condition.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the Company’s cash flows and the return on investment. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums the Company pays for coverage against property and casualty claims. Additionally, to the extent that the Company finances the acquisition of a property, mortgage lenders in some cases insist that property owners purchase coverage against flooding as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, which could inhibit the Company’s ability to finance or refinance its properties if necessary. In such instances, the Company may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. The Company may not have adequate coverage for such losses. If any of the properties incur a casualty loss that is not fully insured, the value of the assets will be reduced by any such uninsured loss, which may reduce the value of Series Interests. In addition, other than any working capital reserve or other reserves the Company may establish, it has no additional sources of funding to repair or reconstruct any uninsured property. Lastly, to the extent the Company must pay unexpectedly large amounts for insurance, it could suffer reduced earnings that would result in lower distributions to investors.

Risks Related to Our Properties, Our Markets and Our Business

We are a developing stage company organized on November 7, 2022 and have limited operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a possibility of losing their investment. We were organized on November 7, 2022 and as a result have limited operations. Due to our start-up status we (i) have limited revenues, and (ii) will accumulate deficits due to organizational and start-up activities, business plan development, and professional fees. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of properties for purchase, the level of our competition and our ability to attract and maintain key management and employees.

You may not receive distributions on a predictable schedule and may never receive any distributions. Distributions will only be available to the extent there is cash flow from rentals and other operations of the properties and other investments in excess of Company expenses. Therefore, there can be no assurance as to when or whether there will be any cash distributions from the Company to our members.

The profitability of the properties is uncertain. We invest in properties selectively. However, investing in properties entails the risk that such properties will fail to perform in accordance with expectations. In undertaking these investments, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in investments include risks that the properties will not achieve anticipated rents or occupancy levels and that estimated operating expenses may prove inaccurate.

Rising expenses could reduce cash flow and funds available for future investments. Our properties will be subject to increases in real estate tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to increase rents at an equal or higher rate or lease properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future distributions to our members.

The Company will have to conduct its own due diligence on potential investment properties. There is generally limited publicly available information about real properties, and the Company therefore must rely on its own due diligence and/or that of its affiliates. Should the Company’s or its affiliates’ pre-acquisition evaluation of the physical condition of each new investment fail to detect certain defects or necessary repairs, the total investment cost could be significantly higher than expected. Furthermore, should the Company’s estimates regarding the current or anticipated occupancy rate and rate payments end up being too high (e.g., from rental rate caps, limits on subsidized rents or limits on eviction), or the estimates on the costs of maintenance and/or improving an acquired property prove too low, or its estimates of the time required to develop or achieve occupancy prove too optimistic, the profitability of the investment may be adversely affected.

Valuations and appraisals of our properties, real estate-related assets and real estate-related liabilities are estimates of value and may not necessarily correspond to realizable value. The valuation methodologies used to value our properties and certain real estate-related assets involve subjective judgments regarding factors such as comparable sales, rental revenue and operating expense data, known contingencies, the capitalization or discount rate, and projections of future rent and expenses based on appropriate analysis. As a result, valuations and appraisals of our properties, real estate-related assets and real estate-related liabilities are only estimates of current market value. Ultimate realization of the value of an asset or liability depends to a great extent on economic and other conditions beyond our control and the control of other parties involved in the valuation of our assets and liabilities. Therefore, the valuations of our properties, our investments in real estate-related assets and our liabilities may not correspond to the timely realizable value upon a sale of those assets and liabilities.

We caution you not to place undue reliance on any of these metrics because they are based solely on our estimates, using data available to us in our underwriting and analytical processes. The actual results of a property or properties, as applicable, or the sales price of a unit of Series Interest may differ substantially from estimates and target metrics due to numerous factors, including failure of a tenant to pay rent, unexpected evictions, or any increase in expenses or loan fees or negative corporate events, among other things. Any appreciation in value in a property or properties, as applicable, or in a unit of a Series Interest may not occur to the extent estimated or may not occur at all or the value of a property or properties, as applicable, or a unit of a Series Interest, may depreciate. No assurance can be provided that we will achieve the targets we have estimated for any property or properties, as applicable, or a unit of a Series Interest.

If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses. Analysis of the value or income-producing ability of a property is inherently subjective and may be subject to error. Our Company values our potential investments based on yields and risks, taking into account estimated future losses on select real estate equity investments, and the estimated impact of these losses on expected future cash flows and returns. If we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

The failure of Property Managers to perform effectively may materially adversely affect your investment. We may enter into agreements with parties to provide property management services, including leasing, renovation and maintenance, with respect to the property owned by us. Selecting, managing, and supervising these Property Managers requires significant management resources and expertise. Property management may be or may become an affiliate of members of management.

The income generated by properties depends on the ability of the applicable Property Managers to successfully manage these properties, which is a complex task. Although our management has various rights pursuant to the applicable property management agreements, it relies upon Property Managers’ personnel, expertise, technical resources and information systems, compliance procedures and programs, proprietary information, good faith and judgment to manage properties efficiently and effectively. The Property Managers are responsible for setting the qualifications for tenants to rent properties, which may include income thresholds, residency history checks, credit score thresholds, credit delinquency history, criminal background checks, and requirements for any pets. Different Property Managers and/or different investment locales may have differing tenant requirements, which could affect the Property Manager’s ability to attract and retain tenants and the risk involved with any tenant.

Management also relies on Property Managers to set appropriate resident fees, to provide accurate property-level financial results for properties in a timely manner and to otherwise operate properties in compliance with the terms of the applicable property management agreements and all applicable laws and regulations. The Company has various rights, under the property management agreements, including various rights to set budget guidelines and to terminate and exercise remedies under those agreements as provided therein. A failure to effectively manage property operating expenses, including, without limitation, labor costs and resident referral fees, or significant changes in Property Managers’ ability to manage properties efficiently and effectively, could adversely affect the income from properties and have a material adverse effect on your investment.

If any applicable Property Manager resigns from its role or is terminated, no assurance can be given that any replacement Property Manager could be retained for fees similar to the prior Property Manager. Any failure, inability, or unwillingness on the part of our Property Managers to satisfy their respective obligations under our management agreements could have a material adverse effect on the properties and distributions to our members.

We make no representation or warranty as to the skills of any present or future Property Managers, including our affiliates, employees, or subsidiaries. Additionally, we cannot assure you that the Property Managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Third-party Property Managers may manage other residential properties, which may result in certain conflicts of interest that could have an adverse effect on the value of the Series Interests. The Property Managers are entitled to manage residential properties owned by others. The Property Managers may develop expertise, systems, and relationships with third parties with respect to the acquisition, management, and leasing of residential properties in our target markets. If a Property Manager or one of its affiliates were to manage other residential assets in the future, it may leverage the expertise and skills garnered as our Property Manager to compete directly with us for acquisition opportunities, financing opportunities, tenants and in other aspects of our business, which could have an adverse effect on our business. Any Property Manager will not have any fiduciary duties to us and there is no assurance that any conflicts of interest will be resolved in favor of us or our members.

In contrast to many other real estate investment vehicles owning more traditional real estate asset classes or real estate-related securities portfolios, we believe that the success of our business will require a significantly higher level of hands-on day-to-day attention from the applicable Property Manager. If the applicable Property Manager or its affiliates were to manage other residential assets in the future, they will have less time available to devote to our business and may be unable to effectively allocate their time and other resources among multiple portfolios. Accordingly, the quality of services provided to us by the applicable Property Manager could decline, which could adversely impact all aspects of our business, including funds distributable on a unit of a Series Interest and including our growth prospects, tenant retention, occupancy and/or our operating results, which will impact the value of a Series Interest.

If we sell a property by providing financing to the purchaser, we will bear the risk of default by the purchaser, which could delay or reduce the distributions available to our members. If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash; however, in some instances, we may sell our properties by providing financing to purchasers. When we provide financing to a purchaser, we bear the risk that the purchaser may default, which could reduce our cash distributions to our members. Even in the absence of a purchaser default, the distribution of the proceeds of the sale to our members, or the reinvestment of the proceeds in other assets, will be delayed until the promissory note or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed.

Due to economic conditions, local real estate conditions and competition for properties, the real estate we invest in may not appreciate or may decrease in value. A single- or multi-family or commercial property’s income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where the property is located and in the market for single and multi-family space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to our members.

We may incur significant indebtedness, which may expose us to the risk of default under our debt obligations, limit our ability to obtain additional financing or affect the value of Series Interests. We may incur significant additional debt to finance future property acquisitions. Payments of principal and interest on borrowings may leave us with insufficient cash resources to meet our cash needs or make distributions to holders of Series Interests. Our level of debt and the limitations imposed on us by our debt agreements could have significant adverse consequences, including the following:

•	We may be unable to borrow additional funds as needed or on favorable terms, which could, among other things, adversely affect our ability to capitalize upon acquisition opportunities or meet operational needs;

•	We may be unable to refinance our indebtedness at maturity or any refinancing terms may be less favorable than the terms of our refinanced indebtedness;

•	Increases in interest rates could increase our interest expense for our variable interest rate debt;

•	We may be unable to hedge floating rate debt, counterparties may fail to honor their obligations under any hedge agreements we enter into, such agreements may not effectively hedge interest rate fluctuation risk, and, upon the expiration of any hedge agreements we enter into, we would be exposed to then-existing market rates of interest and future interest rate volatility;

•	We may be forced to dispose of properties, possibly on unfavorable terms or in violation of certain covenants to which we may be subject;

•	We may default on our obligations and the lenders or mortgagees may foreclose on properties or our interests in the entities that own the properties that secure their loans and receive an assignment of rents and leases;

•	We may violate restrictive covenants in our loan documents, which would entitle the lenders to accelerate our debt obligations; and

•	Our default under any loan with cross-default provisions could result in a default on other indebtedness.

•	We may plan to mortgage select properties individually or as a portfolio in order to obtain additional funds to expand the Company’s portfolio.

We may be unable to renew, repay or refinance our outstanding debt. We are subject to the risk that our indebtedness will not be able to be renewed, repaid or refinanced when due or that the terms of any renewal or refinancing will not be as favorable as the existing terms of such indebtedness. If we were unable to refinance our indebtedness on acceptable terms, or at all, we might be forced to dispose of the property on disadvantageous terms, which might result in losses to us. Such losses could have a material adverse effect on us and our ability to make distributions to our equity holders and pay amounts due on our debt.

Each Series’ offering will be conducted on a “best efforts” basis, which could result in an offering closing before it is fully subscribed and the Series incurring significant debt obligations. Each Series’ offering will be conducted on a “best efforts” basis with no required minimum subscription amount. We expect that there will be multiple closings for each offering. Rather than conditioning the acquisition on the offering being fully subscribed, a Series may close on a property once subscription proceeds, together with short-term financing provided by Terra Mint or an affiliate, the Company, an unaffiliated third-party lender, or a combination of the foregoing, are sufficient to fund the purchase price and closing costs. Therefore, an offering may close on a property before reaching the Series funding target such that the total subscription proceeds may not be sufficient to pay the net purchase price of the property. As a result, the Series may have significant debt obligations, which could adversely affect the Series’ financial condition and our ability to make distributions to holders of Series Interests.

A Series may be unable to service its indebtedness, which may be secured by its respective property, and could result in the Series being forced to sell its property, which could result in a significant loss to investors in the particular Series. In connection with the acquisition of its respective property, a Series may incur short-term financing from Terra Mint or an affiliate, the Company, an unaffiliated third-party lender, or a combination of the foregoing, which constitutes a significant debt obligation of such Series. Each Series’ ability to make scheduled payments on its indebtedness depends on and is subject to its financial and operating performance, which depends in part on its ability to adequately subscribe its offering and, in the interim, to lease its property and timely collect rent from each tenant. If a Series’ subscription proceeds and cash flows are insufficient to fund its debt service obligations, such Series may be forced to reduce or delay expenditures, seek additional capital, or restructure or refinance the indebtedness. Future borrowings may not be available in an amount sufficient to enable a Series to refinance its indebtedness or meet other liquidity needs. Even if refinancing is available, any refinancing of a Series’ indebtedness could be at higher interest rates and may require compliance with more onerous covenants that could restrict a Series’ business operations.

If a Series is unable to make timely payments on its short-term financing, it would be in default, which would entitle the lender to accelerate all amounts due. If the Series is not able to repay or refinance the amounts due, the lender may be entitled to foreclose on the Series’ property and force its sale to recover unpaid amounts, which would likely result in a significant loss to investors of the particular Series.

A Series may hold significantly more debt than anticipated if the offering is not fully subscribed. A Series may close on a property using a combination of subscription proceeds and short-term financing provided by Terra Mint or an affiliate, the Company, an unaffiliated third-party lender, or a combination of the foregoing. The short-term financing is expected to be repaid from proceeds of subsequent closings as the offering continues. However, if the offering is not fully subscribed or subscriptions are received more slowly than anticipated, the Series may be unable to fully repay its short-term financing from offering proceeds. In this event, the Series would need to refinance the outstanding balance, extend the maturity, or repay it from other sources such as rental income or a sale of the property. This may result in the Series holding significantly more debt than expected and having to make higher interest payments, which may increase costs related to owning the property and reduce funds available for distributions to investors.

Short-term financing provided by Terra Mint, the Company, or an affiliate, involves conflicts of interest. If a Series closes on a property before the offering is fully subscribed, short-term financing may be provided by Terra Mint, the Company, or an affiliate as a loan or promissory note to the Series. In addition, if financing is not able to be obtained, or obtained at favorable rates, from an unaffiliated third-party lender, Terra Mint, the Company or an affiliate may provide such financing. The terms of any such affiliate financing, including the principal amount, interest rate, fees, maturity date, security interest, and whether recourse is limited to the Series, will be negotiated and set by Terra Mint or the Company, which sits on both sides of the transaction. As a result, the terms of the financing may not be as favorable to the Series as those that could be obtained from an unaffiliated third-party lender in an arm’s length transaction. In addition, Terra Mint, the Company or the affiliate lender may face a conflict of interest in deciding whether to extend, modify, or enforce the loan or promissory note against the Series, including whether to foreclose on the Series’ property. Although any outstanding balance on an affiliate loan or promissory note that is not repaid by the termination date of the offering may convert into Series Interests on the same terms as offered to investors, there is no assurance that such conversion will occur or that the affiliate lender will not pursue other remedies, including foreclosure, that could result in a total loss to investors in that Series.

Changes in laws could affect our business. We are generally not able to pass through to our residents under existing leases real estate taxes, income taxes or other taxes. Consequently, any such tax increases may adversely affect our financial condition and limit our ability to satisfy our financial obligations and make distributions to security holders. Changes that increase our potential liability under environmental laws or our expenditures on environmental compliance could have the same impact.

A cybersecurity incident and other technology disruptions could negatively impact our business, our relationships and our reputation. We use computers in substantially all aspects of our business operations. We also use mobile devices, social networking and other online activities to connect with our employees, suppliers and our residents. Such uses give rise to cybersecurity risks, including security breach, espionage, system disruption, theft and inadvertent release of information. Our business involves the storage and transmission of numerous classes of sensitive and/or confidential information and intellectual property, including residents’ personal information, private information about employees, and financial and strategic information about us. As our reliance on technology increases, so have the risks posed to our systems, both internal and those we have outsourced to third party service providers. In addition, information security risks have generally increased in recent years due to the rise in new technologies, like artificial intelligence, and the increased sophistication and activities of perpetrators of cyberattacks. The theft, destruction, loss, misappropriation or release of sensitive and/or confidential information or intellectual property, or interference with our information technology systems or the technology systems of third-parties on which we rely, could result in business disruption, negative publicity, brand damage, violation of privacy laws, loss of residents, potential liability and competitive disadvantage, any of which could result in a material adverse effect on financial condition or results of operations.

Risks Related to the Offering

The Company may not raise sufficient funds from the offering to achieve its business objectives. As identified in the Series Offering Table, for certain Series of the Company, there is no minimum amount required to be raised before the Company can accept your subscription for the Series Interests, and it can access the funds immediately. The Company may not raise an amount sufficient for it to meet all of its objectives, including acquiring the property. Once the Company accepts your investment funds, there will be no obligation to return your funds. Even if other Series Interests are sold, there may be insufficient funds raised through this offering to cover the expenses associated with the offering or complete the purchase of the property and the development and implementation of the Company’s operations. The lack of sufficient funds to pay expenses and for working capital will negatively impact the Company’s ability to implement and complete its planned use of proceeds. In addition, under some of the home purchase agreements the Company has entered into, if the Company fails to raise sufficient funds from the offering by the end of the applicable option period, it may forfeit its option to purchase the property and the developer would be entitled to keep earnest money tendered by the Company. Therefore, if the Company fails to sell all Series Interests in connection with a home purchase agreement, the Company may lose its purchase option to acquire the property and forfeit earnest money to the developer, which would adversely affect our business objectives.

Management may have interests that diverge from the interests of holders of Series Interests. We are subject to conflicts of interest arising out of our relationship with management. Management including officers, directors, employees, or personnel, may engage in any business (including acquiring, renovating, leasing, and operating residential properties as rental properties for its own account or for other investment vehicles and investors) and may render services of any kind to any person. When rendering services to others, management, and its affiliates, officers, directors, employees, or personnel could make substantial profits as a result of opportunities or management resources allocated to entities or businesses other than us and they may have greater financial incentives tied to the success of such entities or businesses than to us. Such potential conflicts of interest may incentivize our management, officers, employees, or personnel to divert business opportunities to other entities and businesses.

Conflicts of interest will exist to the extent we compete with management for other opportunities. For example, nothing is preventing a director from strategically purchasing a home for themselves that the Company has internally determined to be a home likely to grow significantly in value over the next 5-7 years. If our interests and those of management, are not aligned, the execution of our business and our results of operations could be adversely affected.

The Company’s management has full discretion as to the use of proceeds from the offering. The Company presently anticipates that the net proceeds from the offering will be used by us to purchase the property and as general working capital. The Company reserves the right, however, to use the funds from the offering for other purposes not presently contemplated herein but which are related directly to growing its current business. As a result of the foregoing, purchasers of the Series Interests hereby will be entrusting their funds to the Company’s management, upon whose judgment and discretion the investors must depend, with only limited information concerning management’s specific intentions.

If either the Managing Member or Company are required to register as a broker-dealer, the Managing Member or the Company may be required to cease operations, and any Series Interests offered and sold without such proper registration may be subject to a right of rescission. The sale of certain Series Interests is being facilitated by Dalmore, a broker-dealer registered under the Exchange Act and member of FINRA, which is registered in each state where the offer or sales of Series Interests will occur. It is anticipated that such Series Interests will be offered and sold only in states where Dalmore is registered as a broker-dealer. For the avoidance of doubt, Dalmore will not solicit purchases and will not make any recommendations regarding the Series Interests. Neither Dalmore, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any offering of Series Interests. If the Managing Member or Company, neither of which is a registered broker-dealer under the Exchange Act or any state securities laws, has engaged in brokerage activities that require registration, including the initial sale of the Series Interests and permitting a registered broker-dealer to effectuate resales or other liquidity of the Series Interests via the PPEX ATS (see “The Company’s Business – Secondary Trading on PPEX” for additional information), the Managing Member or Company may need to stop operating and, therefore, we would not have an entity managing the series properties. In addition, if the Managing Member or Company are ultimately found to have engaged in activities requiring registration as a “broker-dealer” without either being properly registered as such, there is a risk that any such Series Interests offered and sold while the Managing Member or Company were not so registered may be subject to a right of rescission, which may result in the early termination of the offerings.

Although the Realbricks platform is intended to provide for secondary market trading of certain Series Interests on an alternative trading system (“ATS”) that is operated by a registered broker-dealer, the federal regulation of securities exchanges and ATSs involves a complex set of statutes and regulations that are subject to change and evolving and differing interpretation. If the current operation of the Realbricks platform is considered to be a securities exchange or ATS, we or the Managing Member may be subject to additional regulatory actions, which could have a material adverse effect on the Realbricks platform and our business. A securities trading platform that is considered to function as an exchange within the meaning of the Exchange Act must either register with the Commission as a national securities exchange under Section 6 of the Exchange Act or qualify for an exemption from such registration, such as an exchange that is operated by a registered broker-dealer as an ATS in compliance with Regulation ATS. The Realbricks platform is neither registered with the Commission as an exchange nor operated by a registered broker-dealer as an ATS.

The Realbricks platform is structured so that we and our Managing Member will enter into certain agreements with Dalmore, NCPS (a registered broker-dealer), and North Capital Investment Technology, Inc., the parent company of NCPS (“NCIT”), to provide for secondary market trading in certain Series Interests to occur on PPEX, which is an electronic ATS owned and operated by NCPS and registered with the Commission under the Exchange Act. Based on this structure, we do not believe that the Realbricks platform functions as a national securities exchange or an ATS as currently operated. Nevertheless, federal regulation of securities exchanges and ATSs involves a set of complex statutes and regulations that are subject to change and evolving and differing interpretation. It is possible that contrasting understandings of current or future rules could result in the Commission determining that the Realbricks platform is functioning as a securities exchange or ATS or is part of an unregistered exchange mechanism, in which case the Managing Member would be required to register the Realbricks platform as a securities exchange or qualify and register as an ATS, either of which could cause us to limit, modify, or discontinue the Realbricks platform. Any such limitation, modification, or discontinuation could negatively impact our business, operating results, and financial condition. Furthermore, liability for acting as an unregistered broker-dealer or national securities exchange could include civil monetary penalties and disgorgement, injunctive relief, sanctions, cease-and-desist orders, and/or undertakings requiring the retention of compliance consultants or monitors. See “The Company’s Business – Regulation of Exchanges” below for a more in-depth discussion of the regulatory framework with respect securities exchanges and ATSs.

There is currently no active trading market for our securities. An active market in which investors can resell their Series Interests may not develop or be sustainable. Currently no active trading market for any Series Interests exists, and an active market may not develop or be sustainable, whether public or private. If an active public or private trading market for our securities does not develop or is not sustainable, it may be difficult or impossible for you to resell your Series Interests at any price. Although there is a possibility that PPEX, which is currently the primary venue for effectuating secondary trading of certain Series Interests via a non-discretionary matching service (see “The Company’s Business – Secondary Trading on PPEX” for additional information), may provide some liquidity, neither the Realbricks platform nor PPEX operates like a stock exchange or other traditional trading markets. Secondary trading may occur through PPEX for certain Series Interests, although there can be no assurance that any offers to buy and sell will match, and there is no guarantee that an investor will be able to sell such Series Interests at a desired price or at all (see “The Company’s Business – Secondary Trading on PPEX” for additional information). Furthermore, there can be no guarantee that any broker will continue to provide these services or that the Company or the Managing Member will pay any fees or other amounts that would be required to maintain that service. In addition, we may elect for certain Series Interests not to trade in secondary transactions on PPEX. Without any such matching service, it may be difficult or impossible for you to dispose of your Series Interests. Our engagement of PPEX does not prevent investors from effectuating secondary trading of Series Interests in some other manner not involving PPEX, but there is no guarantee that any other manner of secondary trading will be available or successful.

There can be no guarantee that the Managing Member will continue to pay for commissions due to the Executing Broker in connection with secondary trading effectuated on PPEX. With respect to secondary trading via PPEX operated by NCPS, the Managing Member, at its sole discretion, may from time-to-time cover the commission owed to the Executing Broker in respect of executed transfers of Series Interests, but there is no assurance that this practice will continue permanently, and investors may subsequently be required to pay such commission in order to participate in secondary market transactions on PPEX operated by NCPS (see “The Company’s Business – Secondary Trading on PPEX” for additional information).

PPEX is the primary venue for secondary trading of interests. To the extent that a trading market for our Series Interests develops, your ability to trade interests in secondary transactions will be limited by the operability and availability of PPEX, which is currently the primary venue for secondary trading of certain Series Interests. PPEX may become inoperative, or it may become inaccessible to us if NCPS ceases to operate PPEX or to offer its functionality to us. In either case, PPEX would no longer be available as a venue for secondary trading. Though PPEX is not an exclusive venue for secondary trading of interests, alternative means of effectuating secondary trading may be limited in availability or may be more burdensome for investors. Without PPEX, your ability to resell certain of our Series Interests could be limited or eliminated, which could delay, or prevent entirely, any return on your invested capital. See “There is currently no active trading market for our securities. An active market in which investors can resell their Series Interests may not develop or be sustainable” for more details. For the avoidance of doubt, we have no present intention to establish any additional venue for secondary trading of Series Interests.

Secondary trading on PPEX is currently available only for the Dalmore Series, and there can be no assurance that secondary trading will become available for any other Series. As of the date of this PQA, secondary transactions in Series Interests are available on PPEX only for the Dalmore Series. Although the Company is currently in the process of facilitating secondary trading for all other Series Interests on PPEX, there can be no assurance as to when, or whether, secondary trading will become available for any other Series. The ability to list additional Series on PPEX may depend on, among other things, the completion of required regulatory filings, the review and approval of governing documents and offering materials by NCPS, and the willingness of the Executing Broker and NCPS to continue providing their services. If the Company is unable to facilitate secondary trading for other Series on PPEX, or if such trading is significantly delayed, investors in those Series may have no practical means of liquidating their investment, and may be required to hold their Series Interests indefinitely. Even if secondary trading is eventually made available for additional Series, there can be no guarantee that an active or liquid market will develop for those Series Interests, that buy and sell orders will be matched at favorable prices, or that the trading experience will be comparable to that of the Dalmore Series.

You may not be able to keep records of your investment for tax purposes. As with all investments in securities, if you sell the Series Interests, you will probably need to pay tax on the long- or short-term capital gains that you realize if you make a profit and record any loss to apply it to other taxable income. If you do not have a regular brokerage account, or your regular broker will not hold the Series Interests for you (and many brokers refuse to hold Regulation A securities for their customers) there will be nobody keeping records for you for tax purposes and you will have to keep your own records and calculate the gain on any sales of the Series Interests you sell. If you fail to keep accurate records or accurately calculate any gain on any sales of the Series Interests, you may be subject to tax audits and penalties.

You will not be able to hold the Series Interests in your regular brokerage account. Description of where ownership of the securities will be recorded in book-entry form on a stock transfer agent’s books. These records show you as the direct owner of the Series Interests. In the case of publicly-traded companies, it is common for a broker to hold the securities on your behalf, in “street name” (meaning the broker is shown as the holder on the issuer’s records and then you show up on the broker’s records as the person the broker is holding for). Many brokers will not hold Regulation A securities for their customers, meaning that you may not be able to take advantage of the convenience of having all your holdings reflected in one place.

Any additional Promotional Interests you receive as a result of the Rewards Program and/or Bonus Program could have adverse tax consequences to you.

There is some uncertainty about the appropriate treatment of these Series Interests for income purposes. You may be subject to tax on the value of your Promotional Interests (as defined below). If you receive Promotional Interests under the Rewards Program (as defined below) and/or Bonus Program (as defined below), upon receipt you will generally realize taxable income equal to the fair market value of the underlying Series Interests. Your participation in the Rewards Program and/or Bonus Program may increase the complexity of your tax filings and may cause you to be ineligible to file Internal Revenue Service Form 1040-EZ, if you would otherwise be eligible to file such form.

Risks Related to Forum Selection and Jury Waiver

Investors will be subject to the terms of the Subscription Agreement. As part of this investment, each investor will be required to agree to the terms of the subscription agreement (as amended, the “Subscription Agreement”) included as Exhibit 4 to the PQA of which this Offering Circular is part. The Subscription Agreement requires investors to indemnify and hold harmless the Company, its Managing Member and their respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by an investor to comply with any covenant or agreement made by investor herein or in any other document furnished by investor to any of the foregoing in connection with this transaction. Legal conflicts relating to the Subscription Agreement will likely be heard in Delaware courts and will be governed by Delaware law.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreement or Operating Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements. Investors in this offering will be bound by the Subscription Agreement and the Operating Agreement, both of which include a provision under which investors waive the right to a jury trial of any claim, other than claims arising under federal securities laws, that they may have against the Company arising out of or relating to these agreements. By signing these agreements, the investor warrants that the investor has reviewed this waiver with his, her or its legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If you bring a claim against the Company in connection with matters arising under the Subscription Agreement or Operating Agreement, other than claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under one of those agreements, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

In addition, when the Series Interests are transferred, the transferee is required to agree to all the same conditions, obligations, and restrictions applicable to the Series Interests or to the transferor with regard to ownership of the Series Interests, that were in effect immediately prior to the transfer of the Series Interests, including the Subscription Agreement and the Operating Agreement.

The Company’s Operating Agreement and Subscription Agreement each include a forum selection provision, which could result in less favorable outcomes to the plaintiff(s) in any action against the Company. The Operating Agreement includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement, or the transactions contemplated thereby, other than matters arising under the federal securities laws, be brought in state or federal court of competent jurisdiction located within the State of Delaware. Our Subscription Agreement for each manner of investing and class of security includes a forum selection provision that requires any suit, action, or proceeding arising from the Subscription Agreement, other than matters arising under the federal securities laws, be brought in a state or federal court of competent jurisdiction located within the State of Delaware. These forum selection provisions may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims.

DILUTION

Dilution means a reduction in value, control or earnings of the Series Interests the investor owns.

As of the date of this PQA, the Managing Member owns 100% of the Company’s membership interests. Those membership interests are not connected to any specific Series Interest. Investors in this offering will be acquiring Series Interests of a Series of the Company, the economic rights of each Series Interest will be based on the corresponding Series Asset of that Series. As such, investors will not experience dilution except as a result of the sale of additional Series Interests of the Series to which they have subscribed. Accordingly, investors who are ineligible to receive any Promotional Interests will experience slightly greater dilution per dollar invested than eligible investors who do receive Promotional Interests.

PLAN OF DISTRIBUTION

We are offering, on a best efforts basis, Series Interests of each of the open Series of our Company in the “Series Offering Table” herein. The offering price for each Series was determined by our Managing Member.

The Company uses its website and an offering landing page to offer the Series Interests to eligible investors. The officers, directors, employees, and advisors of the Company or its Managing Member may participate in the offering. When applicable, the Company prepares written materials and responds to investors if investors initiate contact with the Company, however no officers, directors, employees or advisors to the Company or its Managing Member will orally solicit investors.

The Offering Circular will be furnished to prospective investors in this offering on the Realbricks website www.realbricks.com. Prospective investors may subscribe for the Series Interests in this offering only through the website. In order to subscribe and purchase Series Interests, a prospective investor must electronically complete, sign and deliver to us an executed Subscription Agreement and provide funds for its subscription amount in accordance with the instructions provided therein.

We reserve the right to reject any investor’s subscription in whole or in part for any reason. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Further, pursuant to Section 2(c) of the Subscription Agreement, each investor shall be entitled to request a partial refund in an amount equal to 80% of such investor’s subscription amount with the remaining 20% of the subscription amount to be forfeited and retained by the Company to cover reasonable costs and administrative expenses, unless otherwise agreed to in writing by the Company and such investor.

The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the Company. We expect the initial closing will take place within 30 days of qualification. After the initial closing of this offering, the Company will accept a subscription (i.e., hold a closing) within 30 calendar days after due diligence is successfully completed. We expect to hold subsequent closings on at least a monthly basis. Assuming additional information does not need to be provided for due diligence (AML/KYC) and the investment has been funded it will take 3 business days to determine whether a subscription agreement has been accepted or rejected. In the event additional information is required from the subscriber, within 3 business days, Dalmore will contact the subscriber for that information. The Company has the right to reject any investor’s subscription in whole or in part if the investor is unable to complete the due diligence process within 30 days or if, pursuant to Section 3.01(b) of the Company’s Operating Agreement, the Managing Member withholds its consent to the investor’s admission as a member, including when it determines in its reasonable discretion that such admission could:

•	Result in the investor directly or indirectly owning in excess of 9.8% of the aggregate outstanding Series Interests;

•	Result in there being 2,000 or more beneficial owners (as such term is used under the Exchange Act) or 500 or more beneficial owners that are not accredited investors (as defined under the Securities Act) of any Series, as specified in Section 12(g)(1)(A)(ii) of the Exchange Act, unless the Series Interests have been registered under the Exchange Act or the Company is otherwise an Exchange Act reporting company;

•	Cause the Company to be required to register as an investment company under the Investment Company Act of 1940;

•	Cause all or any portion of the assets of the Company or any Series to constitute plan assets for purposes of the Employee Retirement Income Security Act of 1974;

•	Cause the Managing Member or any of its affiliates being required to register under the Investment Advisers Act of 1940; or

•	Adversely affect the Company or such Series, or subject the Company, the Series, the Managing Member or any of their respective affiliates to any additional regulatory or governmental requirements or cause the Company to be disqualified as a limited liability company or subject the Company, any Series, the Managing Member or any of their respective affiliates to any tax to which it would not otherwise be subject.

After each closing, funds tendered by investors will be available to the Company for its use. At the initial closing, Terra Mint, our Managing Member, must purchase a minimum of 1% and may purchase a maximum of 9.8% of Series Interests through the Offering, or such other minimum and maximum percentage amount as set forth in the applicable Series Certificate of Designations for the relevant Series, for the same price as all other investors.

We will conduct separate closings with respect to each offering of Series Interests. The termination of an offering for a Series will occur on the earliest of (i) the date subscriptions for the maximum number of Series Interests offered for a Series have been accepted, or (ii) a date determined by our Managing Member in its sole discretion. The Company intends to create additional Series that may be added to this offering only upon qualification of an amendment to the Offering Statement of which this Offering Circular forms a part. The offering of Series Interests pursuant to the Offering Statement shall terminate upon the earlier of (i) the date at which the maximum offering amount of all Series Interests has been sold, (ii) the date which is three years from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, or (iii) any date on which our Managing Member elects to terminate this offering in its sole discretion.

After each closing, funds tendered by investors will be available to the Company and the Company will issue the Series Interests to investors. An investor will become a member of the Company, including for tax purposes, and the Series Interests will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the Company accepts the investor as a member. Not all investors will receive their Series Interests on the same date.

The Company has also engaged Dalmore Group, LLC a broker-dealer registered with the SEC and a member of FINRA, to perform the following administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services:

•	Review investor information, including KYC (“Know Your Customer”) data, perform AML (“Anti-Money Laundering”) and other compliance background checks, and provide a recommendation to the Company whether or not to accept an investor as a customer;

•	Review each investor’s subscription agreement to confirm such investor’s participation in the offering and provide a determination to the Company whether or not to accept the use of the subscription agreement for the investor’s participation;

•	Contact and/or notify the Company, if needed, to gather additional information or clarification on an investor;

•	Not provide any investment advice nor any investment recommendations to any investor;

•	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or in its performance pursuant to the terms of the agreement (e.g., as needed for AML and background checks); and

•	Coordinate with third party providers to ensure adequate review and compliance.

As compensation for the services listed above, the Company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the offering to support the offering on all newly invested funds after the issuance of a No Objection Letter by FINRA. In addition, the Company has paid Dalmore a $5,000 one-time advance expense allowance to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore in connection with this offering. Dalmore will refund any amount related to this expense allowance to the extent it is not used, incurred or provided to the Company. The Company has also agreed to pay Dalmore a one-time consulting fee of $20,000 to provide ongoing general consulting services relating to this offering such as coordination with third party vendors and general guidance with respect to the offering, which will be due and payable within 30 days after this offering is qualified by the SEC and the receipt of a No Objection Letter from FINRA. The Company has further agreed that it will pay Dalmore a fee of $1,000 each time the Company files a PQA. Assuming the offering is fully subscribed, the Company estimates that total fees due to pay Dalmore, including the one-time advance expense allowance fee of $5,000, consulting fee of $20,000 and up to 15 PQA filings, would be $40,000 plus 1% of the aggregate of offering amounts of all Series shown on the cover page of this Offering Circular.

Process of Subscribing

After the offering statement has been qualified by the Commission, the Company will accept tenders of funds to purchase the Series Interests. The Company may close on investments on a “rolling” basis (so not all investors will receive their Series Interests on the same date). We expect the initial closing will take place within 30 days after qualification.

The subscription process for each Series offering is a separate process. Any potential investor wishing to acquire any Series Interests must:

1.	Carefully read this Offering Circular, and any current supplement, as well as any documents described in the offering circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Series Interests is suitable for you.

2.	Review the Subscription Agreement, which was pre-populated following your completion of certain questions on the Realbricks platform and if the responses remain accurate and correct, sign the completed subscription agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.	Once the completed subscription agreement is signed for a particular offering, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant Series Interests you have applied to subscribe for (as set out in your subscription agreement) into a non-interest-bearing escrow account with the Escrow Facilitator. The Escrow Facilitator will hold such subscription monies in escrow until such time as your subscription agreement is either accepted or rejected by the Managing Member and, if accepted, such further time until you are issued with Series Interests for which you subscribed.

4.	The Managing Member and Dalmore will review the subscription documentation completed and signed by you upon completion and signature. You may be asked to provide additional information, and such additional information will be reviewed and considered by the Managing Member and Dalmore upon receipt. The Managing Member or Dalmore will contact you directly if required. Assuming additional information does not need to be provided for due diligence (AML/KYC) and the investment has been funded a fully executed subscription agreement for any particular investor in a series offering will be accepted or rejected by the Managing Member within 3 business days. We reserve the right to reject any subscriptions, in whole, for any or no reason within such 30-day period.

5.	Once the review is complete, the Managing Member will promptly inform you whether or not your subscription for the Series Interests is approved or denied, and if approved, the number or Series Interests you are entitled to subscribe for. The Managing Member will only accept or reject a subscription in part if required to do so to comply with regulatory requirements. Otherwise, the Managing Member will accept or reject an investment in its entirety. If your subscription is rejected, in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Managing Member accepts subscriptions on a first come, first served basis subject to the right to reject or reduce subscriptions.

6.	If all or a part of your subscription in a particular series is approved, then the number of Series Interests you are entitled to subscribe for will be issued to you upon the closing. Simultaneously with the issuance of the Series Interests, the subscription monies held by the Escrow Facilitator in escrow on your behalf will be transferred to the account of the applicable series as consideration for such Series Interests.

Escrow Facilitator

The Company has entered into an Escrow Agreement with North Capital Private Securities Corporation (the “Escrow Facilitator”). Investor funds will be held by the Escrow Facilitator pending closing or termination of the offering. All subscribers will be instructed by the Company or its agents to transfer funds by check, wire transfer or ACH transfer directly to the escrow account established for this offering. The Company may terminate the offering at any time for any reason at its sole discretion. Investors should understand that acceptance of their funds into escrow does not necessarily result in receiving Series Interests; escrowed funds may be returned.

The Escrow Facilitator is not participating as an underwriter or placement agent or sales agent of this offering and will not solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, and no communication through any medium, including any website, should be construed as such, or distribute this Offering Circular or other offering materials to investors. The use of the Escrow Facilitator’s technology should not be interpreted and is not intended as an endorsement or recommendation by it of the Company or this offering. All inquiries regarding this offering or escrow should be made directly to the Company.

The Realbricks Bonus Program

The Realbricks Bonus Program (the “Bonus Program”) provides new investors who meet the following eligibility requirements an additional $50 in Series Interests of the respective Series underlying their initial investment (each, a “Bonus”). The Bonus is then credited to each investor’s Realbricks account. The Company has reserved $120,000 or 12,000 Series Interests for Promotional Interests (as defined below) issued under the Bonus Program and Rewards Program (as defined below). The Bonus Program is set to expire on December 31, 2026.

Discretionary Matching Bonus (up to 10% of Promotional Interests)

From time to time, the Company may issue a bonus that matches, in whole or in part, an eligible investor’s new investment in a Series with additional Series Interests of the same Series (a “Matching Bonus”). Unless otherwise stated in the applicable offer terms, the Matching Bonus: (i) is available only in connection with a new investor’s initial investment, (ii) is subject to the same $100 minimum investment, (iii) will be credited in Series Interests of the Series purchased, and (iv) may be combined with, or offered in lieu of, the $50 Bonus. The Company will disclose the applicable matching rate, maximum match per investor or per Series, any additional eligibility criteria, and the dates of availability at the time any Matching Bonus is offered. Matching Bonuses are issued at the Company’s sole discretion, are subject to availability, and count toward the total reserved Promotional Interests.

Eligibility

To be eligible for the Bonus Program, new investors will be required to:

1.	Have an active Realbricks account that has been verified;

2.	Make an initial purchase of at least $100 in Series Interests on the Realbricks platform through their Realbricks account; and

3.	Enter their unique promotional code on the Realbricks platform.

Bonuses

When a new investor makes their initial investment, they will receive a Bonus comprised of $50 in Series Interests of the respective Series underlying their initial investment. A new investor must invest a minimum of $100 in order to be eligible to receive the Bonus.

New investors will only receive a Bonus comprised of the Series Interests underlying their initial investment. For example, an initial investment in The Blanton Series LLC, would make the investor eligible to receive an additional $50 in Series Interests of The Blanton Series LLC. Moreover, if the new investor purchases Series Interests in more than one Series LLC, the Bonus will be credited to the first Series LLC invested in. Bonuses will not be proportionally allocated across Series Interests.

Bonuses Available Under the Bonus Program

Bonuses are equal to $50 in Series Interests being offered by each Series LLC available. Series Interests in each Series LLC will be set aside to account for Bonuses.

Up to 10% of the Promotional Interests reserved for the Bonus Program and Rewards Program may be allocated to Matching Bonuses. Matching Bonuses, if offered, reduce the remaining Promotional Interests available for issuance and are subject to availability.

Our Operating Agreement prohibits ownership by a holder of more than 9.8% of the outstanding Interests in a Series in value or number of our Series Interests, or such other percentage set forth in the applicable Series Designation or as determined by the Managing Member in its sole discretion.

Applicable Restrictions

The following types of accounts are excluded from eligibility to receive a Bonus: government accounts, employee accounts and dealer accounts.

The Bonus Program will initially be available only to U.S. residents (including residents of Puerto Rico), and when implemented, participants must be the age of majority for the state in which you reside. We may later allow foreign residents to join the Bonus Program, which may depend upon your country of residence and other factors as we determine in our discretion.

Bonuses will not be transferable and limited to one Bonus per investor. Matching Bonuses are subject to the same eligibility requirements, ownership limitations, and transfer restrictions as other Bonuses. The Company may modify, suspend, or cancel any Matching Bonus at any time.

Electronic Book-Entry of Realbricks Bonuses

Bonuses issued in connection with the Bonus Program will be maintained in your name in book-entry form. Physical certificates are not available.

Bonus Program Expiration

The termination of the Bonus Program will occur on December 31, 2026. We reserve the right to terminate this offering for any reason at any time. Bonuses will be processed in chronological order, and once the Bonus Program is terminated, subsequent purchases will be null and void. Upon the termination of the Bonus Program, the Company intends to notify Realbricks members through its website, https://www.realbricks.com/.

Selling Security Holders

No securities are being sold for the account of security holders. All net proceeds of this offering will go to the Company.

Forum Selection Provision

The Subscription Agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the Company based on the Subscription Agreement to be brought in a state or federal court of competent jurisdiction in the State of Delaware, excluding any claims under federal securities laws. Although the Company believes the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting the Company’s litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a Company with a small management team, this provision allows its officers to not lose a significant amount of time traveling to various forums so they may continue to focus on operations of the Company. Please see – “Risk Factors – The Company’s Operating and Subscription Agreement each include a forum selection provision, which could result in less favorable outcomes to the plaintiff(s) in any action against the Company.”

Jury Trial Waiver

The Subscription Agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the Agreement, excluding any claim under federal securities laws. By signing the Subscription Agreement, an investor will warrant that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If the Company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. Please see – “Risk Factors – Investors in this offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreement or Operating Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements.”

USE OF PROCEEDS

Overview

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amount that we will devote to each of the following items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and reserves the right to change the use of proceeds as necessary. Please see – “Risk Factors – The Company’s management has full discretion as to the use of proceeds from the offering.” The Company does not intend to use any of the proceeds to compensate our directors or officers.

In the event we do not sell all of the Series Interests being offered or determine it is advisable to acquire and fill a property before an offering is fully subscribed, we may seek additional financing from other sources in order to support the intended use of proceeds indicated below. This includes, but is not limited to, short-term financing from Terra Mint or an affiliate, the Company, unaffiliated third-parties, or a combination of the foregoing. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The Blanton Series

We estimate that the gross proceeds of the offering of the Blanton Series Interests will be approximately $400,300 assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the Blanton Series Interests.

	Amount	Percent of
	Funded from	Gross
Uses	the Offering	Proceeds
Brokerage Commissions	$4,003	1.0%
Net Purchase Price of Property (1)	$360,000	90.0%
Offering Expenses (2)	$2,676	0.6%
Operating Reserve	$8,006	2.0%
Acquisition Expense (3)	$4,015	1.0%
Sourcing Fee	$21,600	5.4%
Total Proceeds	$400,300	100%

(1)	On January 12, 2024, The Blanton Series entered into a purchase Agreement (the “Blanton Purchase Agreement”) with the Managing Member to acquire the Blanton Property and all furnishings from Terra Mint Group Corp., for a net purchase price of approximately $360,000. The $360,000 Net Purchase Price equals asset price totaling $360,000 net of the $400,300 outstanding loan balance that is assigned to the Series.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the Managing Member for series offering expenses actually incurred in an amount up to two percent 2% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with PSA, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

The offering is being conducted on a “best efforts,” with no offering minimum basis.

The Dalmore Series

We estimate that the gross proceeds of the offering of the Dalmore Series Interests will be approximately $394,830 assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the Dalmore Series Interests.

	Amount	Percent of
	Funded from	Gross
Uses	the Offering	Proceeds
Brokerage Commissions	$3,948	1.0%
Net Purchase Price of Property (1)	$360,000	91.1%
Offering Expenses (2)	$2,269	0.6%
Operating Reserve	$7,795	2.0%
Acquisition Expense (3)	$2,750	0.7%
Sourcing Fee	$18,068	4.6%
Total Proceeds	$394,830	100%

(1)	On March 20, 2023, the Dalmore Series entered into a purchase agreement (the “Dalmore Purchase Agreement”) with the Managing Member to acquire the Dalmore Property and all furnishings for a net purchase price of approximately $360,000. The $360,000 Net Purchase Price equals asset price totaling $360,000 net of the $379,435 outstanding loan balance that is assigned to the Series.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the Managing Member for series offering expenses actually incurred in an amount up to two percent 2% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with PSA, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

The offering is being conducted on a “best efforts,” with no offering minimum basis.

The Woody Creek Series

We estimate that the gross proceeds of the offering of the Woody Creek Series Interests will be approximately $351,650 assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the Woody Creek Series Interests.

	Amount	Percent of
	Funded from	Gross
Uses	the Offering	Proceeds
Brokerage Commissions	$3,517	1.0%
Net Purchase Price of Property (1)	$319,998	91.0%
Offering Expenses (2)	$2,341	0.6%
Operating Reserve	$7,034	2.0%
Acquisition Expense (3)	$2,750	0.8%
Sourcing Fee	$16,010	4.6%
Total Proceeds	$351,650	100%

(1)	On March 20, 2023, The Woody Creek Series entered into a purchase agreement (the “Woody Creek Purchase Agreement”) to acquire the Woody Creek Property and all furnishings for a net purchase price of approximately $319,998. The $319,998 Net Purchase Price equals asset price totaling $319,998 net of the $337,851 outstanding loan balance that is assigned to the Series.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the Managing Member for series offering expenses actually incurred in an amount up to two percent 2% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with PSA, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

The offering is being conducted on a “best efforts,” with no offering minimum basis.

The Garrison Series

We estimate that the gross proceeds of the offering of the Garrison Series Interests will be approximately $267,890 assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the Garrison Series Interests.

	Amount	Percent of
	Funded from	Gross
Uses	the Offering	Proceeds
Brokerage Commissions	$6,697	2.5%
Net Purchase Price of Property (1)	$229,990	85.9%
Offering Expenses (2)	$8,411	3.1%
Operating Reserve	$5,353	2.0%
Acquisition Expense (3)	$1,339	0.5%
Sourcing Fee	$16,100	6.0%
Total Proceeds	$267,890	100.0%

(1)	On February 3, 2026, the Managing Member acquired the Garrison Property for $229,990 pursuant to the Garrison Agreement.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the Managing Member for series offering expenses actually incurred in an amount up to two percent 2% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with PSA, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

The offering is being conducted on a “best efforts,” with no offering minimum basis.

The Macallan Series

We estimate that the gross proceeds of the offering of the Macallan Series Interests will be approximately $250,310 assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the Macallan Series Interests.

	Amount	Percent of
	Funded from	Gross
Uses	the Offering	Proceeds
Brokerage Commissions	$6,257	2.5%
Net Purchase Price of Property (1)	$215,000	85.9%
Offering Expenses (2)	$7,740	3.1%
Operating Reserve	$5,005	2.0%
Acquisition Expense (3)	$1,258	0.5%
Sourcing Fee	$15,050	6.0%
Total Proceeds	$250,310	100.0%

(1)	On May 28, 2026, the Company acquired the Macallan Property for $215,000 pursuant to the Macallan Agreement.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the Managing Member for series offering expenses actually incurred in an amount up to two percent 2% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with PSA, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

The offering is being conducted on a “best efforts,” with no offering minimum basis.

The Jameson Series

We estimate that the gross proceeds of the offering of the Jameson Series Interests will be approximately $250,310 assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the Jameson Series Interests.

	Amount	Percent of
	Funded from	Gross
Uses	the Offering	Proceeds
Brokerage Commissions	$6,257	2.5%
Net Purchase Price of Property (1)	$215,000	85.9%
Offering Expenses (2)	$7,740	3.1%
Operating Reserve	$5,005	2.0%
Acquisition Expense (3)	$1,258	0.5%
Sourcing Fee	$15,050	6.0%
Total Proceeds	$250,310	100.0%

(1)	On May 19, 2026, the Company acquired the Jameson Property for $215,000 pursuant to the Jameson Agreement.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the Managing Member for series offering expenses actually incurred in an amount up to two percent 2% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with PSA, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

The offering is being conducted on a “best efforts,” with no offering minimum basis.

The Melwood Series

We estimate that the gross proceeds of the offering of the Melwood Series Interests will be approximately $327,440 assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the Melwood Series Interests.

	Amount	Percent of
	Funded from	Gross
Uses	the Offering	Proceeds
Brokerage Commissions	$8,186	2.5%
Net Purchase Price of Property (1)	$280,000	85.5%
Offering Expenses (2)	$9,823	3.0%
Operating Reserve	$6,557	2.0%
Acquisition Expense (3)	$3,274	1.0%
Sourcing Fee	$19,600	6.0%
Total Proceeds	$327,440	100.0%

(1)	The Managing Member will acquire the Melwood Property for $280,000 pursuant to the Melwood Agreement. The Company intends to close on the Melwood Property before the offering is fully subscribed, since the Managing Member will provide the Company with an intercompany promissory note in the principal amount of $183,150 which will be repayable from net proceeds of subsequent closings while the Melwood Series continues to be offered on the Realbricks platform.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the Managing Member for series offering expenses actually incurred in an amount up to two percent 2% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with PSA, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

The offering is being conducted on a “best efforts,” with no offering minimum basis.

The Rossville Series

We estimate that the gross proceeds of the offering of the Rossville Series Interests will be approximately $303,930 assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the Rossville Series Interests.

	Amount	Percent of
	Funded from	Gross
Uses	the Offering	Proceeds
Brokerage Commissions	$7,598	2.5%
Net Purchase Price of Property (1)	$259,900	85.5%
Offering Expenses (2)	$9,118	3.0%
Operating Reserve	$6,082	2.0%
Acquisition Expense (3)	$3,039	1.0%
Sourcing Fee	$18,193	6.0%
Total Proceeds	$303,930	100.0%

(1)	The Managing Member acquired the Rossville Property for $259,900 pursuant to the Rossville Agreement. The Company closed on the Rossville Property before the offering was fully subscribed, using a combination of subscription proceeds and an intercompany promissory note in the principal amount of $176,355. The Rossville Note will be repaid from net proceeds of subsequent closings while the Rossville Series continues to be offered on the Realbricks platform.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the Managing Member for series offering expenses actually incurred in an amount up to two percent 2% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with PSA, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

The offering is being conducted on a “best efforts,” with no offering minimum basis.

THE COMPANY’S BUSINESS

Overview

Neptune REM was incorporated in the State of Delaware on November 7, 2022. Neptune REM is an investment vehicle which enables investors to own fractional ownership of a specific long- and short-term, residential housing rental property, but also, under certain circumstances, will consider multi-family and commercial real estate assets such as self-storage, warehouse and industrial, office, hospitality and retail properties. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the Company entitles the investor to the potential economic and tax benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management.

On November 7, 2024, the Company sold the Templeton Property to a buyer for $405,000. On February 5, 2025, the Templeton Series was liquidated and the proceeds were used to partially repay the Templeton Promissory Note and Terra Mint extinguished the remaining balance. On July 3, 2025, the Company sold the Cedar Ridge Property to a buyer for $350,000. Following the sale, the Company liquidated the Cedar Ridge Series and used the resulting proceeds to partially repay the Cedar Ridge Promissory Note and the remainder was extinguished. See “Interest of Management and Others in Certain Transactions – Existing Transactions – Cedar Ridge Series Transactions.” On December 19, 2025, the Company decided not to seek financing to complete the cash purchase of the Michter and Weller properties. As a result, investors in the Michter Series and Weller Series were refunded their entire investment and the Michter Series and Weller Series have since ceased being a part of this offering. On February 27, 2026, the Company sold the Stag Property to a buyer for $350,000. Following the sale, the Company liquidated the Stag Series and used the resulting proceeds to issue refunds to investors. As of June 30, 2026, $316,955 remained outstanding under the Stag Promissory Note. See “Interest of Management and Others in Certain Transactions – Existing Transactions – Stag Series Transactions.”

The Company has established separate Series for the holding of long- and short-term residential rental properties. The debts, liabilities, and obligations incurred, contracted for or otherwise existing with respect to a particular Series of the Company are enforceable against the assets of the applicable Series only, and not against the assets of the Company. Neptune REM manages all Series Assets of each individual Series including the sale of property, renting of the long- or short-term, residential housing rental property, maintenance and insurance.

Terra Mint is the parent company of Neptune REM. As discussed further in the Operating Agreement of Neptune REM, Terra Mint is also the “Managing Member” of Neptune REM. Terra Mint was incorporated in the State of Wyoming on April 23, 2021. Neptune REM is a real estate investment platform that allows individual investors to have direct access to quality long and short term residential real estate investment opportunities and invest in individual rental properties.

Our Managing Member, Terra Mint, is the sole owner and operator of the Realbricks Technologies Platform (“Realbricks”), an online real estate investment marketplace, which may be found on the website www.realbricks.com. Currently, we are a wholly-owned subsidiary of Terra Mint.

Since its formation on November 7, 2022, our Company has been engaged primarily in acquiring properties for its Series and developing the financial offering and other materials to begin fundraising. We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have commenced.

Business Process

We primarily generate revenue from renting to tenants long- and short-term residential housing. Under certain circumstances, we will consider multi-family and commercial real estate assets such as self-storage, warehouse and industrial, office, and retail properties.

Generally, the Company and Terra Mint arrange for the purchase of a specific long- and short-term residential housing rental property either directly by the Series or by one of its parent companies, as described below:

If one of its parent or affiliated companies purchased the property directly, then, after the relevant Series has obtained sufficient financing, which may include a loan or promissory note in favor of our Managing Member, it sells the property to that Series for: (i) an amount equal to the original purchase price (including closing costs) plus holding costs and renovation costs incurred by such parent or affiliated company prior to the sale to the Series; and (ii) a sourcing fee in an amount of 7% of the original purchase price of the property as determined by the Managing Member in its sole discretion.

In cases where Terra Mint identifies and intends to have the Series purchase that property directly from a third-party seller, it uses the proceeds from the offering for that Series to purchase the property and may finance a portion of the purchase price with mortgage or other third-party financing. Rather than conditioning the acquisition on the offering being fully subscribed, a Series may close on a property once subscription proceeds, together with short-term financing, are sufficient to fund the purchase price and closing costs. The short-term financing may remain outstanding while the balance of the offering continues to be offered and sold on the Realbricks platform, with the Series allocating proceeds from subsequent closings to repay any outstanding financing. Short-term financing may be provided by Terra Mint or an affiliate, the Company, an unaffiliated third-party lender, or a combination of the foregoing, and the creditor may be the Company, the Series, or Terra Mint. This approach allows the Series to take title to the property, place a tenant, and begin generating rental income before the offering is fully subscribed.

The Company generally determines an offering amount for each Series such that the net proceeds, together with any available short-term financing, are sufficient to finance the purchase of the Series property, plus any closing, financing costs, expected repairs, renovations or furnishings. If the purchase agreement for the property does not include a financing condition or the financing contingency has expired and the closing for the property occurs prior to sufficient proceeds being received, Terra Mint, an affiliate, the Company, or an unaffiliated third-party lender, may provide a loan or promissory note to the Series to finance all or part of the purchase price of the property. Such financing would be repaid with the proceeds of the offering as subscriptions continue to close. The terms of any affiliate loan or promissory note, including principal, interest rate, fees, maturity, security, and whether recourse is limited to the Series, will be disclosed in the Offering Circular.

In some instances, the Company and Terra Mint will arrange for the purchase of a specific long- and short-term residential housing rental property by entering into a home purchase agreement with a developer to secure an option to purchase undeveloped real property. Under these home purchase agreements, the Company will tender earnest money equal to 2-5% of the purchase price to secure an option to purchase the property within 90 days of execution (the “Option Period”). Before the expiration of the Option Period, the Company must demonstrate it has sufficient funds to cover the purchase price of the property, or else the developer typically has the right to keep earnest money as liquidated damages. If the Company has sufficient funds to cover the purchase price of the property and chooses to exercise its option to purchase the property, the developer will sell the property to the Company for the purchase price net of earnest money and other price adjustments.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The Company does not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

The Realbricks Bonus Program

On April 10, 2025, the Company implemented its Realbricks Bonus Program. The Bonus Program provides new investors who meet the eligibility requirements set forth herein the chance to receive an additional $50 in Series Interests of the respective Series underlying their initial investment. To be eligible, new investors must: (i) have an active Realbricks account that has been verified; (ii) make an initial purchase of at least $100 in Series Interests on Realbricks through their Realbricks account; and (iii) enter their unique promotional code on the Realbricks platform. The Bonus is then credited to each investor’s Realbricks account. The Bonus Program is set to expire on December 31, 2026.

Secondary Trading on PPEX

Overview of PPEX

The Company has entered into an arrangement with NCPS and its affiliates to facilitate secondary transactions in certain Series Interests issued by the Company on PPEX. PPEX is owned and operated by NCPS. The arrangement with NCPS was established to provide a venue for secondary trading of certain Series Interests and is designed to provide investors with an efficient means to buy and sell such Series Interests in secondary transactions. Our Managing Member has entered into a brokerage agreement and a license agreement with the Executing Broker pursuant to which, subject to restrictions under state and federal securities laws and the transfer restrictions listed in the operating agreement, the Executing Broker is engaged to execute all resale transactions in such Series Interests based on the matching of orders on PPEX. The Executing Broker is a registered broker-dealer member of PPEX. NCPS is a broker-dealer registered with the Commission and a member of FINRA and SIPC. Neither the Company nor the Managing Member matches any orders or executes or settles any transfer of Series Interests with respect to secondary trading on PPEX. The Managing Member may elect not to transmit to the Executing Broker or PPEX any order information submitted by users who have not previously purchased securities issued by the Company pursuant to Regulation A.

Secondary trades of Series Interests matched on PPEX are intended to comply with Blue Sky laws either through a manual exemption in states where available, through a direct filing with the state securities regulators where required, or as isolated non-issuer transactions.

As of the date of this Offering Circular, the Company has only launched secondary trading of Dalmore Series Interests on PPEX. The Company intends to facilitate secondary trading of all other Series Interests, however, there can be no assurance secondary trading on PPEX will become available for any other Series.

Process for Secondary Transactions

Isolated non-issuer transactions in certain Series Interests may be effected during trading hours established by NCPS as operator of PPEX (“Market Hours”). Investors can submit bid and ask quotes through the user interface provided by the Realbricks platform during Market Hours. The Realbricks platform immediately and automatically routes the quotes (i) to the Executing Broker, and (ii) by virtue of the Executing Broker’s status as a member of PPEX, to PPEX, which is owned and operated by NCPS, a registered broker-dealer. PPEX then matches orders in accordance with the rules established by PPEX, but no matching of buyers and sellers will occur other than during Market Hours. Bid and ask quotes submitted during Market Hours may be immediately matched by PPEX, while bid and ask quotes submitted outside of Market Hours are eligible to match only upon the next commencement of Market Hours.

Once matched by PPEX, orders are executed by the Executing Broker. When a trade is executed, the Executing Broker transmits the applicable information (including the number of Series Interests and price at which they are being sold or purchased) to the Realbricks platform, where it is displayed to the relevant investor. During Market Hours, the Realbricks platform periodically sends instructions regarding the transfer of funds for executed trades via the Executing Broker to Modern Treasury, Inc., the third-party holder of investor funds (“Modern Treasury”), which then effectuates the funds transfer between the buyer and seller. After Market Hours end, the Executing Broker provides instructions regarding any transfers of Series Interests between investor accounts to the transfer agent, which transfers the Series Interests accordingly. Neither the Realbricks platform nor the Executing Broker clears or settles trades.

User Interface and Role of the Platform

The Realbricks platform serves merely as the user interface for the purpose of enabling secondary market trading in Series Interests. On the Realbricks platform, investors input the details of any orders to buy or sell certain Series Interests in secondary transactions (including the number of Series Interests subject to the offer to buy or sell, as the case may be, and the price, if any, at which such offer is being made), and the orders then are routed (i) to the Executing Broker, and (ii) by virtue of the Executing Broker’s status as a member of PPEX, to PPEX. The Managing Member may elect not to transmit to the Executing Broker or PPEX any order information submitted by users who have not previously purchased securities issued by the Company or its affiliates pursuant to Regulation A. For clarity, because the Executing Broker is (i) a registered broker-dealer and a member of PPEX, and (ii) licensed to use the Realbricks platform to access and transmit order information entered onto the Realbricks platform by investors, such order information is automatically routed from the Realbricks platform to both the Executing Broker and PPEX simultaneously. After the Executing Broker has executed a trade, information about the matched orders and executed trade is then communicated by the Executing Broker to the buyer and seller using the Realbricks platform’s user interface. PPEX accepts orders transmitted from the Realbricks platform only because the Executing Broker (which is a member of PPEX) is licensed to use the Realbricks technologies platform to transmit order information.

For the avoidance of doubt, the decision whether to engage in secondary market trading is left solely to the individual investors. Neither the Company nor any of its affiliates acts as a broker or dealer, and none of them provide investors any direction or recommendation as to the purchase or sale of any Series Interests in secondary market transactions. In addition, neither the Executing Broker nor NCPS makes any direction or recommendation as to the purchase or sale of any Series Interests.

The Realbricks platform acts as a user interface to receive information from, and deliver and display information to, investors and the registered broker-dealers. Neither the Company nor the Managing Member will receive any compensation for its role in the trading procedure unless and until it, or one of its affiliates, registers as a broker-dealer. The Managing Member in the future may register as a broker-dealer under state and federal securities laws, at which time it may charge fees in respect of trading of interests.

Agreements Relating to Secondary Trading on PPEX

The Company has entered into an agreement (the “PPEX ATS Company Agreement”) with NCPS, pursuant to which NCPS will review the Company’s and Series’ governing documents, offering materials and regulatory filings so that PPEX may serve as an available venue for the potential resale transactions in interests to be conducted in accordance with the process described above. PPEX provides a matching platform for the Executing Broker as a broker-dealer member of PPEX to submit bid and ask quotes to purchase or sell Series Interests on behalf of, and as directed by, investors.

The Managing Member has entered into a Software and Services License Agreement with NCIT, the parent company of NCPS. Under this agreement, the Realbricks technologies platform is connected via an application programming interface to the PPEX ATS to facilitate the routing of information from the Realbricks platform as a user interface to PPEX as described above.

The Managing Member also has entered into an agreement with the Executing Broker (the “Secondary Brokerage Agreement”), separate and apart from the Broker Dealer Agreement, entered into on August 17, 2023. Pursuant to the Secondary Brokerage Agreement, the Executing Broker will perform certain services in support of the secondary trading of Series Interests on PPEX and will ultimately be responsible for the execution of secondary trades of Series Interests. As compensation, the Executing Broker will receive up to 2% of the gross proceeds received related to each transaction (1% from the buyer and 1% from the seller involved in such transaction), a one-time $4,000 implementation fee, and a monthly subscription fee of $2,000.

Regulation of Exchanges

A platform facilitating secondary trading of securities may potentially be considered an exchange which would be required to register with the Commission as a national stock exchange or qualify for an exemption from registration, such as being operated by a broker-dealer as an ATS in compliance with Regulation ATS. Section 3(a)(1) of the Exchange Act provides that an “exchange” means “any organization, association, or group of persons, whether incorporated or unincorporated, which constitutes, maintains, or provides a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange as that term is generally understood, and includes the market place and the market facilities maintained by such exchange.” Rule 3b-16(a) under the Exchange Act further provides that a “market place or facility for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange” means someone who brings together the orders for securities of multiple buyers and sellers and “uses established, non-discretionary methods (whether by providing a trading facility or by setting rules) under which such orders interact with each other, and the buyers and sellers entering such orders agree to the terms of a trade.” Rule 3b-16(b)(1) provides that an entity will not be “a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange” solely because it routes orders to a registered broker-dealer.

A system that meets the definition of an exchange and is not excluded under Rule 3b-16(b) must register as a national securities exchange or operate pursuant to an appropriate exemption. One frequently used exemption is for a system that operates as an ATS. Rule 3a1-1(a)(2) under the Exchange Act exempts from the definition of “exchange” under Section 3(a)(1) of the Exchange Act an ATS that complies with Regulation ATS. An ATS that operates pursuant to the Rule 3a1-1(a)(2) exemption and complies with Regulation ATS would not be subject to the registration requirement of Section 5 of the Exchange Act.

The Realbricks platform is structured so that we and the Managing Member will enter into certain agreements (as described elsewhere in this offering circular) with the Executing Broker; NCPS, a registered broker-dealer; and NCIT, to provide for secondary market trading in certain Series Interests to occur on the PPEX ATS, which is an electronic alternative trading system owned and operated by NCPS and registered with the Commission under the Exchange Act. Based on this structure, we do not believe that the Realbricks platform functions as a national securities exchange or an ATS as currently operated. Specifically, we believe that the Realbricks platform is not an exchange because (1) it does not bring together orders for securities of multiple buyers and sellers, (2) it does not use any non-discretionary methods under which any orders to purchase or sell a security interact with each other, and (3) it merely routes orders to a broker-dealer for execution. The Realbricks platform provides the interface by which users can submit orders to a broker dealer to buy or sell certain Series Interests in secondary transactions. In accordance with Rule 3b-16(b)(1), the Realbricks platform immediately and automatically routes those orders (i) to the Executing Broker, and (ii) by virtue of the Executing Broker’s status as a member of PPEX and the Tools License Agreement to be executed by the manager and the Executing Broker, to PPEX, an ATS registered with the Commission and owned and operated by NCPS, a registered broker-dealer. For clarity, because the Executing Broker is (i) a registered broker-dealer and a member of PPEX and (ii) licensed to use the Realbricks platform to access and transmit order information entered onto the Realbricks platform by investors, such order information is automatically routed from the Realbricks platform to both the Executing Broker and PPEX simultaneously. PPEX then matches isolated trades between individual buyers and sellers who have confirmed their intent to complete the trade. Matching occurs pursuant to the rules established by PPEX. The Realbricks platform’s role in the secondary trading process is limited to (1) receiving orders from investors, who enter their order on the Realbricks platform using the Realbricks website, (2) making those orders simultaneously accessible to the Executing Broker and PPEX pursuant to the Tools Licensing Agreement and the Executing Broker’s status as registered broker-dealer and a member of PPEX, (3) displaying and confirming information regarding the execution and settlement of secondary market transactions based on information received from NCPS (via the Executing Broker), and (4) providing an interface by which investors can provide information in order to open a brokerage account with the Executing Broker and a cash account with Modern Treasury.

In this way, the Realbricks platform is simply the user interface that investors engage with when placing orders for secondary trading of interests. The decision whether to engage in secondary market trading is left solely to the individual investors, and neither we, our affiliates, nor any of the third-party service providers involved in the secondary trading process provide investors any direction or recommendation as to the purchase or sale of any Series Interests in secondary market transactions. In reliance upon Rule 3b-16(a) and Rule 3b-16(b)(1), we believe we are not required to register the Realbricks platform as an exchange or comply with Regulation ATS as an ATS. Nevertheless, federal regulation of securities exchanges and ATSs involves a set of complex statutes and regulations that are subject to change and evolving and differing interpretation. It is possible that contrasting understandings of current or future rules could result in the Commission determining that the Realbricks platform is functioning as a securities exchange or ATS or is part of an unregistered exchange mechanism, in which case we would then be required to register the Realbricks platform as a securities exchange or qualify and register as an ATS, either of which could cause us to limit, modify, or discontinue the Realbricks platform.

As of this Offering Circular, only secondary transactions in Dalmore Series Interests, for which the Realbricks platform serves as the user interface, are effectuated on PPEX.

Expiration of the Realbricks Friends and Family Rewards Program

The Realbricks Friends and Family Rewards Program (the “Rewards Program”) officially expired pursuant to its terms on June 30, 2025. The Rewards Program provided investors (“Referrers”) who satisfied certain eligibility requirements the opportunity to receive Series Interests (“Reward Interests”, and together with the Bonuses and Matching Bonuses under the Bonus Program, the “Promotional Interests”) for referring a friend or family member (an “Eligible Recipient”) who open an account on the Realbricks platform and invested in the offering. No more Reward Interests will be issued as a result of the expiration of the Rewards Program.

THE SERIES PROPERTIES BEING OFFERED

Neptune - The Blanton Series

On January 12, 2024, Neptune established The Blanton Series LLC whose assets include a single-family home located at 7923 N. 93rd St., Omaha, NE 68122 (the “Blanton Property”) that was sold to the Blanton Series by Terra Mint, our Managing Member and the parent company of Neptune REM. The seller of the Blanton Property is an affiliated party. The Blanton Property was not used as a rental property prior to its acquisition by the Blanton Series. See “Interest of Management and Others in Certain Transactions - Existing Transactions - Real Estate Purchase”.

On January 12, 2024, the Blanton Series entered into a promissory note (as amended, the “Blanton Promissory Note”) for a principal amount of $400,300. The Blanton Promissory Note had an initial term of 18 months commencing from June 27, 2024, the qualification date of our Regulation A Offering, and maturing on December 31, 2025. The maturity date has since been extended to June 30, 2027 (“Blanton Maturity Date”). The Blanton Promissory Note bears interest at the minimum applicable federal rate at the date of issuance of 4.89%. The Blanton Promissory Note, plus accrued interest, is repayable in full within 14 days of the Blanton Maturity Date. If we are not able to raise sufficient funds through our Blanton Series’ Offering to repay the Blanton Promissory Note and accrued interest in full, any outstanding balance due shall automatically convert into Blanton Series Interests on the same terms as those offered to investors in that Series.

The Blanton Series

Address of Property	7923 N 93rd St, Omaha, NE 68122

Type of Property	Single-home residential

Square foot	2,360

Acreage	Approximately 4,791 sq. ft or 0 acres.

Number of Units	1

Configuration	5 bedrooms, 4 baths

Historical Occupancy for 2026	Unoccupied

Capital improvements expected to be made	$2,000.00

Total expected to be spent on capital improvements	$2,000.00

Total expected to be spent on furnishings and other expenses to prepare the property for rental	$0

Debt on the property	$400,300

Monthly interest expense on debt	Approximately $1,631

Property listing	The Blanton Property is managed as a single-family rental and is listed on national and local rental sites.

Sale of Property	No approval from the Neptune Series Blanton holders is required in the event the Company decides to sell the Blanton Property. The determination of when the Blanton Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the interests of our members to sell the Blanton Property.

Neptune - The Dalmore Series

On March 20, 2023, Neptune established the Dalmore Series LLC whose assets include a single-family home located at 7931 North 93rd Street, Omaha, Nebraska 68122 (the “Dalmore Property”) that was sold to the Dalmore Series by Terra Mint, our Managing Member and the parent company of Neptune REM. The seller of the Dalmore Property is an affiliated party. The Dalmore Property was not used as a rental property prior to its acquisition by the Dalmore Series. See “Interest of Management and Others in Certain Transactions - Existing Transactions - Real Estate Purchase”.

On March 20, 2023, the Dalmore Series entered into a promissory note (as amended, the “Dalmore Promissory Note”) for a principal amount of $379,435. The Dalmore Promissory Note had an initial term of 18 months commencing from June 27, 2024, the qualification date of our Regulation A Offering and maturing on December 31, 2025. The maturity date has since been extended to June 30, 2027 (“Dalmore Maturity Date”). The Dalmore Promissory Note bears interest at the minimum applicable federal rate at the date of issuance of 4.41%. The Dalmore Promissory Note, plus accrued interest, is repayable in full within 14 days of the Dalmore Maturity Date. If we are not able to raise sufficient funds through our Dalmore Series’ Offering to repay the Dalmore Promissory Note and accrued interest in full, any outstanding balance due shall automatically convert into Dalmore Series Interests on the same terms as those offered to investors in that Series.

The Dalmore Series

Address of Property	7931 North 93rd Street, Omaha, Nebraska 68122

Type of Property	Single-home residential

Square foot	1,920

Acreage	Approximately 6,058 sq. ft or 0 acres

Number of Units	1

Configuration	4 bedrooms, 3 baths

Historical Occupancy for 2026	Rented

Debt on the property	$379,435

Monthly interest expense on debt	Approximately $1,394

Property listing	The Dalmore Property is managed as a single-family rental and is listed on national and local rental sites.

Sale of Property	No approval from the Neptune Series Dalmore holders is required in the event the Company decides to sell the Dalmore Property. The determination of when the Dalmore Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the interests of our members to sell the Dalmore Property.

Neptune - The Woody Creek Series

On March 20, 2023, Neptune established the Woody Creek Series LLC whose assets include a single-family home located at 16316 Saratoga St. Omaha, NE 68116 (the “Woody Creek Property”) that was sold to the Woody Creek Series by Terra Mint, our Managing Member and the parent company Neptune REM. The seller of the Woody Creek Property is an affiliated party. The Woody Creek Property was not used as a rental property prior to its acquisition by the Woody Creek Series. See “Interest of Management and Others in Certain Transactions - Existing Transactions - Real Estate Purchase”.

On March 20, 2023, the Woody Creek Series entered into a promissory note (as amended, the “Woody Creek Promissory Note”) for a principal amount of $337,851. The Woody Creek Promissory Note had an initial term of 18 months commencing from June 27, 2024, the qualification date of our Regulation A Offering and maturing on December 31, 2025. The maturity date has since been extended to June 30, 2027 (“Woody Creek Maturity Date”). The Woody Creek Promissory Note bears interest at the minimum applicable federal rate at the date of issuance of 4.41%. The Woody Creek Promissory Note, plus accrued interest, is repayable in full within 14 days of the Woody Creek Maturity Date. If we are not able to raise sufficient funds through our Woody Creek Series’ Offering to repay the Woody Creek Promissory Note and accrued interest in full, any outstanding balance due shall automatically convert into Woody Creek Series Interests on the same terms as those offered to investors in that Series.

The Woody Creek Series

Address of Property	16316 Saratoga St. Omaha, NE 68116

Type of Property	Single Family

Square foot	1920

Acreage	Approximately 6058 sq. ft or 0 acres.

Number of Units	1

Configuration	4 bedrooms, 3 baths

Historical Occupancy for 2026	Rented

Debt on the property	$337,851

Monthly interest expense on debt	Approximately $1,241

Property listing	The Woody Creek Property is managed as a single-family rental and is listed on national and local rental sites.

Sale of Property	No approval from the Neptune Series Woody Creek holders is required in the event the Company decides to sell the Woody Creek Property. The determination of when the Woody Creek Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the interests of members to sell the Woody Creek Property.

Neptune - The Garrison Series

On August 11, 2025, Neptune established The Garrison Series LLC whose assets include a single-family home located at 7012 Cottonseed Dr., Princeton, TX 75407 (the “Garrison Property”). The Garrison Property was qualified by the SEC on September 29, 2025 and the Company completed the acquisition of the Garrison Property on February 3, 2026.

The Garrison Series

Address of Property	7012 Cottonseed Dr., Princeton, TX 75407

Square foot	1,800

Number of Units	1

Configuration	4 bedrooms; 2.5 baths

Historical Occupancy for 2026	Rented

Type of Property	Single-home residential

Property listing	The Garrison Property will be managed as a single-family rental and will be listed on national and local rental sites.

Sale of Property	No approval from the Neptune Series Garrison holders will be required in the event the Company decides to sell the Garrison Property. The determination of when the Garrison Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the interests of our members to sell the Garrison Property.

Neptune - The Macallan Series

On January 23, 2026, Neptune established The Macallan Series LLC whose assets include a single-family home located at 417 Pineywood Trail Princeton, TX 75407 (the “Macallan Property”).

The Macallan Series

Address of Property	417 Pineywood Trail Princeton, TX 75407

Square foot	1,294

Number of Units	1

Configuration	3 bedrooms; 2 baths

Historical Occupancy for 2026	Rented

Type of Property	Single-home residential

Property listing	The Macallan Property will be managed as a single-family rental and will be listed on national and local rental sites.

Sale of Property	No approval from the Neptune Series Macallan holders will be required in the event the Company decides to sell the Macallan Property. The determination of when the Macallan Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the interests of our members to sell the Macallan Property.

Neptune - The Jameson Series

On January 23, 2026, Neptune established The Jameson Series LLC whose assets include a single-family home located at 324 Wild Rose Way, Princeton, TX 75407 (the “Jameson Property”).

The Jameson Series

Address of Property	324 Wild Rose Way, Princeton, TX 75407

Square foot	1,294

Number of Units	1

Configuration	3 bedrooms; 2 baths

Historical Occupancy for 2026	Rented

Type of Property	Single-home residential

Property listing	The Jameson Property will be managed as a single-family rental and will be listed on national and local rental sites.

Sale of Property	No approval from the Neptune Series Jameson holders will be required in the event the Company decides to sell the Jameson Property. The determination of when the Jameson Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the interests of our members to sell the Jameson Property.

Neptune - The Melwood Series

On May 4, 2026, Neptune established The Melwood Series LLC whose assets will include a residential home to be constructed at 7056 Train Station Way, Louisville, KY 40272.

The Melwood Series

Address of Property	7056 Train Station Way, Louisville, KY 40272

Square foot	1,498

Number of Units	1

Configuration	3 bedrooms; 2 baths

Type of Property	Single-family residential

Debt on the property	The principal amount of the Melwood Note is $183,150. Offering proceeds from subsequent closings will be applied towards the outstanding principal under the Melwood Note.

Monthly interest expense on debt	Approximately $685 based on the interest rate of 4.49% per annum. Offering proceeds from subsequent closings will be applied towards accrued interest under the Melwood Note.

Property listing	The Melwood Property will be managed as a single-family rental and will be listed on national and local rental sites.

Sale of Property	No approval from the Neptune Series Melwood holders will be required in the event the Company decides to sell the Melwood Property. The determination of when the Melwood Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the interests of our members to sell the Melwood Property.

Neptune - The Rossville Series

On May 4, 2026, Neptune established The Rossville Series LLC whose assets include a residential home located at 1005 Hunter Court, Memphis, IN 47143.

The Rossville Series

Address of Property	1005 Hunter Court, Memphis, IN 47143

Square foot	1,498

Number of Units	1

Configuration	3 bedrooms; 2 baths

Historical Occupancy for 2026	Rented

Type of Property	Single-family residential

Debt on the property	The principal amount of the Rossville Note is $176,355. Offering proceeds from subsequent closings will be applied towards the outstanding principal under the Rossville Note.

Monthly interest expense on debt	Approximately $650 based on the interest rate of 4.49% per annum. Offering proceeds from subsequent closings will be applied towards accrued interest under the Rossville Note.

Property listing	The Rossville Property will be managed as a single-family rental and will be listed on national and local rental sites.

Sale of Property	No approval from the Neptune Series Rossville holders will be required in the event the Company decides to sell the Rossville Property. The determination of when the Rossville Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the interests of our members to sell the Rossville Property.

Sale of the Templeton Property

On November 7, 2024, the Company sold the Templeton Property to a buyer for $405,000. On February 5, 2025, the Templeton Series was liquidated and the proceeds were used to partially repay the Templeton Promissory Note and Terra Mint extinguished the rest. For more information see – “Interests of Management and Others in Certain Transactions – Existing Transactions – Templeton Series Transactions.”

Sale of the Cedar Ridge Property

On July 3, 2025, the Company sold the Cedar Ridge Property to a buyer for $350,000. Following the sale, the Company liquidated the Cedar Ridge Series and allocated the proceeds towards partial repayment of the remaining outstanding balance of the Cedar Ridge Promissory Note and Terra Mint extinguished the rest. For more information see – “Interests of Management and Others in Certain Transactions – Existing Transactions – Cedar Ridge Series Transactions.”

Michter and Weller Properties

On December 19, 2025, the Company decided not to seek financing to complete the cash purchase of the Michter and Weller properties. As a result, investors in the Michter Series and Weller Series were refunded their entire investment on May 18, 2026, and June 26, 2026, respectively, and the Michter Series and Weller Series will no longer be a part of the offering.

Sale of the Stag Property

On February 27, 2026, the Company sold the Stag Property to a buyer for $350,000. Following the sale, the Company liquidated the Stag Series and returned all investor refunds on or about March 6 2026. The Stag Note was not repaid from the sale proceeds. As of June 30, 2026, $316,955 of the principal remained outstanding under the Stag Note, which was extended to June 30, 2027. For more information see – “Interests of Management and Others in Certain Transactions – Existing Transactions – Stag Series Transactions.”

Property Management Agreements with Terra Mint Group Corp.

Terra Mint serves as the Property Manager (the “Manager”) responsible for managing each Series’ Series Asset as described in the relevant Property Management Agreement (the “Terra Property Management Agreement”) for the Series. However, the Company may enter into agreements with third parties to manage a Series’ Series Assets (each such property manager, the “Property Manager”). The terms of each Property Management Agreement are as set forth below.

Authority: The Property Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the applicable Series Asset for each Series and may take any action that it deems necessary or desirable in connection with each Series Asset, subject to the limits set forth in the Agreement (generally acquisition of any asset or service for an amount equal to or greater than 1% of the value of the relevant Series Assets individually, or 3% of such value in the aggregate requires approval of the Managing Member).

Delegation: The Property Manager may delegate all or any of its duties. The Property Manager shall not have the authority to sell, transfer, encumber or convey any Series Asset.

Performance of Underlying Assets: The Property Manager gives no warranty as to the performance or profitability of the Series Assets or as to the performance of any third party engaged by the Property Manager hereunder.

Assignment: No Property Management Agreement may be assigned by either party without the consent of the other party.

Expenses: Each Series will pay, monthly, a property management fee to the Property Manager, equal to 8% of the Gross Receipts received by the Series during the immediately preceding month. The Property Manager will also charge (i) 0.75% quarterly assets under management fee for each property (as described further below) and (ii) up to 5.5% of the total capital improvement costs for renovations of a property. Upon the final sale of a property, the Property Manager will collect a disposition fee of 6-8%.

Each Series will bear all expenses of the applicable Series Asset and shall reimburse the Property Manager for any such expenses paid by the Property Manager on behalf of the applicable Series together with a reasonable rate of interest.

Duration and Termination: Each Property Management Agreement shall expire one year after the date on which the applicable Series Asset has been liquidated and the obligations connected to such Series Assets (including, without limitation, contingent obligations) have terminated, or earlier if the Manager is removed as the Managing Member of the applicable Series.

Property Management Agreements between Terra Mint Group Corp. and the Series

As stated above and in the Terra Property Management Agreement, Terra Mint may delegate all or any of its duties per each Series. Upon the sale of each property by Terra Mint to each individual series established by Neptune at the time each property was bought, Terra Mint entered into a Property Management Agreement with each individual series (the “Series Property Management Agreement”). Through the Series Property Management Agreement, Terra Mint has delegated its duties to each individual series.

Each individual Series as a result of the delegation has relieved Terra Mint of its duties and will receive the following fees as a result: (i) 8% of the Gross Receipts received by the Series during the immediately preceding month; (ii) a 0.75% quarterly assets under management fee for each property (as described further below); (iii) up to 5.5% of the total capital improvement costs for renovations of a property; and (iv) a 6-8% disposition fee upon the final sale of a property.

Per the Terra Property Management Agreement, Terra will retain its 7% sourcing fee regardless of the delegation.

Competition

Multiple competitors exist in the fractionalized real estate investment platform market. Currently the market is nascent and is not fully matured at this time despite the somewhat lower barriers to entry. Realbricks considers the following factors that distinguish the Realbricks platform from other competitors which includes:

•	A focus on acquiring a portfolio of long-term residential rentals in key stable markets;

•	Development of a secondary market to buy and sell individual interests between customers;

•	The ability for customers to choose between several residential rental properties that fit their budget and needs; and

•	Lower barriers to entry to allow non-accredited investors to invest in real estate ownership with low investment minimums.

Competitors to Realbricks include other real estate investment platforms and real estate investment trusts (REITs). Some real estate investment platforms offering similar services to Realbricks focusing on residential real estate including RealT and Arrived Homes. There are other investment platforms that focus on commercial and multi-family property investments including Roofstock, Inc. and Fundrise LLC. The Company is continuing to improve the platform and its offerings, and we believe our road map for long-term growth will provide a competitive advantage over others in the industry.

The Long- and Short-Term Rental Housing Industry

According to PwC, in its Emerging Trends in Real Estate 2025, key indicators point to the continued popularity of single-family rentals.1 The current long-term outlook for the United States residential real estate rental market is strong given the ongoing lack of sufficient rental or other housing and the relative costs of renting versus purchasing a home. The report found that the monthly cost of purchasing a single-family home exceeds rent in 20 of the largest real estate markets nationwide.

Neptune REM. LLC does not predict anticipate any major changes to the United States residential real estate market over the next three to five years that would adversely impact its long-term business plans.

1 https://www.pwc.com/us/en/industries/financial-services/images/pwc-etre-2025.pdf

Plan of Operations

1.	Launch of additional Long-Term Rentals series - Neptune REM LLC seeks to establish additional long-term rental series in varying residential real estate markets in Arizona, Florida, Missouri, Utah, and Texas.

2.	Acquire more capital and lines of credit to purchase more homes to place under management - in order for Neptune REM. LLC to grow over the next three years, it is essential to acquire additional capital and lines of credit to have the flexibility to purchase additional homes to place under management.

Employees

Neptune REM currently has 0 full-time employees and 0 part-time employees.

Terra Mint, as the Managing Member of the Company and the Property Manager (Terra Mint has delegated its property manager duties – for more information see “Property Management Agreements between Terra Mint Group Corp. and the Series”) of each of the Dalmore Series, the Woody Creek Series, the Blanton Series, the Garrison Series, the Macallan Series, the Jameson Series, the Melwood Series, and the Rossville Series currently has 7 full-time and 3 part-time employees or independent contractors.

Intellectual Property

None.

Regulation

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently. Regulations applicable to our business are described below.

Americans with Disabilities Act

Under the Americans with Disabilities Act of 1990, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the ADA requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state, and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater number of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected. See – “Risk Factors – Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.”

Environmental Matters

Under various federal, state, and local laws, ordinances, and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of hazardous or toxic substances. The costs of investigating, removing, or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent units or sell the property, or to borrow using the property as collateral, and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. For more information see – “Risk Factors – The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the Company’s investors.”

Tenant Rights and Fair Housing Laws

Various states have enacted laws, ordinances and regulations protecting the rights of housing tenants. Such laws may require us, our affiliated Property Manager, our third-party managers or other operators of our student housing properties to comply with extensive residential landlord requirements and limitations.

Litigation

The Company is not a party to any current litigation.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Neptune REM was incorporated in the State of Delaware on November 7, 2022. Neptune REM is an investment vehicle which enables investors to access fractional ownership of specific long- and short-term, residential housing rental property, but also, under certain circumstances, will consider multi-family and commercial real estate assets such as self-storage, warehouse and industrial, office, hospitality and retail properties. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the Company entitles the investor to the potential economic and tax benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management.

On November 7, 2024, the Company sold the Templeton Property to a buyer for $405,000. On February 5, 2025, the Templeton Series was liquidated and the proceeds were used to partially repay the outstanding balance of the Templeton Promissory Note and Terra Mint extinguished the rest. On July 3, 2025, the Company sold the Cedar Ridge Property to a buyer for $350,000. Following the sale, the Company liquidated the Cedar Ridge Series and used the resulting proceeds to partially repay the outstanding balance of the Cedar Ridge Promissory Note and Terra Mint extinguished the rest. See “Interest of Management and Others in Certain Transactions – Existing Transactions – Cedar Ridge Series Transactions.” On December 19, 2025, the Company decided not to seek financing to complete the cash purchase of the Michter and Weller properties. As a result, investors in the Michter Series and Weller Series were refunded their entire investment and the Michter Series and Weller Series are no longer a part of the offering. On February 27, 2026, the Company sold the Stag Property to a buyer for $350,000. Following the sale, the Company liquidated the Stag Series and used the resulting proceeds to issue refunds to investors. See “Interest of Management and Others in Certain Transactions – Existing Transactions – Stag Series Transactions.”

The Company has established separate Series for the holding of long- and short-term residential rental properties that have been acquired by the Company and intends to continue these acquisitions for the future. The debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Series of the Company will be enforceable against the assets of the applicable Series only, and not against the assets of the Company. In addition, Neptune REM manages all Series Assets related to each individual Series including the sale of property, renting of the long- or short-term, residential housing rental property, maintenance and insurance.

Terra Mint is the parent company of Neptune REM. Terra Mint is also the “Managing Member” of Neptune REM. Neptune REM is a real estate investment platform that allows individual investors to have direct access to quality long and short term residential real estate investment opportunities and invest in individual rental properties.

Our Managing Member, Terra Mint, is the sole owner and operator of the Realbricks Technologies Platform, an online real estate investment marketplace, which may be found on the website: www.realbricks.com. Currently, we are a wholly-owned subsidiary of Terra Mint.

Since its formation on November 7, 2022, our Company has been engaged primarily in acquiring properties for its Series and developing the financial offering and other materials to begin fundraising. We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have commenced.

Emerging Growth Company

We may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

•	Not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	Being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	Being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Operating Results

Revenues are generated at the series level. For the six months ended June 30, 2026, the Dalmore Series, the Woody Creek Series, and the Blanton Series generated $13,750, $12,000, and $15,166 in revenue, respectively. No revenue was recognized for the Stag Series, whose property was sold during the period, or for the Garrison Series, the Jameson Series, and the Macallan Series, whose properties were acquired during the period and had not generated rental revenue as of June 30, 2026. The Cedar Ridge and Templeton properties were sold in July 2025 and November 2024, respectively. Consolidated revenue for the six months ended June 30, 2026 and June 30, 2025 was $40,916 and $44,792, respectively.

For the fiscal year ended December 31, 2025, the Cedar Ridge Series, the Dalmore Series, the Woody Creek Series, the Stag Series, and the Blanton Series generated $5,775, $30,250, $22,000, $0, and $30,064 in revenue, respectively. Consolidated revenues for the years ended December 31, 2025 and 2024, was $88,089 and $128,324, respectively.

For the six months ended June 30, 2026 and June 30, 2025, we incurred $182,965 and $81,899 in operating expenses, respectively. The increase was primarily due to sourcing fees of $46,200 on the acquisition of the Garrison, Jameson, and Macallan properties and management fees of $27,131. Operating expenses for the six months ended June 30, 2026 includes $41,738 of deferred offering costs charged to operating expense upon the abandonment of the Stag Series offering. The Stag Series recognized a loss of $17,823 on the sale of the Stag Property, net of commissions and closing costs of $24,415, and incurred a disposition fee of $21,600 payable to the Manager. Consolidated net loss for the six months ended June 30, 2026 and June 30, 2025 was $191,361 and $85,332, respectively. Each series is responsible for its own operating expenses, such as property taxes, property insurance, and home ownership association fees beginning on the closing date of the offering of such series.

We have incurred $200,391 and $262,900 in operating expenses for the years ended December 31, 2025 and 2024, respectively. Each series will be responsible for its own Operating Expenses, such as property taxes, property insurance, and home ownership association fees beginning on the closing date of the offering of such series.

Liquidity and Capital Resources

As of June 30, 2026 and December 31, 2025, our Company maintained $3,664 and $48,039 in cash or cash equivalents, respectively, and no series of interests maintained any cash or cash equivalents. Each Series owes the amounts stated in their respective Promissory Notes payable to the Managing Member (as set out below) and upon closing of each Series offering that income will be used to repay the accounts payable obligations to the Managing Member.

Each Series will repay the outstanding balance of any promissory notes, loans, or short-term financing arrangements used to acquire its property with proceeds generated from subsequent closings of the offering of such Series. No series will have any obligation to repay a loan incurred by our Company to purchase a property for another series.

On March 20, 2023, the Company established The Cedar Ridge Series LLC (the “Cedar Ridge Series”) for the purpose of acquiring residential property located at 7927 N 93rd St., Omaha, NE 68122, (“Cedar Ridge Property”). On March 20, 2023, the Cedar Ridge Property was transferred to the Cedar Ridge Series by the Managing Member, the current sole owner Neptune REM. On July 3, 2025, the Cedar Ridge Property was sold to a buyer for $350,000. The Cedar Ridge Promissory Note was partially repaid from the sale proceeds and the remainder was extinguished, and all investor funds were returned on September 3, 2025. See “Interest of Management and Others in Certain Transactions - Existing Transactions - Cedar Ridge Series Transactions”.

On March 20, 2023, the Company established The Dalmore Series LLC (the “Dalmore Series”) for the purpose of acquiring residential property located at 7931 North 93rd Street, Omaha, Nebraska 68122, (“Dalmore Property”). On March 20, 2023, the Dalmore Property was transferred to the Dalmore Series by the Managing Member, the current sole owner Neptune REM. See “Interest of Management and Others in Certain Transactions - Existing Transactions - Real Estate Purchase”.

On March 20, 2023, the Company established The Templeton Series LLC (the “Templeton Series”) for the purpose of acquiring residential property located at 1502 Jones St. Unit 309 Omaha, Nebraska 68102, (“Templeton Property”). On March 20, 2023, the Templeton Property was transferred to the Templeton Series by the Managing Member. On November 7, 2024, pursuant to the Templeton Uniform Purchase Agreement, the Templeton Property was sold to a buyer for $405,000. On February 5, 2025, the Templeton Series was liquidated and the proceeds were used to partially repay the Templeton note and Terra Mint extinguished the remaining balance. All Templeton Series investor funds were returned on April 2, 2025. See “Interest of Management and Others in Certain Transactions – Existing Transactions – Templeton Series Transactions”.

On March 20, 2023, the Company established The Woody Creek Series LLC (the “Woody Creek Series”) for the purpose of acquiring residential property located at 16316 Saratoga St, Omaha, NE 68116, (“Woody Creek Property”). On March 20, 2023, the Woody Creek Property was transferred to the Woody Creek Series by the Managing Member. See “Interest of Management and Others in Certain Transactions - Existing Transactions - Real Estate Purchase”.

On January 12, 2024, the Company established The Blanton Series LLC (the “Blanton Series”) for the purpose of acquiring residential property located at 7923 N 93rd St, Omaha, NE 68122, (“Blanton Property”). On January 12, 2024, the Blanton Property was transferred to the Blanton Series by the Managing Member. See “Interest of Management and Others in Certain Transactions - Existing Transactions - Real Estate Purchase”.

On January 12, 2024, the Company established The Stag Series LLC (the “Stag Series”) for the purpose of acquiring residential property located at 7919 N 93rd St, Omaha, NE 68122, (“Stag Property”). On January 12, 2024, the Stag Property was transferred to the Stag Series by the Managing Member. On February 27, 2026, the Stag Property was sold to a buyer for $350,000. Following the sale, the Company liquidated the Stag Series and issued refunds to investors. All Stag Series investor funds were returned on March 6, 2026. As of June 30, 2026, $316,955 remained outstanding under the Stag Promissory Note. See “Interest of Management and Others in Certain Transactions - Existing Transactions - Real Estate Purchase”.

On August 11, 2025, the Company established The Garrison Series LLC for the purpose of acquiring a residential property (the “Garrison Property”) at 7012 Cottonseed Dr., Princeton, TX 75407. On September 17, 2025, the Company and D.R. Horton, Inc. entered into a Purchase and Sale Agreement (the “Garrison Agreement”) for the conveyance of the Garrison Property. Construction was completed at 7012 Cottonseed Dr., Princeton, TX 75407. On February 3, 2026, the Company acquired the Garrison Property.

On January 23, 2026, the Company established The Macallan Series LLC for the purpose of acquiring a residential property at 417 Pineywood Trail Princeton, TX 75407. On January 22, 2026, the Company and D.R. Horton entered into a Purchase and Sale Agreement (the “Macallan Agreement”) for the conveyance of the Macallan Property. On May 28, 2026, the Company acquired the Macallan Property.

On January 23, 2026, the Company established The Jameson Series LLC for the purpose of acquiring a residential property at 324 Wild Rose Way. Princeton, TX 75407. On January 22, 2026, the Company and D.R. Horton entered into a Home Purchase Agreement (the “Jameson Agreement”) for the conveyance of the Jameson Property. On May 19, 2026, the Company acquired the Jameson Property.

On May 4, 2026, the Company established The Melwood Series LLC whose assets will include a residential property to be constructed at 7056 Train Station Way, Louisville, KY 40272 (the “Melwood Property”) together with all improvements and appurtenances. On April 30, 2026, the Company and D.R. Horton entered into a Purchase and Sale Agreement (the “Melwood Agreement”) for the conveyance of the Melwood Property. To fund the balance of the purchase price not covered by current subscription proceeds, the Managing Member provided the Company with an unsecured, non-revolving intercompany promissory note in the principal amount of $183,150, plus interest, repayable from net proceeds of subsequent closings while the Melwood Series offering continues on the Realbricks platform. The Company intends to close on the Melwood Property on or about October 15, 2026.

On May 4, 2026, the Company established The Rossville Series LLC for the purpose of acquiring a residential property at 1005 Hunter Court, Memphis, IN 47143 (the “Rossville Property”). On April 25, 2026, the Company and D.R. Horton entered into the Purchase and Sale Agreement (the “Rossville Agreement”) for the conveyance of the Rossville Property. To fund the balance of the purchase price not covered by current subscription proceeds, the Managing Member provided the Company with an unsecured intercompany promissory note in the principal amount of $176,355, plus interest, repayable from net proceeds of subsequent closings while the Rossville Series offering continues on the Realbricks platform. On September 10, 2026, the Company acquired the Rossville Property.

On August 11, 2025, the Company established The Weller Series LLC for the purpose of acquiring a residential property at 405 Belgian Red Way, Wake Forest, NC 27587. On December 19, 2025, the Company decided not to seek financing to complete the cash purchase of the Weller Property. As a result, investors in the Weller Series were refunded their entire investment and the Weller Series is no longer a part of the offering.

On August 11, 2025, the Company established The Michter Series LLC for the purpose of acquiring a residential property at 2089 Widgeon Point, Lebanon, TN 37090. On December 19, 2025, the Company decided not to seek financing to complete the cash purchase of the Michter Property. As a result, investors in the Michter Series were refunded their entire investment and the Michter Series is no longer a part of the offering.

On March 20, 2023, the Dalmore Series entered into the Dalmore Promissory Note for a principal amount of $379,435. On March 20, 2023, the Woody Creek Series entered into the Woody Creek Promissory Note for a principal amount of $337,851. On January 12, 2024, the Blanton Series entered into the Blanton Promissory Note for a principal amount of $400,300. On January 12, 2024, the Stag Series entered into the Stag Promissory Note for a principal amount of $400,300 (the “Dalmore Promissory Note,” the “Woody Creek Promissory Note,” the “Blanton Promissory Note,” and the “Stag Promissory Note” are collectively referred to herein as the “Promissory Notes”).

The Promissory Notes originally had a term of 18 months commencing from June 27, 2024, the qualification date of our Regulation A Offering and maturing on December 31, 2025. The maturity date has since been extended to June 30, 2027 (the “Maturity Date”). The Dalmore Promissory Note and Woody Creek Promissory Note each bear interest at the minimum applicable federal rate at the date of issuance of 4.41%. The Blanton Promissory Note and the Stag Promissory Note bear interest at the minimum applicable federal rate at the date of issuance of 4.89%. The Promissory Notes, plus accrued interest, are repayable in full within 14 days of the Maturity Date. If we have not been able to raise sufficient funds through our Series’ Offering to repay the Promissory Notes and accrued interest in full, any outstanding balance due shall automatically convert into Series Interest of the related Series of such Promissory Note on the same terms as those offered to investors in that Series. As of June 30, 2026, the principal outstanding balances of the Dalmore Promissory Note, Woody Creek Promissory Note, Stag Promissory Note, and Blanton Promissory Note were $51,530, $209,721, $316,955, and $240,080, respectively. Interest accrued on the Promissory Notes for the year ended December 31, 2025was $68,956. The Cedar Ridge Promissory Note and the Templeton Promissory Note were repaid or extinguished following the sale of the related properties.

Going Concern

For the periods ended June 30, 2026, and 2025, the Company had consolidated losses of $191,361 and $85,332, respectively. As of June 30, 2026, and December 31, 2025, the Company had consolidated working capital deficits of $504,614 and $733,095, respectively.

The Company’s financial statements have been prepared assuming the Company will continue as a going concern. The Company will require additional capital until revenue from operations are sufficient to cover operational costs. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

During the next 12 months, the Company intends to fund operations through member advances and debt and/or equity financing. There are no assurances that management will be able to raise capital on terms acceptable to the Company. If it is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned development and operations, which could harm its business, financial condition and operating results. The Company’s accompanying financial statements do not include any adjustments that might result from these uncertainties.

Trend Information

The Company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company’s control could cause fluctuations in these conditions, including but not limited to recession, downturn or otherwise; government policies surrounding tenant rights; local ordinances where properties reside as a result of the coronavirus pandemic; travel restrictions; changes in the real estate market; tariffs; and interest-rate fluctuations. Adverse developments in these general business and economic conditions could have a material adverse effect on the Company’s financial condition and the results of its operations.

Relaxed Ongoing Reporting Requirements

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

•	Not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	Taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	Being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	Being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our shareholders could receive less information than they might expect to receive from more mature public companies.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

In accordance with the Operating Agreement and the Series Designation for each Series, Terra Mint is the initial member of each Series. Terra Mint is also the Managing Member of Neptune. Finally, Terra Mint is identified as the Property Manager of each Series, unless otherwise specified in the Series Designation for a Series.

Terra Mint Group Corp. - Managing Member of Neptune REM, LLC

Neptune REM is managed by its Managing Member, Terra Mint. Terra Mint is operated by the following executives and directors who, with the exception of Mr. Arsenault, all provide services for the Company on a full-time basis.

Name	Position	Age	Term of Office	Full Time/ Part Time
Officers
Chris Gerardi	Chief Executive Officer & Chief Financial Officer	42	June 1, 2025	Full Time
Nikki Gilbreth	Chief Compliance Officer	34	April 1, 2026	Full Time
Galen C. Peterson	Chief Strategy Officer	35	August 1, 2026	Full Time
John Arsenault	Manager and General Counsel	47	June 16, 2025	Part Time – 20 hours

Directors
Chris Gerardi	Director	42	April 26, 2021

There are no familial relationships between any of these parties.

Chris Gerardi is a founder, Chief Financial Officer, and the Chief Executive Officer of Terra Mint. Before replacing Kevin Cottrell as Chief Executive Officer on June 1, 2025, Mr. Gerardi had served as Terra Mint’s Chief Operating Officer since August 2022. From May 2017 to May 2021, he founded and was the 70% owner of Mellivora, LLC (“Mellivora”), an apparel company selling unique photographic prints on women's leggings. While at Mellivora, he was involved in operations, management, photography, vendor sourcing, licensing, e-commerce management, business and product development. Since April 2021, Mr. Gerardi has served on the board of directors of Terra Mint.

Nikki Gilbreth is a compliance executive with over a decade of experience in broker-dealer regulation and oversight within financial services and capital markets. As Chief Compliance Officer, she has supervised thousands of transactions, with deep expertise in reviewing investor accounts, advertising materials, and ensuring regulatory adherence. She has held her Series 24 license since 2019 and brings prior experience from North Capital, RealtyMogul, AXA Advisors, and UPS, where she developed a strong foundation in compliance operations, risk management, and regulatory frameworks.

Galen C. Peterson Terra Mint’s Chief Strategy Officer. Mr. Peterson is a Colorado-based patent and intellectual property attorney who worked for the University of Colorado Research and Innovation Office from June 2021 to March 2022, and as a transactional and litigation associate from 2022 to 2026.

John Arsenault is Terra Mint’s General Counsel and the Manager of the Company. Mr. Arsenault is a Colorado-based patent and intellectual property attorney who has represented numerous software companies, including assisting on several cryptocurrency projects. With ten years of experience as general counsel and an intellectual property background, Mr. Arsenault plays an integral role in protecting developed assets and counseling Terra Mint towards legal solutions.

Departure of Eugene M. Frederick

On March 31, 2026, Eugene M. Frederick resigned as Chief Growth Officer and as a member of the board of directors of Terra Mint (the “Board”). The Company does not intend to maintain a Chief Growth Officer role following Mr. Frederick’s departure.

Departure of Scott Lewis

On March 30, 2026, Scott Lewis departed as Chief Strategy Officer. Galen C. Peterson was appointed to fill the vacancy on August 1, 2026.

Departure of Taylor Utt

On October 24, 2025, Taylor Utt, Chief Marketing Officer of Terra Mint, resigned as Chief Marketing Officer of Terra Mint.

Departure of Kevin Cottrell

On June 1, 2025, Kevin Cottrell, co-founder of Terra Mint, resigned as Chief Executive Officer of Terra Mint and as a member of its Board.

Death of Ahmed Khaleel

On August 6, 2024, the Company was informed of the death of Ahmed Khaleel. Mr. Khaleel was a founder and the Chief Technology Officer of Terra Mint. In his role as Chief Technology Officer, he was the architect of, and designed an asset-based securities and fractionalization platform focused on real estate.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by our Company.

In the year ended December 31, 2025, the Company’s managing member, Terra Mint, paid Chris Gerardi a total of $250,000, of which $0 was attributable to services rendered to the Company. Terra Mint paid Kevin Cottrell a total of $45,000, of which $0 was attributable to services rendered to the Company. These total amounts reflect all compensation awarded to, earned by, or paid to Chris Gerardi and Kevin Cottrell for the year ended December 31, 2025. No other director or executive officer of Terra Mint received compensation for services rendered to the Company.

Rather, Terra Mint will receive asset management and sourcing fees as described under “Securities Being Offered - Distributions” in our Offering Circular and will receive property management fees as discussed in “The Company’s Business - Property Management Agreement with Terra Mint Group Corp.” For the six months ended June 30, 2026, Terra Mint charged management fees of $27,131 to Dalmore, Woody Creek, Stag, Blanton and Garrison; sourcing fees of $46,200 to Garrison, Jameson, and Macallan; and a disposition fee of $21,600 to Stag. As of June 30, 2026, all of the foregoing fees remain unpaid. No asset management fees or property management fees were charged by Terra Mint for the years ended December 31, 2025 and 2024. Sourcing Fees will be paid by the Company to Terra Mint for the Dalmore Series, the Blanton Series, the Woody Creek Series, the Garrison Series, the Macallan Series, the Jameson Series, the Melwood Series, and the Rossville Series. We also do not intend to compensate our directors for their service on our board.

•	Assets Under Management Fee: a 0.75% quarterly fee equal to 0.75% of the purchase price of a Series Asset, calculated as of the last day of each fiscal quarter.

•	Property Management Fee: We generally seek to set these fees to be comparable to prevailing market rates for the management of rental properties in the relevant geographic area.

•	Sourcing Fee: Any portion of the sourcing fee for the Series that is not funded by the proceeds of the Series offering and that is booked as an expense of the Series, at the Company and Managing Member’s discretion. Please see “Use of Proceeds” for the sourcing fee applicable to each specific Series.

As of October 1, 2026, the Company has not paid any asset management fees, property management fees, or sourcing fees to Terra Mint. While no sourcing fees have yet been paid as of the date of this PQA, Terra Mint has earned sourcing fees for the Series Properties, which are payable to Terra Mint as follows:

1.	Dalmore Series: $18,068
2.	Woody Creek Series: $16,010
3.	Blanton Series: $21,600
4.	Garrison Series: $16,100
5.	Macallan Series: $15,050
6.	Jameson Series: $15,050
7.	Melwood Series: $19,600
8.	Rossville Series: $18,193

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table displays the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 10% of any class of the Company’s capital stock, (2) all executive officers and directors as a group, and (3) any other holder who beneficially owns more than 10% of any class of the Company’s capital stock.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership
Membership Interest	Terra Mint Group Corp. 412 W. Norfolk Ave., Suite 2, Norfolk, NE 68701	100% of Membership Interests of Neptune REM LLC

The following table sets out, as of August 31, 2026, the voting securities of Terra Mint that are owned by executive officers and directors, and other persons holding more than 10% of any class of the Terra Mint’s voting securities or having the right to acquire those securities. Unless otherwise disclosed, the address of each officer, director, and 10% stockholder of Terra Mint’s voting securities is 412 W. Norfolk Ave., Suite 2, Norfolk, NE 68701.

Name and Address of Beneficial Owner	Title of class	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class (1)
10% or Greater Securityholders
Kevin Cottrell(2)	Common	3,218,505	N/A	12.87%
The Estate of Ahmed Khaleel(3)	Common	3,137,512	N/A	12.55%

Executive Officers and Directors
Chris Gerardi	Common	6,019,401	N/A	24.08%
Nikki Gilbreth	Common	‒	N/A	‒
Galen C. Peterson	Common	‒	N/A	‒
John Arsenault	Common	2,000,000	N/A	8.00%
All Executive Officers and Directors	Common	8,019,401	N/A	32.08%

(1) Based on 25,000,000 shares outstanding as of August 31, 2026.

(2) Mr. Cottrell is a co-founder of Terra Mint and served as its Chief Executive Officer and as a member of the board of directors from April 2022 to June 2025.

(3) Mr. Khaleel passed away on August 6, 2024. The securities reported as beneficially owned by Mr. Khaleel are currently held by his estate. For more information see – “Interest of Management and Others in Certain Transactions – Stock Repurchase Agreement.”

At the closing of each offering Terra Mint Group Corp., our Managing Member, must purchase a minimum of 1% and may purchase a maximum of 9.8% of Series Interests through the Offering, or such other minimum and maximum percentage amount as set forth in the applicable Series Certificate of Designations for the relevant Series, for the same price as all other investors.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Existing Transactions

Property Management Agreement

Each Series has entered into or is expected to enter into a Property Management Agreement with Terra Mint, the Managing Member of the Company. See “The Company’s Business - Property Management Agreement with Terra Mint” for a description of this agreement.

Real Estate Purchases

On March 20, 2023, the Dalmore Series entered into a Purchase Agreement with Terra Mint, the Managing Member for the purchase of the Dalmore Property, at a net purchase price of $379,435 (i.e., the asset price totaling outstanding amount due on the Dalmore Promissory Note).

On March 20, 2023, the Woody Creek Series entered into a Purchase Agreement with Terra Mint, the Managing Member for the purchase of the Woody Creek Property, at a net purchase price of $337,851 (i.e., the asset price totaling outstanding amount due on the Woody Creek Promissory Note).

On January 12, 2024, the Blanton Series entered into a Purchase Agreement with Terra Mint, the Managing Member for the purchase of the Blanton Property, at a net purchase price of $400,300 (i.e., the asset price totaling outstanding amount due on the Blanton Promissory Note).

On September 17, 2025, the Company and Seller entered into the Garrison Agreement for the conveyance of the Garrison Property for a purchase price of $229,990. The Company closed on the purchase of the Garrison Property on February 3, 2026.

On January 23, 2026, the Company and Seller entered into the Macallan Agreement for the conveyance of the Macallan Property for a purchase price of $215,000. The Company closed on the purchase of the Macallan Property on May 28, 2026.

On January 23, 2026, the Company and Seller entered into the Jameson Agreement for the conveyance of the Jameson Property for a purchase price of $215,000. The Company closed on the purchase of the Jameson Property on May 19, 2026.

On April 30, 2026, the Company and Seller entered into the Melwood Agreement for the conveyance of the Melwood Property for a purchase price of $280,000. To fund the balance of the purchase price not covered by current subscription proceeds, Terra Mint provided the Company with an unsecured, non-revolving intercompany promissory note in the principal amount of $183,150 bearing interest at 4.49% per annum, with recourse limited solely to the assets of the Melwood Series, and payable in full on the fifth anniversary of funding. The Melwood Series offering will continue on the Realbricks platform and net proceeds from subsequent closing will be allocated towards repayment of the Melwood Note. The Company intends to close on the Melwood Property on or about October 15, 2026.

On April 25, 2026, the Company and Seller entered into the Rossville Agreement for the conveyance of the Rossville Property for a purchase price of $259,900. To fund the balance of the purchase price not covered by current subscription proceeds, Terra Mint provided the Company with an unsecured, non-revolving intercompany promissory note in the principal amount of $176,355 bearing interest at 4.49% per annum, with recourse limited solely to the assets of the Rossville Series, and payable in full on the fifth anniversary of funding. The Rossville Series offering will continue on the Realbricks platform and net proceeds from subsequent closing will be allocated towards repayment of the Rossville Note. The Company closed on the Rossville Property on September 10, 2026.

Stag Series Transactions

On January 12, 2024, the Stag Series entered into a Purchase Agreement with Terra Mint, the Managing Member for the purchase of the Stag Property, at a net purchase price of $400,300 (i.e., the asset price totaling outstanding amount due on the Stag Promissory Note). On February 27, 2026, the Stag Property was sold to a buyer for $350,000 pursuant to the Stag Uniform Purchase Agreement which contained customary representations and warranties. Following the sale, the Company liquidated the Stag Series and used the resulting proceeds to issue refunds to investors. The Stag Property sale generated net proceeds of $317,935 ($350,000 sale price less a $7,650 seller credit and $24,415 of commissions and closing costs). Of these proceeds, $95,319 was distributed to members, consisting of a return of capital of $90,780 and $4,539 representing appreciation on the Stag Property, and the Manager received the remaining $222,616 on behalf of the Stag Series. As of June 30, 2026, accounts receivable – related party for the Stag Series totaled $209,137, reflecting the $222,616 held by the Manager less $13,479 applied to Stag Series payables. The $316,955 Stag Promissory Note was not repaid from the sale proceeds and was extended to June 30, 2027. The Manager waived interest on the Stag Promissory Note effective March 1, 2026 and waived its entitlement to 20% of distributions in excess of the return of original capital contributions upon the liquidation of the Stag Series. The Stag Series incurred a $21,600 disposition fee payable to the Manager, which remained unpaid as of June 30, 2026.

Michter and Weller Properties

On September 16, 2025, the Company and Seller entered into the Michter Agreement for the conveyance of the Michter Property for a purchase price of $299,990. On December 19, 2025, the Company decided not to seek financing to complete the cash purchase of the Michter Property. Accordingly, on May 18, 2026, investors in the Michter Series were refunded their entire investment and the Michter Series is no longer a part of the offering.

On September 18, 2025, the Company and Seller entered into the Weller Agreement for the conveyance of the Weller Property for a purchase price of $282,760. On December 19, 2025, the Company decided not to seek financing to complete the cash purchase of the Weller Property. Accordingly, on June 26, 2026, investors in the Weller Series were refunded their entire investment and the Weller Series is no longer a part of the offering.

Cedar Ridge Series Transactions

On March 20, 2023, the Cedar Ridge Series entered into a Purchase Agreement with Terra Mint, the Managing Member for the purchase of the Cedar Ridge Property, at a net purchase price of $379,435 (i.e., the asset price totaling outstanding amount due on the Cedar Ridge Promissory Note). On July 3, 2025, the Cedar Ridge Property was sold to a buyer for $350,000 pursuant to the Cedar Ridge Uniform Purchase Agreement which contained customary representations and warranties. Proceeds from the sale were used to partially repay the outstanding balance of the Cedar Ridge Promissory Note and Terra Mint extinguished the rest.

Templeton Series Transactions

On March 20, 2023, the Templeton Series entered into a Purchase Agreement with Terra Mint, the Managing Member for the purchase of the Templeton Property, at a net purchase price of $406,299 (i.e., the asset price totaling outstanding amount due on the Templeton Promissory Note). On November 7, 2024, the Templeton Property was sold to a buyer for $405,000 pursuant to the Templeton Uniform Purchase Agreement which contained customary representations and warranties. Proceeds from the sale were used to partially repay the outstanding balance of the Templeton Promissory Note and Terra Mint extinguished the rest.

Stock Repurchase Agreement

On January 27, 2025, Terra Mint entered into a stock repurchase agreement (the “Stock Repurchase Agreement”) with the estate of Ahmed Mohamed Khaleel whereby Terra Mint agreed to repurchase 3,750,000 shares of Terra Mint from the estate for a total purchase price of $1,500,000 at an interest rate of 4.30% due and payable on December 31, 2025. The repurchase was completed, and the estate of Ahmed Mohamed Khaleel remains the beneficial owner of 3,137,512 shares of Terra Mint.

Conflicts of Interest

The Company is subject to various conflicts of interest arising out of its relationship with Terra Mint, the Company’s Managing Member, and its affiliates. Some of the material conflicts that our Managing Member and its affiliates will face include the following:

•	Our reliance on real estate professionals acting on behalf of our Managing Member must determine which investment opportunities to recommend to us. The Managing Member may organize one or more similar offerings with investment criteria that compete with us.

•	Our Managing Member’s real estate professionals will have to allocate their time among us, our Managing Member’s business, and other programs and activities in which they are involved.

•	The terms of our operating agreement (including our Managing Member’s rights and obligations and the compensation payable to our Managing Member and its affiliates) were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third-party.

•	We have not implemented a policy that expressly prohibits our contractors or affiliates from engaging for their own account in similar business activities such as those conducted by Neptune REM, LLC.

•	Some or all of the Series will acquire their properties from the Managing Member or from an affiliate of the Managing Member. Prior to a sale to a Series, the Managing Member will acquire a property, repair, and improve the property. The Managing Member will then resell the property to a Series at a value determined by the Managing Member or affiliate of the Managing Member which may reflect a premium over the Managing Member’s investment in the property. Accordingly, because the Managing Member will be an interested party with respect to a sale of a property that it owns to a Series, the Managing Member’s interests in such a sale may not be aligned with the interests of the Series or its investors. There can be no assurance that a property purchase price that a Series will pay to the Managing Member will be comparable to that which a series might pay to an unaffiliated third-party property seller.

•	The Managing Member does not assume any responsibility beyond the duties specified in the operating agreement and will not be responsible for any action of our board of directors in following or declining to follow the Managing Member’s advice or recommendations. The Managing Member’s liability is limited under the Operating Agreement and we have agreed to reimburse, indemnify and hold harmless the Managing Member and its affiliates, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from acts or omissions of, such indemnified parties not constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Managing Member’s duties under the Operating Agreement which has a material adverse effect on us. As a result, we could experience poor performance or losses for which the Managing Member would not be liable.

•	The Managing Member or an affiliate may provide or arrange short-term financing to a Series towards the purchase price of the property on terms that are not the result of arm’s-length negotiation, and the Managing Member faces conflicts of interest in deciding whether to extend, modify, or enforce such financing arrangements, which could result in terms less favorable to investors or foreclosure on the Series’ property.

SECURITIES BEING OFFERED

The following descriptions of the Company’s Series Interests, certain provisions of Delaware law, the Series Designation for each Series and the Operating Agreement are summaries and are qualified by reference to Delaware law, the Series Designation of the relevant Series and the Operating Agreement.

General

Title to each Series Asset

Title to the property comprising a Series Asset of a Series will be held by such Series.

Managing Member, Terra Mint Group, Corp.

Terra Mint Group, Corp. is the Managing Member of each Series.

In addition, Terra Mint serves as the Property Manager responsible for managing each Series’ Assets as described in the relevant Terra Property Management Agreement for each Series. However, Terra Mint may enter into agreements with third parties to manage a Series’ Assets (For more information see “Property Management Agreements between Terra Mint Group Corp. and its Series”).

The Managing Member may amend any of the terms of the Operating Agreement of the Company or any Series Designation as it determines in its sole discretion. However, no amendment to the Operating Agreement may be made without the consent of the holders holding a majority of the outstanding Series Interests, that: (i) decreases the percentage of outstanding Series Interests required to take any action under the Agreement; (ii) materially adversely affects the rights of any of the members holding Series Interests (including adversely affecting the holders of any particular Series Interests as compared to holders of other Series Interests); (iii) modifies Section 11.1(a) of the Operating Agreement or gives any person the right to dissolve the Company; or (iv) modifies the term of the Company.

Distributions

Subject to Section 7.03 and Article XI of the Operating Agreement, as described in the Operating Agreement, and any Series Designation, we intend to distribute Free Cash Flows of a Series, after (a) payment of accrued Asset Management Fees, (b) repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations including any accrued interest as there may be, and (c) the creation of such reserves as the Managing Member deems necessary, in its sole discretion, to meet future Operating Expenses. A Series’ net income, and therefore, its Free Cash Flows, will be reduced by the expenses of that Series, including the following fees paid to our Managing Member and Property Manager, unless indicated in the relevant Series Designation or property management agreement:

•	Assets Under Management Fee: a 0.75% quarterly fee equal to 0.75% of the purchase price of a Series Asset, calculated as of the last day of each fiscal quarter.

•	Property Management Fee: We generally seek to set these fees to be comparable to prevailing market rates for the management of rental properties in the relevant geographic area.

•	Sourcing Fee: Any portion of the sourcing fee for the Series that is not funded by the proceeds of the Series offering and that is booked as an expense of the Series, at the Company and Managing Member’s discretion. Please see “Use of Proceeds” for the sourcing fee applicable to each specific Series.

•	Disposition Fee: A fee of 6-8% of the final gross sales price of a property, payable to the Property Manager upon the final sale of the property. Please see “Use of Proceeds” for the disposition fee applicable to each specific Series.

During the period ended June 30, 2026, and 2025, the Company and each Series paid dividends to investors of $25,934 and $2,776, respectively. In connection with the liquidation of the Stag Series, the Company distributed $95,319 to its investors.

We determined these fees internally without any independent assessment of comparable market fees. As a result, they may be higher than those available from unaffiliated third parties. After payment of all of the above fees, all other cash expenses and capital expenditures by the Series, it may not generate sufficient revenue to produce any Free Cash Flows or make distribution to investors.

Distributions will be applied as follows:

First, 100% to the members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise) until the members have received back 100% of their Capital Contribution; and

Second, 20% to the Managing Member and 80% to the members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise).

“Free Cash Flows” means any available cash for distribution generated from the net income received by a Series, as determined by the Managing Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization of the relevant Series Asset (as shown on the income statement of such Series) and (iii) any depreciation of the relevant Series Asset (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less: (a) any non- operating income (or plus any non-operating loss) resulting from a Monetization Event and included in net income, any capital expenditure related to the Series Asset (as shown on the cash flow statement of such Series), (c) any other liabilities or obligations of the Series, in each case to the extent not already paid or provided for, and (d) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with terms of the Operating Agreement. For the avoidance of doubt, net income received by a Series shall reflect the deduction of applicable Property Management Fees and Asset Management Fees as expenses of the Series.

We do not intend to obtain a third-party valuation of the assets of each Series to determine “purchase price” of a Series Asset.

Restrictions on Transfer

No transfer of any Series Interest, whether voluntary or involuntary, will be valid or effective, and no transferee will become a substituted Member, unless the written consent of the Managing Member has been obtained, which consent may be withheld in its sole and absolute discretion. Furthermore, no transfer of any Series Interests, whether voluntary or involuntary, will be valid or effective unless the Managing Member determines, after consultation with legal counsel acting for the Company that such transfer will not, unless waived by the Managing Member:

•	Result in the transferee directly or indirectly owning in excess of 9.8% of the aggregate outstanding Series Interests;

•	Result in there being 2,000 or more beneficial owners (as such term is used under the Exchange Act) or 500 or more beneficial owners that are not accredited investors (as defined under the Securities Act) of any Series, as specified in Section 12(g)(1)(A)(ii) of the Exchange Act, unless the Series Interests have been registered under the Exchange Act or the Company is otherwise an Exchange Act reporting company;

•	Cause all or any portion of the assets of the Company or any Series to constitute plan assets for purposes of the Employee Retirement Income Security Act of 1974;

•	Adversely affect the Company or such Series, or subject the Company, the Series, the Managing Member or any of their respective affiliates to any additional regulatory or governmental requirements or cause the Company to be disqualified as a limited liability company or subject the Company, any Series, the Managing Member or any of their respective affiliates to any tax to which it would not otherwise be subject;

•	Require registration of the Company, any Series or any Series Interests under any securities laws of the United States of America, any state thereof or any other jurisdiction; or

•	Violate or be inconsistent with any representation or warranty made by the transferring Member.

Redemption

Members shall not have any right to resign or redeem their Series Interests from the Company; provided that (i) when a transferee of a Member’s Series Interests becomes a record holder of such Interests, such transferring Member shall cease to be a Member of the Company with respect to the Interests so transferred and (ii) Members of a Series shall cease to be Members of such Series when such Series is finally liquidated in accordance with the Operating Agreement.

Voting Rights

Investors have limited voting rights, and substantial powers are delegated to our Managing Member under Section 5.1 of the Company’s Operating Agreement for which a vote of the Series Interest holders is not required.

When submitting a matter of vote, a holder of a Series Interest, is entitled to one vote per Series Interest on any and all matters submitted for the consent or approval of members generally. No separate vote or consent of the holders of Series Interests of a specific Series shall be required for the approval of any matter, except for matters specified in the Series Designation of such Series.

For each existing Series, the affirmative vote of the holders of not less than a majority of the Series Interests of the Series then outstanding shall be required to: (a) decrease the percentage of outstanding Interests required to take any action under the Operating Agreement; (b) any amendment to the Operating Agreement (including the Series Designation) that would materially adversely affect the rights of any of the Members (including adversely affecting the holders of any particular Series of Interests as compared to holders of other series of Interests); (c) modify any provisions of the Operating Agreement relating to dissolution or give any person the right to dissolve the Company; or (d) any modification to the term of the Company.

The affirmative vote of at least two thirds of the total votes that may be cast by all outstanding Series Interests, voting together as a class, may elect to remove the Managing Member at any time if the Managing Member is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series or the Company and which has a material adverse effect on the Company. If the Managing Member is so removed, the members, by a plurality vote, may appoint a replacement managing member or approve the liquidation and termination of the Company and each Series in accordance with the provisions of Article X of the Operating Agreement. In the event of the resignation of the Managing Member, the Managing Member shall nominate a successor Managing Member and the vote of a majority of the outstanding Series Interests shall be required to elect such successor Managing Member. The Managing Member shall continue to serve as the Managing Member of the Company until such date as a successor Managing Member is so elected.

Confidential Information

The purpose of Article XIV of the Operating Agreement is to protect confidential information of the Company that would be available to Series Interest holders but not subject to disclosure under federal securities laws or otherwise publicly available. Such information would include personal information of other investors held by the Company, and other information in the books and records of the Company that is not public and to which a Series Interest holder requests and receives access. Note, this confidentiality obligation does not extend to disclosures which are required by law or to which the Managing Member consents.

Reports to Members

The Managing Member must keep appropriate books and records with respect to the business of the Company and each Series business. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP, unless otherwise required by applicable law or other regulatory disclosure requirement. For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by our Managing Member in accordance with the Internal Revenue Code.

Except as otherwise set forth in the applicable Series Designation, within 120 calendar days after the end of the fiscal year and 90 calendar days after the end of the semi-annual reporting date, the Managing Member must use its commercially reasonable efforts to circulate to each Member electronically by e-mail or made available via an online platform:

•	A financial statement of each Series prepared in accordance with U.S. GAAP, which includes a balance sheet, profit and loss statement and a cash flow statement; and

•	Confirmation of the number of Series Interests in each Series outstanding as of the end of the most recent fiscal year;

provided, that notwithstanding the foregoing, if the Company or any Series is required to disclose financial information pursuant to the Securities Act or the Exchange Act (including without limitations periodic reports under the Exchange Act or under Rule 257 under Regulation A of the Securities Act), then compliance with such provisions shall be deemed compliance with the above requirements and no further or earlier financial reports shall be required to be provided to the Members of the applicable Series with such reporting requirement.

Our Managing Member intends to file with the Commission periodic reports as required by applicable securities laws.

Under the Securities Act, the Company must update this Offering Circular upon the occurrence of certain events, such as asset acquisitions. The Company will file updated offering circulars and offering circular supplements with the Commission. The Company is also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, the Company will file annual reports, semiannual reports and other information with the Commission. In addition, the Company plans to provide Series Interest holders with periodic updates, including offering circulars, offering circular supplements, pricing supplements, information statements and other information.

The Company will provide such documents and periodic updates electronically by email or made available through the Company’s platform.

Distribution Upon Liquidation of a Series

Subject to Article XI of the Operating Agreement and any Series Designation, any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be applied and distributed as follows:

(a)	First, 100% to the Members (pro rata and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise) until the Members have received back 100% of their Capital Contribution; and

(b)	Second, 20% to the Managing Member and 80% to the Members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise).

During the period ended June 30, 2026, and 2025, the Company and each Series paid dividends to investors of $25,934 and $2,776, respectively. In connection with the liquidation of the Stag Series, the Company distributed $95,319 to its investors.

Other Rights

Holders of Series Interests shall have no conversion, exchange, sinking fund, appraisal rights, no preemptive rights to subscribe for any securities of the Company and no preferential rights to distributions of Series Interests.

Forum Selection Provisions

The Company’s Operating Agreement includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement or the transactions contemplated thereby, excluding matters arising under the federal securities laws, be brought in state or federal court of competent jurisdiction located within the State of Delaware.

This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims.

Ongoing Reporting and Supplements to this Offering Circular

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by the end of September each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

At least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the Company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

No.	Exhibit Description
2.1*	Certificate of Formation of Neptune REM, LLC

2.2*	Second Amended and Restated Operating Agreement of Neptune REM, LLC

3.1*	Form of Series Designation of The Cedar Ridge Series, a series of Neptune REM, LLC

3.2*	Form of Series Designation of The Dalmore Series, a series of Neptune REM, LLC

3.3*	Form of Series Designation of The Templeton Series, a series of Neptune REM, LLC

3.4*	Form of Series Designation of The Woody Creek Series, a series of Neptune REM, LLC

3.5*	Form of Series Designation of The Blanton Series, a series of Neptune REM, LLC

3.6*	Form of Series Designation of The Stag Series, a series of Neptune REM, LLC

3.7*	Form of Series Designation of The Garrison Series, a series of Neptune REM, LLC

3.8*	Form of Series Designation of The Macallan Series, a series of Neptune REM, LLC

3.9*	Form of Series Designation of The Jameson Series, a series of Neptune REM, LLC

3.10*	Form of Series Designation of The Melwood Series, a series of Neptune REM, LLC

3.11*	Form of Series Designation of The Rossville Series, a series of Neptune REM, LLC

4.1*	Form of Subscription Agreement of The Cedar Ridge Series, a series of Neptune REM, LLC

4.2*	Form of Subscription Agreement of The Dalmore Series, a series of Neptune REM, LLC

4.3*	Form of Subscription Agreement of The Templeton Series, a series of Neptune REM, LLC

4.4*	Form of Subscription Agreement of The Woody Creek Series, a series of Neptune REM, LLC

4.5*	Form of Subscription Agreement of The Blanton Series, a series of Neptune REM, LLC

4.6*	Form of Subscription Agreement of The Stag Series, a series of Neptune REM, LLC

4.7*	Form of Subscription Agreement for Realbricks Referral Program

4.8*	Form of Subscription Agreement of The Garrison Series, a series of Neptune REM, LLC

4.9*	Form of Subscription Agreement of The Macallan Series, a series of Neptune REM, LLC

4.10*	Form of Subscription Agreement of The Jameson Series, a series of Neptune REM, LLC

4.11*	Form of Subscription Agreement of The Melwood Series, a series of Neptune REM, LLC

4.12*	Form of Subscription Agreement of the Rossville Series, a series of Neptune REM, LLC

6.1*	Broker Dealer Agreement, dated August 17, 2023 between Neptune REM, LLC and Dalmore Group, LLC

6.2*	Form of Purchase and Sale Agreement dated March 20, 2023, between Neptune REM, LLC and The Cedar Ridge Series, a series of Neptune REM, LLC

6.3*	Form of Purchase and Sale Agreement dated March 20, 2023, between Neptune REM, LLC and The Dalmore Series, a series of Neptune REM, LLC

6.4*	Form of Purchase and Sale Agreement dated March 20, 2023, between Neptune REM, LLC and The Templeton Series, a series of Neptune REM, LLC

6.5*	Form of Purchase and Sale Agreement dated March 20, 2023, between Neptune REM, LLC and The Woody Creek Series, a series of Neptune REM, LLC

6.6*	Form of Property Management Agreement dated March 21, 2023, between Neptune REM, LLC and The Cedar Ridge Series, a series of Neptune REM, LLC

6.7*	Form of Property Management Agreement dated March 21, 2023, between Neptune REM, LLC and The Dalmore Series, a series of Neptune REM, LLC

6.8*	Form of Property Management Agreement dated March 21, 2023, between Neptune REM, LLC and The Templeton Series, a series of Neptune REM, LLC

6.9*	Form of Property Management Agreement dated March 21, 2023, between Neptune REM, LLC and The Woody Creek, a series of Neptune REM, LLC

6.10*	Form of Purchase and Sale Agreement dated January 12, 2024, between Neptune REM, LLC and The Blanton Series, a series of Neptune REM, LLC

6.11*	Form of Purchase and Sale Agreement dated January 12, 2024, between Neptune REM, LLC and The Stag Series, a series of Neptune REM, LLC

6.12*	Form of Property Management Agreement dated January 12, 2024, between Neptune REM, LLC and The Blanton Series, a series of Neptune REM, LLC

6.13*	Form of Property Management Agreement dated January 12, 2024, between Neptune REM, LLC and The Stag Series, a series of Neptune REM, LLC

6.14*	Stock Repurchase Agreement, dated January 27, 2025, between Terra Mint Group, Corp. and the Estate of Ahmed Mohamed Khaleel

6.15*	Uniform Purchase Agreement for the sale of the Templeton Property, dated November 7, 2024

6.16*	Form of Property Management Agreement, dated August 13, 2025, between Neptune REM, LLC and The Garrison Series, a series of Neptune REM, LLC

6.17*	Home Purchase Agreement for the Garrison Property, dated September 17, 2025, between Neptune REM, LLC and D.R. Horton, Inc.

6.18*	Home Purchase Agreement for the Macallan Property, dated January 23, 2026, between Neptune REM, LLC and D.R. Horton, Inc.

6.19*	Home Purchase Agreement for the Jameson Property, dated January 23, 2026, between Neptune REM, LLC and D.R. Horton, Inc.

6.20*	Uniform Purchase Agreement for the sale of the Cedar Ridge Property, dated July 3, 2025

6.21*	Form of Property Management Agreement for the Melwood Property, dated May 4, 2026

6.22*	Home Purchase Agreement for the Melwood Property, dated April 30, 2026, between Neptune REM, LLC and D.R. Horton, Inc.

6.23*	Form of Property Management Agreement for the Rossville Property, dated May 4, 2026

6.24*	Home Purchase Agreement for the Rossville Property, dated April 25, 2026, between Neptune REM, LLC and D.R. Horton, Inc.

6.25*	Form of Property Management Agreement for the Jameson Property, dated January 30, 2026

6.26*	Form of Property Management Agreement for the Macallan Property, dated January 30, 2026

6.27*	Form of Promissory Note

6.28*	Blanton Promissory Note Extension Agreement, effective December 8, 2025

6.29*	Dalmore Promissory Note Extension Agreement, effective December 8, 2025

6.30*	Stag Promissory Note Extension Agreement, effective December 8, 2025

6.31*	Woody Creek Promissory Note Extension Agreement, effective December 8, 2025

6.32*	Uniform Purchase Agreement for the sale of the Stag Property, dated February 7, 2026

6.33*	Blanton Promissory Note Second Extension Agreement, effective June 26, 2026

6.34*	Dalmore Promissory Note Second Extension Agreement, effective June 26, 2026

6.35*	Woody Creek Promissory Note Second Extension Agreement, effective June 26, 2026

6.36*	NCPS PPEX ATS Company Agreement

6.37*	Secondary Brokerage Agreement

6.38*	NCIT Software and Services License Agreement

6.39*	Intercompany Loan Agreement and Promissory Note, between Terra Mint Group, Corp., as Lender, and Neptune REM, LLC, acting for and on behalf of The Melwood Series LLC, as Borrower, dated September 14, 2026

6.40*	Intercompany Loan Agreement and Promissory Note, between Terra Mint Group, Corp., as Lender, and Neptune REM, LLC, acting for and on behalf of The Rossville Series LLC, as Borrower, dated September 14, 2026

8.1*	Escrow Agreement dated [*], 2023, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Cedar Ridge Series, a series of Neptune REM LLC

8.2*	Escrow Agreement dated [*], 2023, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Dalmore Series, a series of Neptune REM LLC

8.3*	Escrow Agreement dated [*], 2023, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Templeton Series, a series of Neptune REM LLC

8.4*	Escrow Agreement dated [*], 2023, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Woody Creek Series, a series of Neptune REM LLC

8.5*	Escrow Agreement dated [*], 2024, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Blanton Series, a series of Neptune REM LLC

8.6*	Escrow Agreement dated [*], 2024, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Stag Series, a series of Neptune REM LLC

8.7*	Escrow Agreement, dated [*], 2026, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Garrison Series, a series of Neptune REM LLC

8.8*	Escrow Agreement, dated [*], 2026, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Macallan Series, a series of Neptune REM LLC

8.9*	Escrow Agreement, dated [*], 2026, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Jameson Series, a series of Neptune REM LLC

8.10*	Escrow Agreement, dated [*], 2026, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Melwood Series, a series of Neptune REM LLC

8.11*	Escrow Agreement, dated [*], 2026, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Rossville Series, a series of Neptune REM LLC

11.1	Consent of Artesian CPA, LLC

12.1	Opinion of Thompson Hine LLP

13.1*	Testing the Waters materials

* Previously filed.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, State of Nebraska, on October 2, 2026.

Neptune REM LLC, a Delaware limited liability company

By	Terra Mint Group, Corp., a Wyoming corporation
Its:	Managing Member

By:	/s/ Chris Gerardi
Name:	Chris Gerardi
Title:	Chief Executive Officer and Chief financial Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Terra Mint Group, Corp., a Wyoming Corporation

By:	/s/ Chris Gerardi
Name:	Chris Gerardi
Title:	Chief Executive Officer, Chief Financial Officer, Principal Executive Officer, Principal Financial Officer, and Director, Terra Mint Group, Corp.

Date:	October 2, 2026

Neptune REM LLC and its Series

Unaudited Consolidated and Consolidating Financial Statements

As of June 30, 2026 and December 31, 2025 and for the Six Months Ended June 30, 2026 and 2025

Neptune REM LLC and its Series

Neptune REM LLC and its Series

Unaudited Consolidated and Consolidating Balance Sheets as of June 30, 2026

(Unaudited)

	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Garrison
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-	$-	$-
Accounts receivable	-	1,850	-	-	-	-	-
Accounts receivable - related party	-	-	-	193,603	209,137	160,425	-
Escrow receivable	-	-	-	-	-	-	400
Deferred offering costs	-	66,663	-	66,663	-	48,325	10,537
TOTAL CURRENT ASSETS	-	68,513	-	260,266	209,137	208,750	10,937

REAL ESTATE ASSETS	-	355,000	-	319,998	-	360,000	230,558
Less: accumulated depreciation	-	(26,727)	-	(24,894)	-	(26,182)	(3,295)
REAL ESTATES ASSETS, NET	-	328,273	-	295,104	-	333,818	227,263

TOTAL ASSETS	$-	$396,786	$-	$555,370	$209,137	$542,568	$238,200

LIABILITIES AND MEMBERS' EQUITY/(DEFICIT)
CURRENT LIABILITIES
Accounts payable	$-	$2,944	$-	$2,659	$7,536	$2,927	$-
Accounts payable - related parties	14,846	69,801	89,022	97,336	125,699	46,542	28,427
Notes payable - related party	-	51,530	-	209,721	316,955	240,080	-
Accrued liabilities	-	3,930	-	2,807	-	1,191	-
TOTAL CURRENT LIABILITIES	14,846	128,205	89,022	312,523	450,190	290,740	28,427

LONG-TERM DEBT
Security deposits	-	2,750	-	-	-	-	-
TOTAL LONG-TERM DEBT	-	2,750	-	-	-	-	-

TOTAL LIABILITIES	14,846	130,955	89,022	312,523	450,190	290,740	28,427

MEMBERS' EQUITY/(DEFICIT)	(14,846)	265,831	(89,022)	242,847	(241,053)	251,828	209,773

TOTAL LIABILITIES AND MEMBERS' EQUITY/(DEFICIT)	$-	$396,786	$-	$555,370	$209,137	$542,568	$238,200

See accompanying notes to the consolidated and consolidating financial statements, which are an integral part of these consolidated and consolidating financial statements.

F-1

Neptune REM LLC and its Series

Unaudited Consolidated and Consolidating Balance Sheets as of June 30, 2026, continued

(Unaudited)

	Michter	Weller	Jameson	Macallan	Melwood	Rossville	Neptune REM	Consolidated
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-	$-	$3,664	$3,664
Accounts receivable	-	-	1,487	1,487	-	-	-	4,824
Accounts receivable - related party	-	-	9,005	-	-	-	491,629	1,063,799
Escrow receivable	450	550	-	94,140	19,870	24,120	-	139,530
Deferred offering costs	-	-	10,537	10,537	-	-	-	213,262
TOTAL CURRENT ASSETS	450	550	21,029	106,164	19,870	24,120	495,293	1,425,079

REAL ESTATE ASSETS	-	-	215,568	215,568	3,000	3,000	-	1,702,692
Less: accumulated depreciation	-	-	(394)	(381)	-	-	-	(81,873)
REAL ESTATES ASSETS, NET	-	-	215,174	215,187	3,000	3,000	-	1,620,819

TOTAL ASSETS	$450	$550	$236,203	$321,351	$22,870	$27,120	$495,293	$3,045,898

LIABILITIES AND MEMBERS' EQUITY/(DEFICIT)
CURRENT LIABILITIES
Accounts payable	$-	$-	$-	$-	$-	$-	$56,886	$72,952
Accounts payable - related parties	1,224	1,024	15,684	95,787	3,269	3,269	438,597	1,030,527
Notes payable - related party	-	-	-	-	-	-	-	818,286
Accrued liabilities	-	-	-	-	-	-	-	7,928
TOTAL CURRENT LIABILITIES	1,224	1,024	15,684	95,787	3,269	3,269	495,483	1,929,693

LONG-TERM DEBT
Security deposits	-	-	-	-	-	-	-	2,750
TOTAL LONG-TERM DEBT	-	-	-	-	-	-	-	2,750

TOTAL LIABILITIES	1,224	1,024	15,684	95,787	3,269	3,269	495,483	1,932,443

MEMBERS' EQUITY/(DEFICIT)	(774)	(474)	220,519	225,564	19,601	23,851	(190)	1,113,455

TOTAL LIABILITIES AND MEMBERS' EQUITY/(DEFICIT)	$450	$550	$236,203	$321,351	$22,870	$27,120	$495,293	$3,045,898

See accompanying notes to the consolidated and consolidating financial statements, which are an integral part of these consolidated and consolidating financial statements.

F-2

Neptune REM LLC and its Series

Audited Consolidated and Consolidating Balance Sheets as of December 31, 2025

(Audited)

	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Garrison	Michter	Weller	Neptune REM	Consolidated
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-	$-	$-	$-	$-	$48,039	$48,039
Accounts receivable - related party	-	-	-	-	-	-	100	-	-	-	100
Escrow receivable	-	-	-	33,300	10,630	47,680	175,360	31,900	35,090	-	333,960
Deferred offering costs	-	44,343	-	44,343	26,005	26,005	-	-	-	-	140,696
Other current assets	-	168	-	-	180	181	-	-	-		529
TOTAL CURRENT ASSETS	-	44,511	-	77,643	36,815	73,866	175,460	31,900	35,090	48,039	523,324

REAL ESTATE ASSETS	-	355,000	-	319,998	360,000	360,000	-	-	-	-	1,394,998
Less: accumulated depreciation	-	(21,000)	-	(19,560)	(22,303)	(20,364)	-	-	-	-	(83,227)
REAL ESTATE ASSETS, NET	-	334,000	-	300,438	337,697	339,636	-	-	-	-	1,311,771

TOTAL ASSETS	$-	$378,511	$-	$378,081	$374,512	$413,502	$175,460	$31,900	$35,090	$48,039	$1,835,095

LIABILITIES AND MEMBER'S EQUITY/(DEFICIT)
CURRENT LIABILITIES
Accounts payable	$-	$14,384	$-	$10,369	$16,183	$7,557	$-	$-	$-	$-	$48,493
Accounts payable - related party	14,846	22,325	89,022	78,155	93,687	24,390	-	-	-	48,229	370,654
Notes payable - related party	-	51,530	-	209,721	316,955	240,080	-	-	-	-	818,286
Accrued liabilities	-	6,905	-	3,157	1,594	5,114	2,217	-	-	-	18,987
TOTAL CURRENT LIABILITIES	14,846	95,144	89,022	301,402	428,419	277,141	2,217	-	-	48,229	1,256,420

LONG-TERM DEBT
Security deposits	-	2,750	-	-	-	2,416	-	-	-	-	5,166
TOTAL LONG-TERM DEBT	-	2,750	-	-	-	2,416	-	-	-	-	5,166

TOTAL LIABILITIES	14,846	97,894	89,022	301,402	428,419	279,557	2,217	-	-	48,229	1,261,586

MEMBER'S EQUITY/(DEFICIT)	(14,846)	280,617	(89,022)	76,679	(53,907)	133,945	173,243	31,900	35,090	(190)	573,509

TOTAL LIABILITIES AND MEMBER'S EQUITY/(DEFICIT)	$-	$378,511	$-	$378,081	$374,512	$413,502	$175,460	$31,900	$35,090	$48,039	$1,835,095

See accompanying notes to the consolidated and consolidating financial statements, which are an integral part of these consolidated and consolidating financial statements.

F-3

Neptune REM LLC and its Series

Unaudited Consolidated and Consolidating Statements of Operations

For the Six Months Ended June 30, 2026

(Unaudited)

	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Garrison
REVENUE, NET	$-	$13,750	$-	$12,000	$-	$15,166	$-

OPERATING EXPENSES
Sourcing fee	-	-	-	-	-	-	16,100
Management fee	-	6,645	-	5,760	4,500	6,616	3,610
Depreciation	-	5,727	-	5,335	1,939	5,818	3,295
Legal and accounting fees	-	1,531	-	2,781	2,513	2,781	2,781
Taxes and licenses	-	50	-	50	3,768	50	50
Repairs and maintenance	-	1,415	-	2,746	390	1,672	-
Commissions	-	-	-	-	-	-	650
Insurance	-	168	-	-	181	181	2,998
Utilities	-	-	-	-	-	-	1,164
Bank fees and service charges	-	9	-	194	318	200	191
Offering costs expense	-	-	-	-	41,738	-	-
Other fees	-	-	-	250	-	250	1,780
TOTAL OPERATING EXPENSES	-	15,545	-	17,116	55,347	17,568	32,619

INCOME/(LOSS) FROM OPERATIONS	-	(1,795)	-	(5,116)	(55,347)	(2,402)	(32,619)

OTHER INCOME (EXPENSE)
Other income	-	100	-	-	6,349	-	28
Gain (loss) on sale of assets	-	-	-	-	(17,823)	-	-
Disposition fee - related party	-	-	-	-	(21,600)	-	-
Interest expense	-	(2,152)	-	(5,610)	(2,906)	(6,885)	-
TOTAL OTHER INCOME (EXPENSE)	-	(2,052)	-	(5,610)	(35,980)	(6,885)	28

NET LOSS	$-	$(3,847)	$-	$(10,726)	$(91,327)	$(9,287)	$(32,591)

Weighted average membership interest	N/A	39,840	N/A	29,128	3,324	38,017	26,208
Loss per membership interest	N/A	$0.10	N/A	$0.37	$27.48	$0.24	$1.24

See accompanying notes to the consolidated and consolidating financial statements, which are an integral part of these consolidated and consolidating financial statements.

F-4

Neptune REM LLC and its Series

Unaudited Consolidated and Consolidating Statements of Operations, continued

For the Six Months Ended June 30, 2026

(Unaudited)

	Michter	Weller	Jameson	Macallan	Melwood	Rossville	Neptune REM	Consolidated
REVENUE, NET	$-	$-	$-	$-	$-	$-	$-	$40,916

OPERATING EXPENSES
Sourcing fee	-	-	15,050	15,050	-	-	-	46,200
Management fee	-	-	-	-	-	-	-	27,131
Depreciation	-	-	394	381	-	-	-	22,889
Legal and accounting fees	1,024	1,024	1,463	1,463	269	269	-	17,899
Taxes and licenses	-	-	50	50	-	-	-	4,068
Repairs and maintenance	-	-	-	-	-	-	-	6,223
Commissions	-	-	583	598	-	-	-	1,831
Insurance	-	-	1,487	1,487	-	-	-	6,502
Utilities	-	-	223	184	-	-	-	1,571
Bank fees and service charges	-	-	-	-	-	-	-	912
Offering costs expense	-	-	-	-	-	-	-	41,738
Other fees	-	-	1,973	1,748	-	-	-	6,001
TOTAL OPERATING EXPENSES	1,024	1,024	21,223	20,961	269	269	-	182,965

INCOME/(LOSS) FROM OPERATIONS	(1,024)	(1,024)	(21,223)	(20,961)	(269)	(269)	-	(142,049)

OTHER INCOME (EXPENSE)
Other income	-	-	612	575	-	-	-	7,664
Gain (loss) on sale of assets	-	-	-	-	-	-	-	(17,823)
Disposition fee - related party	-	-	-	-	-	-	-	(21,600)
Interest expense	-	-	-	-	-	-	-	(17,553)
TOTAL OTHER INCOME (EXPENSE)	-	-	612	575	-	-	-	(49,312)

NET LOSS	$(1,024)	$(1,024)	$(20,611)	$(20,386)	$(269)	$(269)	$-	$(191,361)

Weighted average membership interest	416	562	11,969	9,504	71	86	N/A	N/A
Loss per membership interest	$2.46	$1.82	$1.72	$2.14	$3.79	$3.13	N/A	N/A

See accompanying notes to the consolidated and consolidating financial statements, which are an integral part of these consolidated and consolidating financial statements.

F-5

Neptune REM LLC and its Series

Unaudited Consolidated and Consolidating Statements of Operations

For the Six Months Ended June 30, 2025

(Unaudited)

	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Neptune REM	Consolidated
REVENUE	$5,775	$12,250	$-	$12,000	$-	$14,767	$-	$44,792

OPERATING EXPENSES
Depreciation	5,727	5,727	-	5,335	5,818	5,818	-	28,425
Taxes and licenses	3,480	3,480	-	2,328	3,997	3,989	-	17,274
Repairs and maintenance	1,538	1,873	330	1,688	7,877	1,466	-	14,772
Accounting fees	2,580	2,580	-	2,580	2,580	2,580	-	12,900
Bad debt	-	-	-	-	4,338	-	-	4,338
Insurance	1,008	1,008	-	-	1,087	1,087	-	4,190
TOTAL OPERATING EXPENSES	14,333	14,668	330	11,931	25,697	14,940	-	81,899

INCOME/(LOSS) FROM OPERATIONS	(8,558)	(2,418)	(330)	69	(25,697)	(173)	-	(37,107)

OTHER INCOME (EXPENSE)
Interest expense	(9,120)	(9,120)	(1,133)	(8,120)	(10,366)	(10,366)	-	(48,225)
TOTAL OTHER INCOME (EXPENSE)	(9,120)	(9,120)	(1,133)	(8,120)	(10,366)	(10,366)	-	(48,225)

NET LOSS	$(17,678)	$(11,538)	$(1,463)	$(8,051)	$(36,063)	$(10,539)	$-	$(85,332)

Weighted average membership interest	557	2,563	124	987	3,540	1,723	N/A	N/A
Loss per membership interest	$31.74	$4.50	$11.80	$8.16	$10.19	$6.12	N/A	N/A

See accompanying notes to the consolidated and consolidating financial statements, which are an integral part of these consolidated and consolidating financial statements.

F-6

Neptune REM LLC and its Series

Unaudited Consolidated and Consolidating Statements of Members’ Equity/(Deficit)

For the Six Months Ended June 30, 2026

(Unaudited)

	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Garrison
MEMBERS' EQUITY/(DEFICIT)
AT JANUARY 1, 2026	$(14,846)	$280,617	$(89,022)	$76,679	$(53,907)	$133,945	$173,243
Contributions	-	-	-	184,770	-	137,910	73,150
Dividends paid	-	(9,839)	-	(7,026)	-	(6,390)	(2,679)
Repurchased membership interests	-	(1,100)	-	(850)	(500)	(4,350)	(1,350)
Partner distributions	-	-	-	-	(95,319)	-	-
Net loss	-	(3,847)	-	(10,726)	(91,327)	(9,287)	(32,591)

MEMBERS' EQUITY/(DEFICIT)
AT JUNE 30, 2026	$(14,846)	$265,831	$(89,022)	$242,847	$(241,053)	$251,828	$209,773

Number of membership interests	-	39,840	-	35,090	-	39,685	26,759

See accompanying notes to the consolidated and consolidating financial statements, which are an integral part of these consolidated and consolidating financial statements.

F-7

Neptune REM LLC and its Series

Unaudited Consolidated and Consolidating Statements of Members’ Equity/(Deficit), continued

For the Six Months Ended June 30, 2026

(Unaudited)

	Michter	Weller	Jameson	Macallan	Melwood	Rossville	Neptune REM	Consolidated
MEMBERS' EQUITY/(DEFICIT)
AT JANUARY 1, 2026	$31,900	$35,090	$-	$-	$-	$-	$(190)	$573,509
Contributions	-	-	243,080	246,450	19,870	24,120	-	929,350
Dividends paid	-	-	-	-	-	-	-	(25,934)
Repurchased membership interests	(200)	-	(1,950)	(500)	-	-	-	(10,800)
Partner distributions	(31,450)	(34,540)	-	-	-	-	-	(161,309)
Net loss	(1,024)	(1,024)	(20,611)	(20,386)	(269)	(269)	-	(191,361)

MEMBERS' EQUITY/(DEFICIT)
AT JUNE 30, 2026	$(774)	$(474)	$220,519	$225,564	$19,601	$23,851	$(190)	1,113,455

Number of membership interests	-	-	24,836	25,031	3,250	3,487	-	197,978

See accompanying notes to the consolidated and consolidating financial statements, which are an integral part of these consolidated and consolidating financial statements.

F-8

Neptune REM LLC and its Series

Unaudited Consolidated and Consolidating Statements of Members’ Equity/(Deficit)

For the Six Months Ended June 30, 2025

(Unaudited)

	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Neptune REM	Consolidated
MEMBERS' DEFICIT AT JANUARY 1, 2025	$(61,125)	$(58,430)	$(115,188)	$(57,384)	$(68,282)	$(88,561)	$(190)	$(449,160)
Contributions	3,014	89,180	-	22,721	50,730	26,827	13,936	206,408
Distributions	(226)	(636)	(1,387)	(284)	(1,007)	(379)	(13,936)	(17,855)
Net loss	(17,678)	(11,538)	(1,463)	(8,051)	(36,063)	(10,539)	-	(85,332)
								-
MEMBERS' DEFICIT AT JUNE 30, 2025	$(76,015)	$18,576	$(118,038)	$(42,998)	$(54,622)	$(72,652)	$(190)	$(345,939)

Number of membership interests	584	9,414	122	2,500	7,252	3,891	N/A	23,763

See accompanying notes to the consolidated and consolidating financial statements, which are an integral part of these consolidated and consolidating financial statements.

F-9

Neptune REM LLC and its Series

Unaudited Consolidated and Consolidating Statements of Cash Flows

For the Six Months Ended June 30, 2026

(Unaudited)

	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Garrison
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$-	$(3,847)	$-	$(10,726)	$(91,327)	$(9,287)	$(32,591)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation	-	5,727	-	5,335	1,939	5,818	3,295
(Gain) Loss on sale of property	-	-	-	-	17,823	-	-
Offering costs charged to expense	-	-	-	-	41,738	-	-
Change in assets and liabilities that provided (used) cash:
Accounts receivable	-	(1,850)	-	-	-	-	-
Accounts receivable - related party	-	-	-	(193,603)	(209,137)	(160,425)	100
Other current assets	-	168	-	-	180	180	-
Accounts payable	-	(11,440)	-	(7,710)	(8,647)	(4,630)	-
Accounts payable - related party	-	47,476	-	19,181	32,012	22,153	28,427
Accrued liabilities	-	(2,975)		(351)	(1,594)	(3,923)	(2,217)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	-	33,259	-	(187,874)	(217,013)	(150,114)	(2,986)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of real estate assets	-	-	-	-	-	-	(230,558)
Proceeds from sale of property	-	-	-	-	317,935	-	-
Security deposits	-	-	-	-	-	(2,416)	-
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	-	-	-	-	317,935	(2,416)	(230,558)

CASH FLOWS FROM FINANCING ACTIVITIES
Deferred offering costs	-	(22,320)	-	(22,320)	(15,733)	(22,320)	(10,537)
Contributions	-	-	-	218,070	10,630	185,590	248,110
Repurchased membership interests	-	(1,100)	-	(850)	(500)	(4,350)	(1,350)
Dividends paid	-	(9,839)	-	(7,026)	-	(6,390)	(2,679)
Partner distributions	-	-	-	-	(95,319)	-	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	-	(33,259)	-	187,874	(100,922)	152,530	233,544

NET CHANGE IN CASH	-	-	-	-	-	-	-
CASH AT BEGINNING OF PERIOD	-	-	-	-	-	-	-

CASH AT END OF PERIOD	$-	$-	$-	$-	$-	$-	$-

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$-	$2,152	$-	$5,610	$2,906	$6,885	$-

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of property from Manager in exchange for note payable	$-	$-	$-	$-	$-	$-	$-
Deemed distributions to Manager from the acquistion of property paid by note payable to Manager	$-	$-	$-	$-	$-	$-	$-
Subscriptions receivable from escrow	$-	$-	$-	$-	$-	$-	$400

See accompanying notes to the consolidated and consolidating financial statements, which are an integral part of these consolidated and consolidating financial statements.

F-10

Neptune REM LLC and its Series

Unaudited Consolidated and Consolidating Statements of Cash Flows, continued

For the Six Months Ended June 30, 2026

(Unaudited)

	Michter	Weller	Jameson	Macallan	Melwood	Rossville	Neptune REM	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,024)	$(1,024)	$(20,611)	$(20,386)	$(269)	$(269)	$-	$(191,361)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation	-	-	394	381	-	-	-	22,889
(Gain) loss on sale of property	-	-	-	-	-	-	-	17,823
Offering costs charged to expense	-	-	-	-	-	-	-	41,738
Change in assets and liabilities that provided (used) cash:
Accounts receivable	-	-	(1,487)	(1,487)	-	-	-	(4,824)
Accounts receivable - related party	-	-	(9,005)	-	-	-	(491,629)	(1,063,699)
Other current assets	-	-	-	-	-	-	-	528
Accounts payable	-	-	-	-	-	-	56,886	24,459
Accounts payable - related party	1,224	1,024	15,684	95,787	3,269	3,269	390,368	659,874
Accrued liabilities	-	-	-	-	-	-	-	(11,060)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	200	-	(15,025)	74,295	3,000	3,000	(44,375)	(503,633)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of real estate assets	-	-	(215,568)	(215,568)	(3,000)	(3,000)	-	(667,694)
Proceeds from sale of property	-	-	-	-	-	-	-	317,935
Security deposits	-	-	-	-	-	-	-	(2,416)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	-	-	(215,568)	(215,568)	(3,000)	(3,000)	-	(352,175)

CASH FLOWS FROM FINANCING ACTIVITIES
Deferred offering costs	-	-	(10,537)	(10,537)	-	-	-	(114,304)
Contributions	31,450	34,540	243,080	152,310	-	-	-	1,123,780
Repurchased membership interests	(200)	-	(1,950)	(500)	-	-	-	(10,800)
Dividends paid	-	-	-	-	-	-	-	(25,934)
Partner distributions	(31,450)	(34,540)	-	-	-	-	-	(161,309)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(200)	-	230,593	141,273	-	-	-	811,433

NET CHANGE IN CASH	-	-	-	-	-	-	(44,375)	(44,375)
CASH AT BEGINNING OF PERIOD	-	-	-	-	-	-	48,039	48,039

CASH AT END OF PERIOD	$-	$-	$-	$-	$-	$-	$3,664	$3,664

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$-	$-	$-	$-	$-	$-	$-	$17,553

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of property from Manager in exchange for note payable	$-	$-	$-	$-	$-	$-	$-	$-
Deemed distributions to Manager from the acquistion of property paid by note payable to Manager	$-	$-	$-	$-	$-	$-	$-	$-
Subscriptions receivable from escrow	$450	$550	$-	$94,140	$19,870	$24,120	$-	$139,530

See accompanying notes to the consolidated and consolidating financial statements, which are an integral part of these consolidated and consolidating financial statements.

F-11

Neptune REM LLC and its Series

Unaudited Consolidated and Consolidating Statements of Cash Flows

For the Six Months Ended June 30, 2025

(Unaudited)

	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Neptune REM	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(17,678)	$(11,538)	$(1,463)	$(8,051)	$(36,063)	$(10,539)	$-	$(85,332)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	5,727	5,727	-	5,335	5,818	5,818	-	28,425
Bad debts	-	-	-	-	4,338	-	-	4,338
Change in assets and liabilities that provided (used) cash:
Rent receivable	-	2,750	-	-	-	-	-	2,750
Accounts receivable - related party	(8,699)	(19,146)	-	(9,322)	-	-	(23,967)	(61,134)
Other receivables	-	-	-	-	-	(241)	-	(241)
Accounts payable	3,480	3,480	-	2,328	3,997	3,990	-	17,275
Accounts payable - related party	23,207	19,363	12,620	9,993	22,917	11,021	7,854	106,975
Deferred revenue	(3,065)	-	-	-	-	(9,667)	-	(12,732)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	2,972	636	11,157	283	1,007	382	(16,113)	324

CASH FLOWS FROM INVESTING ACTIVITIES
Security deposits	(2,750)	-	-	-	-	-	-	(2,750)
NET CASH PROVIDED BY (USED) IN INVESTING ACTIVITIES	(2,750)	-	-	-	-	-	-	(2,750)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributions	4	-	-	1	-	(3)	13,936	13,938
Capital distributions	(226)	(636)	(1,387)	(284)	(1,007)	(379)	(13,936)	(17,855)
Payments on notes payable - related party	-	-	(9,770)	-	-	-	-	(9,770)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(222)	(636)	(11,157)	(283)	(1,007)	(382)	-	(13,687)

NET CHANGE IN CASH	-	-	-	-	-	-	(16,113)	(16,113)
CASH AT BEGINNING OF PERIOD	-	-	-	-	-	-	20,553	20,553

CASH AT END OF PERIOD	$-	$-	$-	$-	$-	$-	$4,440	$4,440

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$9,120	$9,120	$1,133	$8,120	$10,366	$10,366	$-	$48,225

Supplemental disclosure of non-cash investing and financing activities:
Subscriptions receivable from escrow	$5,840	$91,780	$-	$24,730	$66,220	$32,770	$-	$221,340

See accompanying notes to the consolidated and consolidating financial statements, which are an integral part of these consolidated and consolidating financial statements.

F-12

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of June 30, 2026 and December 31, 2025 and for the Six Months Ended June 30, 2026 and 2025
(Unaudited)

1.	NATURE OF OPERATIONS

Neptune REM LLC, (the “Company”) was formed in the State of Delaware as a series limited liability company on November 7, 2022, and is a wholly-owned subsidiary of Terra Mint Group Corp (“Terra Mint”, the “Manager,” or the “Managing Member”), a Wyoming corporation. The Company’s business plan is to purchase and manage residential rental properties and offer non-accredited investors the opportunity to acquire fractional ownership of real estate assets through the Company and its Series. The Company and each Series are dependent upon additional capital resources for the commencement of its planned principal operations and are subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s and its Series’ planned principal operations or failing to profitably operate the business.

On March 20, 2023, the following Series LLCs were formed under the laws of Delaware as series of Neptune REM LLC:

•	The Cedar Ridge Series LLC (“Series Cedar Ridge”)

•	The Woody Creek Series LLC (“Series Woody Creek”)

•	The Dalmore Series LLC (“Series Dalmore”)

•	The Templeton Series LLC (“Series Templeton”)

On January 12, 2024, the following Series LLCs were formed under the laws of Delaware as series of Neptune REM LLC:

•	The Stag Series LLC (“Series Stag”)

•	The Blanton Series LLC (“Series Blanton”)

In September 2025, the following Series LLCs were formed under the laws of Delaware as series of Neptune REM LLC:

•	The Garrison Series LLC (“Series Garrison”)

•	The Michter Series LLC (“Series Michter”)

•	The Weller Series LLC (“Series Weller”)

In January 2026, the following Series LLCs were formed under the laws of Delaware as series of Neptune REM LLC:

•	The Jameson Series LLC (“Series Jameson”)

•	The Macallan Series LLC (“Series Macallan”)

In May 2026, the following Series LLCs were formed under the laws of Delaware as series of Neptune REM LLC:

•	The Melwood Series LLC (“Series Melwood”)

•	The Rossville Series LLC (“Series Rossville”)

The Series Templeton’s property was sold during the year ended December 31, 2024.

The Series Cedar Ridge’s property was sold during the year ended December 31, 2025.

The Series Stag’s property was sold during the six months ended June 30, 2026.

Terra Mint (“Manager”) is the sole and managing member of the Company and each of its Series.

F-13

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of June 30, 2026 and December 31, 2025 and for the Six Months Ended June 30, 2026 and 2025
(Unaudited)

2.	GOING CONCERN

Our consolidated and consolidating financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and the liquidation of liabilities in the normal course of business. The Company and each listed Series had a lack of liquid assets, nominal cash, and limited operations since inception. For the periods ended June 30, 2026 and 2025, the Company and each listed Series had consolidated losses of $191,361 and $85,332, respectively. As of June 30, 2026 and December 31, 2025, the Company had consolidated working capital deficits of $504,614 and $733,095, respectively, and has yet to establish a business capable of generating sustained profits to fund its own operating and working capital requirements. These factors, among others, raise substantial doubt about the Company and each Series’ ability to continue as a going concern. The consolidated and consolidating financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company and each Series be unable to continue as a going concern. The Company and each Series’ ability to continue as a going concern is dependent upon our ability to raise additional debt or equity funding to meet our ongoing operating expenses and ultimately to establish a profitable business able to fund their own operating and working capital requirements. No assurances can be given that the Company and each Series will be successful in achieving these objectives.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These consolidated and consolidating financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). We have selected December 31 as our financial year-end. The consolidated and consolidating financial statements as of June 30, 2026 and December 31, 2025, and for the six months ended June 30, 2026 and 2025, are presented using the accrual basis of accounting. Revenue is recognized when earned and expenses are recognized as they are incurred.

Unaudited Interim Financial Information

The accompanying consolidated and consolidating balance sheets as of June 30, 2026 and the consolidated and consolidating statements of operations, statements of changes in members’ equity/(deficit) and cash flows for the six-months ended June 30, 2026 and 2025, are unaudited. The unaudited interim consolidated and consolidating financial statements have been prepared on the same basis as the audited annual consolidated and consolidating financial statements and, in the opinion of management reflect all adjustments, which include only normal recurring adjustments, necessary for the fair statement of the Company's financial position as of June 30, 2026 and the results of its operations and its cash flows for the six-months ended June 30, 2026 and 2025. The financial data and other information disclosed in these notes related to the six-months ended June 30, 2026 and 2025, are also unaudited. The results for the six-month period ended June 30, 2026, are not necessarily indicative of results to be expected for the year ending December 31, 2026, any other interim periods, or any future year or period.

F-14

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of June 30, 2026 and December 31, 2025 and for the Six Months Ended June 30, 2026 and 2025
(Unaudited)

Principles of Consolidation

These consolidated and consolidating financial statements include the accounts of Neptune REM LLC and each Series listed in Note 1 (collectively the “Series”). All inter-company transactions and balances have been eliminated in consolidation.

Use of Estimates

The presentation of consolidated and consolidating financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company and each Series consider all short-term debt securities purchased with a maturity of three months or less to be cash equivalents. The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.

The Company maintains cash balances in a non-interest-bearing account that currently did not exceed federally insured limits as of June 30, 2026 and December 31, 2025.

Fair Value Measurements

ASC topic 820, Fair Value Measurements and Disclosures (“ASC 820”), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 – Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgement or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

F-15

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of June 30, 2026 and December 31, 2025 and for the Six Months Ended June 30, 2026 and 2025
(Unaudited)

Our financial instruments consist of a loan from a related party and residential real estate rental properties. The carrying amount of the loans from a related party approximates its fair values because of its short-term maturity. The properties are recorded at cost and are considered level 3 investments due to the lack of observable input data used in the appraisal process for impairment analysis.

Expense Allocation

The Company and each of its Series allocate expenses among Series based on the nature of each expense. These allocations are performed systematically to reasonably reflect the expenses associated with each Series.

Real Estate Assets

Real Estate Assets consist of residential rental real estate. These assets are recorded at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of 27.5 years. Expenditures for major renewals and betterments that extend the useful lives of fixed assets are capitalized. Expenditures for routine maintenance and repairs are charged to expenses as incurred. The Company and each of its Series have adopted a policy to capitalize all assets with a cost greater than $1,000 and a useful life over 1 year. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the account, and any resulting gain or loss is recognized in income for the period.

Impairment of Assets

The Company and each Series, using its best estimates based on reasonable and supportable assumptions and projections, review the carrying amounts of its assets to determine whether there is any indication that those assets have suffered an impairment loss. There were no losses or asset impairments recorded during the periods ended June 30, 2026 and 2025.

Reclassifications

Certain amounts in the statement of cash flows for the six months ended June 30, 2025 have been reclassified to conform to the current period presentation. Changes in escrow receivable, previously presented in operating activities, are now presented with contributions in financing activities. The reclassification had no effect on net loss, members' equity/(deficit), or net change in cash.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, service has been performed, the fee is fixed or determinable, and collectability is probable. Revenue generally is recognized net of allowances for returns, contractual adjustments, and any taxes collected from customers and subsequently remitted to governmental authorities. We apply the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

Step 1: Identify the contract(s) with customers.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to performance obligations.

Step 5: Recognize revenue when the entity satisfies a performance obligation.

The Company recognizes rental income from its portfolio of single-family residential homes in accordance with ASC 842, Leases. Rental income is recognized on a straight-line basis over the term of the lease, beginning at the lease commencement date, which is generally the date the tenant obtains control of the property. The lease agreements may include fixed monthly rent, as well as variable charges for items such as utilities, landscaping, maintenance services, and late fees. Tenants have the option to pay rent in advance, in which case, the Company records deferred revenue for the prepayment and recognize revenue as performance obligations are met.

F-16

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of June 30, 2026 and December 31, 2025 and for the Six Months Ended June 30, 2026 and 2025
(Unaudited)

Advertising

Advertising costs are expensed to operations as they are incurred. There were no advertising costs incurred during the periods ended June 30, 2026 and 2025.

Stock-Based Compensation

The cost of equity instruments issued to employees and non-employees in return for goods and services is measured by the grant date fair value of the equity instruments issued in accordance with ASC 718, Compensation – Stock Compensation. The related expense is recognized as services are rendered or vesting periods elapse.

Organizational Costs

In accordance with FASB ASC 270, Organization Costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Deferred Offering Costs

The Company and each Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity/(deficit) upon the completion of an offering or to expense if the offering is not completed. During the six months ended June 30, 2026, the Series Stag offering was not completed, and deferred offering costs of $41,738 were charged to expense. These costs are included in operating expenses in the consolidated and consolidating statements of operations.

Deferred offering costs as of June 30, 2026 and December 31, 2025 are as follows:

Deferred offering costs

Series	June 30, 2026	December 31, 2025
Dalmore	$66,663	$44,343
Woody Creek	66,663	44,343
Stag	-	26,005
Blanton	48,325	26,005
Garrison	10,537	-
Jameson	10,537	-
Macallan	10,537	-
Total	$213,262	$140,696

F-17

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of June 30, 2026 and December 31, 2025 and for the Six Months Ended June 30, 2026 and 2025
(Unaudited)

Earnings/(Loss) per Membership Interest

Upon completion of an offering, each Series intends to comply with accounting and disclosure requirement of ASC Topic 260, “Earnings per Share.” For each Series, earnings (loss) per membership interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding membership interests in that particular Series during the period.

Income Taxes

The Company and each Series have elected to be taxed as a corporation. Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of accounting and depreciation for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Each individual series records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets, primarily resulting from net operating loss carryforwards (“NOLs”), will not be realized. On a total consolidated basis, the Company’s and each Series’ NOLs as of June 30, 2026 and December 31, 2025 were approximately $671,009 and $479,648, respectively, which produced net deferred tax assets of $189,560 and $135,501, using the Company’s and each Series’ estimated future effective tax rate of 28.25%, as detailed in the tables below.

The 28.25% rate is calculated using the federal corporate tax rate of 21% plus the effective state tax rate of 7.25%.

Series	NOL Balance as of June 30, 2026	Deferred Tax Assets from NOLs as of June 30, 2026	Valuation Allowance	Net Deferred Tax Assets as of June 30, 2026
Cedar Ridge	$8,134	$2,298	$(2,298)	$-
Dalmore	76,305	21,556	(21,556)	-
Templeton	86,678	24,487	(24,487)	-
Woody Creek	87,894	24,830	(24,830)	-
Stag	195,103	55,117	(55,117)	-
Blanton	84,072	23,750	(23,750)	-
Garrison	32,591	9,207	(9,207)	-
Michter	1,024	289	(289)	-
Weller	1,024	289	(289)	-
Jameson	20,611	5,823	(5,823)	-
Macallan	20,386	5,759	(5,759)	-
Melwood	269	76	(76)	-
Rossville	269	76	(76)	-
Neptune REM	56,649	16,003	(16,003)	-
Total	$671,009	$189,560	$(189,560)	$-

F-18

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of June 30, 2026 and December 31, 2025 and for the Six Months Ended June 30, 2026 and 2025
(Unaudited)

Series	NOL Balance as of December 31, 2025	Deferred Tax Assets from NOLs as of December 31, 2025	Valuation Allowance	Net Deferred Tax Assets as of December 31, 2025
Cedar Ridge	$8,134	$2,298	$(2,298)	$-
Dalmore	72,458	20,469	(20,469)	-
Templeton	86,678	24,487	(24,487)	-
Woody Creek	77,168	21,800	(21,800)	-
Stag	103,776	29,317	(29,317)	-
Blanton	74,785	21,127	(21,127)	-
Neptune REM	56,649	16,003	(16,003)	-
Total	$479,648	$135,501	$(135,501)	$-

Under ASC 740-10-50 these conditions stated above are income tax position subject to evaluation regarding the possibility of the position being overturned upon examination by a taxing authority. Management believes these positions will not be overturned. No interest or penalties related to income taxes have been recognized in the statement of operations or statement of financial position. The Company uses a calendar year-end for income tax reporting purposes, and tax years back to and including the tax year ended December 31, 2022, are subject to examination by major taxing jurisdictions.

Recently Issued and Adopted Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements and each Series' financial statements. As new accounting pronouncements are issued, the Company and each Series will adopt those that are applicable under the circumstances.

4.     REAL ESTATE ASSETS

Real estate assets as of June 30, 2026 consisted of the following:

Description	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Garrison
Land	$-	$40,000	$-	$26,600	$-	$40,000	$-
Building	-	315,000	-	293,398	-	320,000	230,558
Total property	-	355,000	-	319,998	-	360,000	230,558
Less: accumulated depreciation	-	(26,727)	-	(24,894)	-	(26,182)	(3,295)
Property, net	$-	$328,273	$-	$295,104	$-	$333,818	$227,263

Description	Michter	Weller	Jameson	Macallan	Melwood	Rossville	Neptune REM	Consolidated
Land	$-	$-	$85,568	$89,818	$-	$-	$-	$281,986
Building	-	-	130,000	125,750	3,000	3,000	-	1,420,706
Total property	-	-	215,568	215,568	3,000	3,000	-	1,702,692
Less: accumulated depreciation	-	-	(394)	(381)	-	-	-	(81,873)
Property, net	$-	$-	$215,174	$215,187	$3,000	$3,000	$-	$1,620,819

F-19

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of June 30, 2026 and December 31, 2025 and for the Six Months Ended June 30, 2026 and 2025
(Unaudited)

Real estate assets as of December 31, 2025 consisted of the following:

Description	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Garrison
Land	$-	$40,000	$-	$26,600	$40,000	$40,000	$-
Building	-	315,000	-	293,398	320,000	320,000	-
Total property	-	355,000	-	319,998	360,000	360,000	-
Less: accumulated depreciation	-	(21,000)	-	(19,560)	(22,303)	(20,364)	-
Property, net	$-	$334,000	$-	$300,438	$337,697	$339,636	$-

Description	Michter	Weller	Jameson	Macallan	Melwood	Rossville	Neptune REM	Consolidated
Land	$-	$-	$-	$-	$-	$-	$-	$146,600
Building	-	-	-	-	-	-	-	1,248,398
Total property	-	-	-	-	-	-	-	1,394,998
Less: accumulated depreciation	-	-	-	-	-	-	-	(83,227)
Property, net	$-	$-	$-	$-	$-	$-	$-	$1,311,771

Land is recorded at the assessed value of the parcel, based on the respective counties’ most recent assessment. Depreciation expense was $22,889 and $28,425 for the periods ended June 30, 2026 and 2025, respectively. The properties were acquired from the Company’s and each Series’ Manager and recorded at the Manager’s historic costs, with the difference between such and the agreed-upon purchase price being recorded as a deemed distribution to the Manager.

The land and building associated with the Series Cedar Ridge was sold during the year ended December 31, 2025. A gain of $1,227 was recorded for the year ended December 31, 2025 on the sale of the real estate asset.

In September 2025, the Company entered into purchase agreements for three additional properties for Series Garrison, Series Michter, and Series Weller. The purchase of Series Garrison property was completed in February 2026. For Series Michter and Series Weller, the planned purchases were terminated in February 2026.

In May 2026, the Company completed the acquisition of additional properties for Series Jameson and Series Macallan.

The Stag Property was sold on February 27, 2026 for $350,000, less a seller credit of $7,650. A loss of $17,823 was recorded for the six months ended June 30, 2026 on the sale of the real estate asset, net of commissions and closing costs of $24,415 paid from the sale proceeds. The disposition fee payable to the Manager is presented separately (see Note 5).

5.     RELATED PARTY TRANSACTIONS

The Company and each Series is managed by Terra Mint, a Wyoming corporation and the managing member (the “Manager”). Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Company and each Series. The Company and each Series purchased the real estate assets described in Note 4 from the Manager.

As of June 30, 2026, the Company and its Series had the following related party balances due to the Manager:

Description	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Garrison
Accounts payable	$-	$45,324	$89,022	$49,335	$83,861	$15,267	$28,427
Notes payable	-	51,530	-	209,721	316,955	240,080	-
Interest payable *	$14,846	$24,477	$-	$48,001	$41,838	$31,275	-

Description	Michter	Weller	Jameson	Macallan	Melwood	Rossville	Neptune REM	Consolidated
Accounts payable	$1,224	$1,024	$15,684	$95,787	$3,269	$3,269	$438,597	$870,090
Notes payable	-	-	-	-	-	-	-	$818,286
Interest payable *	$-	$-	$-	$-	$-	$-	-	$160,437

F-20

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of June 30, 2026 and December 31, 2025 and for the Six Months Ended June 30, 2026 and 2025
(Unaudited)

As of December 31, 2025 the Company and its Series had the following related party balances due to the Manager:

Description	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Garrison
Accounts payable	$-	$-	$89,022	$35,764	$54,755	$-	$-
Notes payable	-	51,530	-	209,721	316,955	240,080	-
Interest payable *	$14,846	$22,325	$-	$42,391	$38,932	$24,390	$-

Description	Michter	Weller	Jameson	Macallan	Melwood	Rossville	Neptune REM	Consolidated
Accounts payable	$-	$-	$-	$-	$-	$-	$48,229	$227,770
Notes payable	-	-	-	-	-	-	-	$818,286
Interest payable *	$-	$-	$-	$-	$-	$-	$-	$142,884

* Interest payable is included in the accounts payable – related party caption on the balance sheets.

Refer to Note 6 for the terms associated with the notes payable and the interest expense incurred for the six months ended June 30, 2026 and 2025.

Assets Under Management Fee

On a quarterly basis beginning on the first quarter end date following the initial closing date of the issuance of interests in a Series, the Series shall pay the Managing Member the assets under management fee (“Asset Management Fee”), payable quarterly in arrears, equal to a 0.75% Asset Management Fee payable on the last day of the immediately preceding quarter. The Asset Management Fee shall be payable from the net operating rental income from each series and will be calculated as property, cash, cash equivalents, and the book value of the assets of the entity invested, directly or indirectly, in loans secured by real estate, or first mortgage bonds secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves.

Additional Fees

Additional fees shall include: An ongoing management fee of eight percent (8%) of gross rent and fees to be deducted from gross rent during the management term of the series, a sourcing fee of up to seven percent (7%) of the purchase price of real estate acquired by the series, a disposition fee of six to eight percent (6%-8%) of the final gross sales price of a designated series, five and one-half percent (5.5%) renovation fees, administrative revenue and reimbursement of any expenses incurred by the manager on behalf of the Company or any of its series, and a two percent (2%) fee on any such advances made and Managing Member is entitled to twenty percent (20%) of distributions beyond original capital contribution returns upon the liquidation of a series.

F-21

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of June 30, 2026 and December 31, 2025 and for the Six Months Ended June 30, 2026 and 2025
(Unaudited)

Contractual Obligations

These additional fees incurred by the Company and its Series are part of an ongoing management agreement Company and its Series have with the parent company and Manager which include the aforementioned assets under management fee, sourcing fee, disposition fee, and other fees. During the periods ended June 30, 2026 and 2025, the Company incurred the following sourcing fees:

Series	June 30, 2026	June 30, 2025
Garrison	$16,100	$-
Jameson	15,050	-
Macallan	15,050	-
Total	$46,200	$-

For all costs and expenses advanced by Manager to be reimbursed and repaid by Company and each Series in full, the Manager may charge up to two-percent (2%) each month as a fee on monthly reimbursable expenses and unpaid reimbursable expenses. During the periods ended June 30, 2026 and 2025, there were no additional charges made by the Manager on the reimbursable expenses incurred. During the six months ended June 30, 2026, the Manager charged management fees of $27,131 to Series Dalmore, Series Woody Creek, Series Stag, Series Blanton, and Series Garrison. The Manager has not waived the Asset Management Fee or the ongoing management fee for Series Jameson and Series Macallan, and has elected to defer collection of these fees until the disposition of each Series’ property. During the six months ended June 30, 2026, Series Stag incurred a disposition fee of $21,600 payable to the Manager in connection with the sale of the Stag Property in February 2026, equal to approximately 6.2% of the gross sales price of $350,000. The fee is presented as disposition fee - related party in the consolidated and consolidating statements of operations and remains unpaid and included in accounts payable - related party as of June 30, 2026. No disposition fees were incurred during the six months ended June 30, 2025. The Manager waived its entitlement to twenty percent (20%) of distributions in excess of the return of original capital contributions upon the liquidation of Series Stag, and waived interest on the Stag Promissory Note effective March 1, 2026 (see Note 6). The Stag Property sale generated net proceeds of $317,935 ($350,000 sale price less a $7,650 seller credit and $24,415 of commissions and closing costs). Of these proceeds, $95,319 was distributed to members and the Manager received the remaining $222,616 on behalf of Series Stag. As of June 30, 2026, accounts receivable - related party for Series Stag totaled $209,137, reflecting the $222,616 held by the Manager less $13,479 applied to Series Stag payables. The Manager did not charge the Asset Management Fee or the ongoing management fee for the six months ended June 30, 2025.

6.     LONG-TERM DEBT

Notes Payable – Related Party

Notes payable to related parties consist of the following as of June 30, 2026:

On March 20, 2023, the Company executed several promissory notes with Terra Mint for each of the four single-family homes located in Omaha, Nebraska purchased from its Manager.

On January 12, 2024, the Company executed two additional promissory notes with Terra Mint related to the two single-family homes located in Omaha, Nebraska of Series Stag and Series Blanton.

The Series Cedar Ridge’s promissory note was partially repaid, and the remainder was extinguished after the sale of the property during the year ended December 31, 2025.

There are six separate promissory notes from the Manager. The notes have a term of 18 months commencing from the date on which an offering for the sale of our membership interests commences (“Maturity Date”), pursuant to a Form 1-A filed with and qualified by the Securities and Exchange Commission (the “Reg A Offering”), and bear interest at the minimum applicable federal rate at the date of issuance of 4.41% for Series Cedar Ridge, Series Dalmore, Series Templeton, and Series Woody Creek and 4.89% for Series Stag and Series Blanton. The maturity date of the loans was set as December 31, 2025 after the qualification of Reg A Offering on June 27, 2024. In December 2025, the notes were extended for an additional 6 months, making the new loan maturity date set for June 30, 2026. In September 2026, effective as of June 26, 2026, the Dalmore, Woody Creek, Blanton, and Stag notes were further extended to a maturity date of June 30, 2027, on otherwise unchanged terms. Effective March 1, 2026, following the sale of the Stag Property, the Manager waived interest on the Stag Promissory Note. Accordingly, no interest has been accrued on the Stag Promissory Note after February 28, 2026. The notes, plus accrued interest, are repayable in full within 14 days of the maturity date. The notes are unsecured. Series Stag sold its property during the six months ended June 30, 2026 and returned all investor funds on March 6, 2026 (see Notes 4 and 8). The Series Stag promissory note was not repaid from the sale proceeds, and principal of $316,955 remained outstanding as of June 30, 2026. The Series Stag note is included in the September 2026 extension to June 30, 2027 described above.

F-22

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of June 30, 2026 and December 31, 2025 and for the Six Months Ended June 30, 2026 and 2025
(Unaudited)

If by the maturity date, the Company and each Series has not raised sufficient funds in the Reg A Offering to repay the principal amount of the notes plus accrued interest in full, any outstanding balance due shall be automatically converted into membership interests in the Company on the same terms as offered to investors in the offering. At the option of Terra Mint, funds available for repayment of the notes may be held in a borrower account, interest-free, after the maturity date.

Principal balances outstanding as of June 30, 2026, and December 31, 2025, are as follows:

Series	June 30, 2026	December 31, 2025
Dalmore	$51,530	$51,530
Woody Creek	209,721	209,721
Stag	316,955	316,955
Blanton	240,080	240,080
Total	$818,286	$818,286

Maturities on notes payable – related parties are as follows:

Period Ended	Amount
06/30/2027	$818,286
Total notes payable - related party	$818,286

Interest expense incurred for the periods ended June 30, 2026 and 2025, are as follows:

Series	June 30, 2026	June 30, 2025
Cedar Ridge	$-	$9,120
Dalmore	2,152	9,120
Templeton	-	1,133
Woody Creek	5,610	8,120
Stag	2,906	10,366
Blanton	6,885	10,366
Total	$17,553	$48,225

F-23

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of June 30, 2026 and December 31, 2025 and for the Six Months Ended June 30, 2026 and 2025
(Unaudited)

7.     COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The Company and its Series were not subject to any legal proceedings during the periods ended June 30, 2026 and 2025, and, to the best of our knowledge, no legal proceedings are pending or threatened.

F-24

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of June 30, 2026 and December 31, 2025 and for the Six Months Ended June 30, 2026 and 2025
(Unaudited)

8.     MEMBER’S EQUITY/(DEFICIT)

The Company and each of its Series are managed by Terra Mint, a Wyoming corporation and our managing member (“the Manager”). Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Company and each Series.

The Manager will be responsible for directing the management of our business and affairs, managing the day-to-day affairs, and implementing our investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to us.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Company and each of its Series expect the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of the distributions or determine that no distributions shall be made, in its sole discretion. Currently, the operating agreement distribution policy is to first compensate the Series members until they have received 100% of their original capital contributions, then 20% to the Managing Member and 80% to the Members.

During the period ended June 30, 2026 and 2025, the Company and each Series paid dividends to investors of $25,934 and $2,776, respectively. As of June 30, 2026 and December 31, 2025, the Company’s and each Series’ accrued and unpaid dividends outstanding were $7,928 and $18,987, respectively.

F-25

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of June 30, 2026 and December 31, 2025 and for the Six Months Ended June 30, 2026 and 2025
(Unaudited)

During the year ended December 31, 2024, the Company commenced equity offering pursuant to Regulation A of the Securities Act of 1933. The Managing Member must purchase a minimum of 1% through the Offering and may purchase up to 9.8%. During the period ended June 30, 2026, the members’ contributions from the Regulation A offering amounted to $929,350. The number of shares outstanding for each Series is as follows:

Shares Outstanding
Series	June 30, 2026	December 31, 2025
Cedar Ridge	-	1
Dalmore	39,840	39,540
Woody Creek	35,090	16,643
Stag	-	9,853
Blanton	39,685	26,388
Garrison	26,759	19,450
Michter	-	3,190
Weller	-	3,509
Jameson	24,836	-
Macallan	25,031	-
Melwood	3,250	-
Rossville	3,487	-

For the Templeton Series LLC, Cedar Ridge Series LLC, and Stag Series LLC, all investor funds were fully returned on April 2, 2025, September 3, 2025, and March 6, 2026, respectively. In connection with the liquidation of Series Stag, Series Stag distributed $95,319 to its members, consisting of a return of capital of $90,780 and $4,539 representing appreciation on the Stag Property. These amounts are presented as partner distributions in the consolidated and consolidating statements of members' equity/(deficit).

For the Michter Series LLC and the Weller Series LLC, the planned property purchases were terminated in February 2026 (see Note 4) and all investor funds held in escrow were returned. Refunds were paid from escrow between January 9, 2026 and May 18, 2026 for Series Michter and between December 1, 2025 and June 26, 2026 for Series Weller, and were completed as of June 30, 2026.

The debts, obligations, and liabilities of the Company and each of its Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company and each of its Series, and no member of the Company and each of its Series is obligated personally for any such debt, obligation, or liability.

9.     SUBSEQUENT EVENTS

The Company and each of its Series have evaluated all subsequent events through September 30, 2026, the date the consolidated and consolidating financial statements and each Series’ financial statements were available to be issued.

Subsequent to June 30, 2026 and through September 30, 2026, the Company sold 7,339 membership interests of The Melwood Series LLC for gross proceeds of $70,270 and 8,034 membership interests of The Rossville Series LLC for gross proceeds of $80,690.

No other Series sold a material number of membership interests subsequent to June 30, 2026.

F-26

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of June 30, 2026 and December 31, 2025 and for the Six Months Ended June 30, 2026 and 2025
(Unaudited)

On September 10, 2026, Series Rossville acquired a single-family home for a purchase price of $259,900, funded with subscription proceeds released from escrow and a $176,355 intercompany loan from Terra Mint, the Manager. Series Melwood has entered into a $183,150 intercompany loan agreement and promissory note with Terra Mint to fund the balance of the $280,000 purchase price of its property, which is expected to close on or about October 15, 2026. The Rossville and Melwood loans bear simple interest at 4.49% per annum, mature on the fifth anniversary of the advance date, are repayable from the net proceeds of subsequent closings and any sale or refinancing of the property, and are unsecured, with recourse limited to the assets of the applicable Series.

In September 2026, effective as of June 26, 2026, the related-party notes of Series Dalmore, Series Woody Creek, Series Blanton, and Series Stag were extended to a maturity date of June 30, 2027 (see Note 6).

F-27

INDEX TO CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS OF

Neptune REM, LLC and its Series

Independent Auditor’s Report	F-31

Consolidated and Consolidating Balance Sheets	F-33

Consolidated and Consolidating Statements of Operations	F-35

Consolidated and Consolidating Statements of Members’ Deficit	F-37

Consolidated and Consolidating Statements of Cash Flows	F-39

Notes to Consolidated and Consolidating Financial Statements	F-41 to F-54

Neptune REM LLC and its Series

Consolidated And Consolidating Financial Statements

As Of December 31, 2025 And 2024 And For The Years Then Ended

Neptune REM LLC and its Series

To the Members of

Neptune REM LLC

Wilmington, Delaware

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying consolidated financial statements of Neptune REM LLC (the “Company”) on a consolidated basis, which comprise the consolidated balance sheets of the Company as of December 31, 2025 and 2024, the related consolidated statements of operations, members’ equity/(deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements. We have audited the accompanying financial statements of each listed Series of the Company, which comprise each listed Series’ balance sheets as of December 31, 2025 and 2024, and the related statements of operations, changes in members’ equity/(deficit), and cash flows for the periods then ended for each listed Series, and the related notes to each listed Series’ financial statements.

In our opinion, the consolidated financial statements and each Series’ financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2025 and 2024, the financial position of each listed Series as of December 31, 2025 and 2024, the results of the Company’s and each listed Series consolidated operations and its cash flows for the periods then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Financial Statements section of our report. We are required to be independent of the Company and each listed Series and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s and Each Listed Series’ Ability to Continue as a Going Concern

The accompanying consolidated financial statements and each listed Series’ financial statements have been prepared assuming that the Company and each listed Series will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company and each listed Series had a lack of liquid assets, nominal cash, and limited operations since inception. For the years ended December 31, 2025 and 2024, respectively, the Company had consolidated losses of $42,634 and $231,429, respectively. As of December 31, 2025, the Company had a consolidated working capital deficit of $733,095. It has yet to establish a business capable of generating sustained profits to fund its operating and working capital requirements. These factors, among others, raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements and each listed Series’ financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements and Each Series’ Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements and each listed Series’ financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements and each listed Series’ financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern within one year after the date that the consolidated financial statements and each listed Series’ financial statements are available to be issued.

Artesian CPA, LLC

1312 17th Street #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

F-31

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole as of December 31, 2025 and 2024 and for the years then ended and each listed Series’ financial statements as of December 31, 2025 and 2024 and for the periods then ended are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the consolidated financial statements and each listed Series’ financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements and each listed Series’ financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control or each listed Series’ internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements and each listed Series’ financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado

April 20, 2026

Artesian CPA, LLC

1312 17th Street #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

F-32

Neptune REM LLC and its Series

Consolidated and Consolidating Balance Sheets

December 31, 2025

	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Garrison	Michter	Weller	Neptune REM	Consolidated
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-	$-	$-	$-	$-	$48,039	$48,039
Accounts receivable - related party	-	-	-	-	-	-	100	-	-	-	100
Escrow receivable	-	-	-	33,300	10,630	47,680	175,360	31,900	35,090	-	333,960
Deferred offering costs	-	44,343	-	44,343	26,005	26,005	-	-	-	-	140,696
Other current assets	-	168	-	-	180	181	-	-	-	-	529
TOTAL CURRENT ASSETS	-	44,511	-	77,643	36,815	73,866	175,460	31,900	35,090	48,039	523,324

REAL ESTATE ASSETS	-	355,000	-	319,998	360,000	360,000	-	-	-	-	1,394,998
Less: accumulated depreciation	-	(21,000)	-	(19,560)	(22,303)	(20,364)	-	-	-	-	(83,227)
REAL ESTATES ASSETS, NET	-	334,000	-	300,438	337,697	339,636	-	-	-	-	1,311,771

TOTAL ASSETS	$-	$378,511	$-	$378,081	$374,512	$413,502	$175,460	$31,900	$35,090	$48,039	$1,835,095

LIABILITIES AND MEMBERS' EQUITY/(DEFICIT)
CURRENT LIABILITIES
Accounts payable	$-	$14,384	$-	$10,369	$16,183	$7,557	$-	$-	$-	$-	$48,493
Accounts payable - related parties	14,846	22,325	89,022	78,155	93,687	24,390	-	-	-	48,229	370,654
Notes payable - related party	-	51,530	-	209,721	316,955	240,080	-	-	-	-	818,286
Accrued liabilities	-	6,905	-	3,157	1,594	5,114	2,217	-	-	-	18,987
TOTAL CURRENT LIABILITIES	14,846	95,144	89,022	301,402	428,419	277,141	2,217	-	-	48,229	1,256,420

LONG-TERM DEBT
Security deposits	-	2,750	-	-	-	2,416	-	-	-	-	5,166
TOTAL LONG-TERM DEBT	-	2,750	-	-	-	2,416	-	-	-	-	5,166

TOTAL LIABILITIES	14,846	97,894	89,022	301,402	428,419	279,557	2,217	-	-	48,229	1,261,586

MEMBERS' EQUITY/(DEFICIT)	(14,846)	280,617	(89,022)	76,679	(53,907)	133,945	173,243	31,900	35,090	(190)	573,509

TOTAL LIABILITIES AND MEMBERS' EQUITY/(DEFICIT)	$-	$378,511	$-	$378,081	$374,512	$413,502	$175,460	$31,900	$35,090	$48,039	$1,835,095

See Independent Auditor’s Report and accompanying notes to the consolidated and consolidating financial statements, which are an integral part of these consolidated and consolidating financial statements.

F-33

Neptune REM LLC and its Series

Consolidated and Consolidating Balance Sheets

December 31, 2024

	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Neptune REM	Consolidated
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-	$-	$20,553	$20,553
Escrow receivable	2,830	2,600	-	2,010	15,490	5,940	-	28,870
Rent receivable	-	2,750	-	-	4,338	-	-	7,088
Deferred offering costs	22,284	22,284	22,284	22,284	3,946	3,946	-	97,028
TOTAL CURRENT ASSETS	25,114	27,634	22,284	24,294	23,774	9,886	20,553	153,539

PROPERTY
Real estate assets	355,000	355,000	-	319,998	360,000	360,000	-	1,749,998
Less: accumulated depreciation	(10,500)	(9,545)	-	(8,891)	(10,667)	(8,727)	-	(48,330)
TOTAL PROPERTY	344,500	345,455	-	311,107	349,333	351,273	-	1,701,668

TOTAL ASSETS	$369,614	$373,089	$22,284	$335,401	$373,107	$361,159	$20,553	$1,855,207

LIABILITIES AND MEMBER'S DEFICIT
CURRENT LIABILITIES
Accounts payable	$6,959	$6,959	$-	$4,655	$7,994	$7,978	$-	$34,545
Accounts payable - related party	38,530	42,375	74,871	50,279	30,220	29,359	20,743	286,377
Notes payable - related party	379,435	379,435	61,406	337,851	400,300	400,300	-	1,958,727
Accrued liabilities	-	-	1,195	-	-	-	-	1,195
Deferred revenue	3,065	-	-	-	-	9,667	-	12,732
TOTAL CURRENT LIABILITIES	427,989	428,769	137,472	392,785	438,514	447,304	20,743	2,293,576

LONG-TERM DEBT
Security deposits	2,750	2,750	-	-	2,875	2,416	-	10,791
TOTAL LONG-TERM DEBT	2,750	2,750	-	-	2,875	2,416	-	10,791

TOTAL LIABILITIES	430,739	431,519	137,472	392,785	441,389	449,720	20,743	2,304,367

MEMBER'S DEFICIT	(61,125)	(58,430)	(115,188)	(57,384)	(68,282)	(88,561)	(190)	(449,160)

TOTAL LIABILITIES AND MEMBER'S DEFICIT	$369,614	$373,089	$22,284	$335,401	$373,107	$361,159	$20,553	$1,855,207

See Independent Auditor’s Report and accompanying notes to the consolidated and consolidating financial statements, which are an integral part of these consolidated and consolidating financial statements.

F-34

Neptune REM LLC and its Series

Consolidated and Consolidating Statements of Operations

Year Ended December 31, 2025

	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Garrison	Michter	Weller	Neptune REM	Consolidated
REVENUE	$5,775	$30,250	$-	$22,000	$-	$30,064	$-	$-	$-	$-	$88,089

OPERATING EXPENSES
Repairs and maintenance	4,647	5,658	330	4,153	12,934	4,773	-	-	-	-	32,495
Depreciation	5,727	11,455	-	10,669	11,636	11,636	-	-	-	-	51,123
Offering costs expense	26,428	-	23,070	-	-	-	-	-	-	-	49,498
Accounting fees	5,526	5,526	1,878	5,526	5,526	5,524	-	-	-	-	29,506
Bad debt	-	2,000	-	-	1,463	-	-	-	-	-	3,463
Insurance	1,008	840	-	-	906	906	-	-	-	-	3,660
Taxes and licenses	-	7,425	-	5,714	8,189	8,198	-	-	-	-	29,526
Franchise tax	60	60	-	60	60	60	-	-	-	-	300
Bank fees & service charges	34	284	25	159	34	284	-	-	-	-	820
TOTAL OPERATING EXPENSES	43,430	33,248	25,303	26,281	40,748	31,381	-	-	-	-	200,391

INCOME/(LOSS) FROM OPERATIONS	(37,655)	(2,998)	(25,303)	(4,281)	(40,748)	(1,317)	-	-	-	-	(112,302)

OTHER INCOME (EXPENSE)
Gain on extinguishment of debt	106,435	-	51,636	-	-	-	-	-	-	-	158,071
Other income	3,335	-	-	-	-	-	-	-	-	-	3,335
Other expense	(23,888)	-	(122)	-	-	-	-	-	-	-	(24,010)
Gain on sale of assets	1,227	-	-	-	-	-	-	-	-	-	1,227
Interest expense	-	(14,797)	-	(15,336)	(19,556)	(19,267)	-	-	-	-	(68,956)
TOTAL OTHER INCOME (EXPENSE)	87,109	(14,797)	51,514	(15,336)	(19,556)	(19,267)	-	-	-	-	69,667

NET INCOME (LOSS)	$49,454	$(17,795)	$26,211	$(19,617)	$(60,304)	$(20,584)	$-	$-	$-	$-	$(42,635)

Weighted average membership interest	N/A	15,100	N/A	5,095	411	7,013	2,207	594	531	N/A	N/A
Loss per membership interest	N/A	$1.18	N/A	$3.85	$105.90	$2.94	$-	$-	$-	N/A	N/A

See Independent Auditor’s Report and accompanying notes to the consolidated and consolidating financial statements, which are an integral part of these consolidated and consolidating financial statements.

F-35

Neptune REM LLC and its Series

Consolidated and Consolidating Statements of Operations

Year Ended December 31, 2024

	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Neptune REM	Consolidated
REVENUE	$26,766	$28,700	$1,900	$20,000	$31,625	$19,333	$-	$128,324

OPERATING EXPENSES
Depreciation	10,500	9,545	10,216	8,890	10,667	8,727	-	58,545
Taxes and licenses	7,224	7,190	8,366	10,573	11,578	11,955	-	56,886
Accounting fees	8,425	8,425	8,425	8,425	8,425	8,425	-	50,550
Sourcing fee	-	-	-	-	21,600	21,600	-	43,200
Disposition fee	-	-	24,300	-	-	-	-	24,300
Repairs and maintenance	3,385	3,385	2,090	-	3,385	3,385	-	15,630
Contract labor	2	-	8,182	-	-	-	-	8,184
HOA fees	-	-	5,213	-	-	-	-	5,213
Franchise tax	50	50	50	50	50	50	-	300
Bank fees & service charges	15	15	15	15	16	16	-	92
TOTAL OPERATING EXPENSES	29,601	28,610	66,857	27,953	55,721	54,158	-	262,900

INCOME/(LOSS) FROM OPERATIONS	(2,835)	90	(64,957)	(7,953)	(24,096)	(34,825)	-	(134,576)

OTHER INCOME (EXPENSE)
Gain on sale of assets	-	-	31,789	-	-	-	-	31,789
Other expense	-	-	(22,179)	-	-	-	-	(22,179)
Interest expense	(17,649)	(17,649)	(16,699)	(15,714)	(19,376)	(19,376)	-	(106,463)
TOTAL OTHER INCOME (EXPENSE)	(17,649)	(17,649)	(7,089)	(15,714)	(19,376)	(19,376)	-	(96,853)

NET LOSS	$(20,484)	$(17,559)	$(72,046)	$(23,667)	$(43,472)	$(54,201)	$-	$(231,429)

Weighted average membership interest	41	69	N/A	57	411	99	N/A	N/A
Loss per membership interest	$501.96	$253.22	N/A	$418.83	$105.90	$546.80	N/A	N/A

See Independent Auditor’s Report and accompanying notes to the consolidated and consolidating financial statements, which are an integral part of these consolidated and consolidating financial statements.

F-36

Neptune REM LLC and its Series

Consolidated and Consolidating Statements of Members’ Equity/(Deficit)

Year Ended December 31, 2025

	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Garrison	Michter	Weller	Neptune REM	Consolidated
MEMBERS' EQUITY/(DEFICIT)
AT DECEMBER 31, 2024	$(61,125)	$(58,430)	$(115,188)	$(57,384)	$(68,282)	$(88,561)	$-	$-	$-	$(190)	$(449,160)
Contributions, net of refunds	(2,830)	373,940	-	159,770	80,860	252,200	175,460	31,900	35,090	-	1,106,390
Distributions	(345)	(17,098)	(45)	(6,090)	(6,181)	(9,110)	(2,217)	-	-	-	(41,086)
Net income/(loss)	49,454	(17,795)	26,211	(19,617)	(60,304)	(20,584)	-	-	-	-	(42,635)

'MEMBERS' EQUITY/(DEFICIT)
AT DECEMBER 31, 2025	$(14,846)	$280,617	$(89,022)	$76,679	$(53,907)	$133,945	$173,243	$31,900	$35,090	$(190)	$573,509

Number of membership interests	1	39,540	-	16,643	9,853	26,388	19,450	3,190	3,509	-	118,574

See Independent Auditor’s Report and accompanying notes to the consolidated and consolidating financial statements, which are an integral part of these consolidated and consolidating financial statements.

F-37

Neptune REM LLC and its Series

Consolidated and Consolidating Statements of Members’ Equity/(Deficit)

Year Ended December 31, 2024

	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Neptune REM	Consolidated
MEMBERS' DEFICIT AT JANUARY 1, 2024	$(43,471)	$(43,471)	$(43,142)	$(35,727)	$-	$-	$(190)	$(166,001)
Contributions	2,830	2,600	-	2,010	15,490	5,940	-	28,870
Distributions	-	-	-	-	(40,300)	(40,300)	-	(80,600)
Net loss	(20,484)	(17,559)	(72,046)	(23,667)	(43,472)	(54,201)	-	(231,429)
								-
MEMBERS' DEFICIT AT DECEMBER 31, 2024	$(61,125)	$(58,430)	$(115,188)	$(57,384)	$(68,282)	$(88,561)	$(190)	$(449,160)

See Independent Auditor’s Report and accompanying notes to the consolidated and consolidating financial statements, which are an integral part of these consolidated and consolidating financial statements.

F-38

Neptune REM LLC and its Series

Consolidated and Consolidating Statements of Cash Flows

Year Ended December 31, 2025

	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Garrison	Michter	Weller	Neptune REM	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$49,454	$(17,795)	$26,211	$(19,617)	$(60,304)	$(20,584)	$-	$-	$-	$-	$(42,635)
Adjustments to reconcile net income/(loss) to cash provided by (used in) operating activities:
Depreciation	5,727	11,455	-	10,669	11,636	11,636	-	-	-	-	51,123
Gain on sale of property	(1,227)	-	-	-	-	-	-	-	-	-	(1,227)
Offering costs charged to expense	26,428	-	23,070	-	-	-	-	-	-	-	49,498
Gain on extinguishment of debt	(106,435)	-	(51,636)	-	-	-	-	-	-	-	(158,071)
Expenses incurred with related party and charged to related party payables	-	-	-	-	-	-	-	-	-	37,486	37,486
Change in assets and liabilities that provided (used) cash:
Rent receivable	-	2,750	-	-	4,338	-	-	-	-	-	7,088
Other current assets	-	(168)	-	-	(180)	(181)	-	-	-	-	(529)
Accounts payable	(6,959)	7,425	-	5,714	8,189	(421)	-	-	-	-	13,948
Accounts payable - related party	(23,684)	(20,050)	14,151	27,876	63,368	(4,968)	-	-	-	-	56,693
Deferred revenue	(3,065)	-	-	-	-	(9,667)	-	-	-	-	(12,732)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(59,761)	(16,383)	11,796	24,642	27,047	(24,185)	-	-	-	37,486	639

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property	340,000	-	-	-	-	-	-	-	-	-	340,000
Security deposits	(2,750)	-	-	-	(2,875)	-	-	-	-	-	(5,625)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	337,250	-	-	-	(2,875)	-	-	-	-	-	334,375

CASH FLOWS FROM FINANCING ACTIVITIES
Deferred offering costs	(4,144)	(22,059)	(786)	(22,059)	(22,059)	(22,059)	-	-	-	-	(93,166)
Payments on notes payable - related party	(273,000)	(327,905)	(9,770)	(128,130)	(83,345)	(160,220)	-	-	-	-	(982,370)
Contributions	5,940	376,540	-	128,480	85,820	210,460	-	-	-	-	807,240
Refunds to investors	(5,940)	-	(1,195)	-	-	-	-	-	-	-	(7,135)
Dividends paid	(345)	(10,193)	(45)	(2,933)	(4,588)	(3,996)	-	-	-	-	(22,100)
Cash repaid on advances from related parties	-	-	-	-	-	-	-	-	-	(10,000)	(10,000)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(277,489)	16,383	(11,796)	(24,642)	(24,172)	24,185	-	-	-	(10,000)	(307,531)

NET CHANGE IN CASH	-	-	-	-	-	-	-	-	-	27,486	27,486
CASH AT BEGINNING OF YEAR	-	-	-	-	-	-	-	-	-	20,553	20,553

CASH AT END OF YEAR	$-	$-	$-	$-	$-	$-	$-	$-	$-	$48,039	$48,039

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-	$229	$-	$-	$-	$-	$-	$-	$-	$229

Supplemental disclosure of non-cash investing and financing activities:
Subscriptions receivable from escrow	$-	$-	$-	$33,300	$10,630	$47,680	$175,360	$31,900	$35,090	$-	$333,960

See Independent Auditor’s Report and accompanying notes to the consolidated and consolidating financial statements, which are an integral part of these consolidated and consolidating financial statements.

F-39

Neptune REM LLC and its Series

Consolidated and Consolidating Statements of Cash Flows

Year Ended December 31, 2024

	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Neptune REM	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(20,484)	$(17,559)	$(72,046)	$(23,667)	$(43,472)	$(54,201)	$-	$(231,429)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	10,500	9,545	10,216	8,891	10,667	8,727	-	58,546
Cost paid by Manager on Company's behalf	-	-	-	-	-	-	35,711	35,711
Gain on sale of property	-	-	(31,789)	-	-	-	-	(31,789)
Change in assets liabilities that provided (used) cash:
Rent receivbale	-	(2,750)	-	-	(4,338)	-	-	(7,088)
Accounts payable	1,120	1,119	(183)	4,113	7,994	7,978	-	22,141
Accounts payable - related party	6,996	10,842	64,982	14,610	30,220	29,359	-	157,009
Acrrued liabilities	-	-	1,195	-	-	-	-	1,195
Deferred revenue	3,065	-	-	-	-	9,667	-	12,732
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	1,197	1,197	(27,625)	3,947	1,071	1,530	35,711	17,028

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for advances to related parties	-	-	-	-	-	-	(27,511)	(27,511)
Cash received in repayment of advances to related parties	-	-	-	-	-	-	5,500	5,500
Proceeds from sale of property	-	-	406,572	-	-	-	-	406,572
Security deposits	2,750	2,750	-	-	2,875	2,416	-	10,791
NET CASH PROVIDED BY (USED) IN INVESTING ACTIVITIES	2,750	2,750	406,572	-	2,875	2,416	(22,011)	395,352

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from advances from related parties	-	-	-	-	-	-	6,300	6,300
Cash repaid on advances from related parties	-	-	-	-	-	-	(300)	(300)
Cash repayments for advances from related party	-	-	(30,107)	-	-	-	-	(30,107)
Deferred offering costs	(3,947)	(3,947)	(3,947)	(3,947)	(3,946)	(3,946)	-	(23,680)
Payments on notes payable - related party	-	-	(344,893)	-	-	-	-	(344,893)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(3,947)	(3,947)	(378,947)	(3,947)	(3,946)	(3,946)	6,000	(392,680)

NET CHANGE IN CASH	-	-	-	-	-	-	19,700	19,700
CASH AT BEGINNING OF YEAR	-	-	-	-	-	-	853	853

CASH AT END OF YEAR	$-	$-	$-	$-	$-	$-	$20,553	$20,553

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-	$30,107	$-	$-	$-	$-	$30,107

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of property from Manager in exchange for note payable	$-	$-	$-	$-	$360,000	$360,000	$-	$720,000
Deemed distributions to Manager from the acquistion of property paid by note payable to Manager	$-	$-	$-	$-	$40,300	$40,300	$-	$80,600
Subscriptions receivable from escrow	$2,830	$2,600	$-	$2,010	$15,490	$5,940	$-	$28,870

See Independent Auditor’s Report and accompanying notes to the consolidated and consolidating financial statements, which are an integral part of these consolidated and consolidating financial statements.

F-40

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of December 31, 2025 and 2024 and for the years then ended

1.	NATURE OF OPERATIONS

Neptune REM LLC, (the “Company”) was formed in the State of Delaware as a series limited liability company on November 7, 2022, and is a wholly-owned subsidiary of Terra Mint Group Corp (“Terra Mint”, the “Manager,” or the “Managing Member”), a Wyoming corporation. The Company’s business plan is to purchase and manage residential rental properties and offer non-accredited investors the opportunity to acquire fractional ownership of real estate assets through the Company and its Series. The Company and each Series are dependent upon additional capital resources for the commencement of its planned principal operations and are subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s and its Series’ planned principal operations or failing to profitably operate the business.

On March 20, 2023, the following Series LLCs were formed under the laws of Delaware as series of Neptune REM LLC:

•	The Cedar Ridge Series LLC (“Series Cedar Ridge”)
•	The Woody Creek Series LLC (“Series Woody Creek”)
•	The Dalmore Series LLC (“Series Dalmore”)
•	The Templeton Series LLC (“Series Templeton”)

On January 12, 2024, the following Series LLCs were formed under the laws of Delaware as series of Neptune REM LLC:

•	The Stag Series LLC (“Series Stag”)
•	The Blanton Series LLC (“Series Blanton”)

In December 2025, the following Series LLCs were formed under the laws of Delaware as series of Neptune REM LLC:

•	The Garrison Series LLC (“Series Garrison”)
•	The Michter Series LLC (“Series Michter”)
•	The Weller Series LLC (“Series Weller”)

The Series Templeton’s property was sold during the year ended December 31, 2024.

The Series Cedar Ridge’s property was sold during the year ended December 31, 2025.

Terra Mint (“Manager”) is the sole and managing member of the Company and each of its Series.

F-41

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of December 31, 2025 and 2024 and for the years then ended

2.	GOING CONCERN

Our consolidated and consolidating financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and the liquidation of liabilities in the normal course of business. The Company and each listed Series had a lack of liquid assets, nominal cash, and limited operations since inception. For the years ended December 31, 2025 and 2024, the Company and each listed Series had consolidated losses of $42,634 and $231,429, respectively. As of December 31, 2025 and 2024, the Company had consolidated working capital deficits of $733,095 and $2,140,037, respectively, and has yet to establish a business capable of generating sustained profits to fund its own operating and working capital requirements. These factors, among others, raise substantial doubt about the Company and each Series’ ability to continue as a going concern. The consolidated and consolidating financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company and each Series be unable to continue as a going concern. The Company and each Series’ ability to continue as a going concern is dependent upon our ability to raise additional debt or equity funding to meet our ongoing operating expenses and ultimately to establish a profitable business able to fund their own operating and working capital requirements. No assurances can be given that the Company and each Series will be successful in achieving these objectives.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These consolidated and consolidating financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). We have selected December 31 as our financial year-end. The consolidated and consolidating financial statements for the years ended December 31, 2025 and 2024, are presented using the accrual basis of accounting. Revenue is recognized when earned and expenses are recognized as they are incurred.

Reclassification of Prior Year Balances

Certain amounts in the December 31, 2024 notes to the consolidated and consolidating financial statements were reclassified to conform to current period presentation. There was no change in the Company’s and each Series’ net loss or net equity position from these classifications.

Principles of Consolidation

These consolidated and consolidating financial statements include the accounts of Neptune REM LLC and each Series listed in Note 1 (collectively the “Series”). All inter-company transactions and balances have been eliminated in consolidation.

F-42

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of December 31, 2025 and 2024 and for the years then ended

Use of Estimates

The presentation of consolidated and consolidating financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company and each Series consider all short-term debt securities purchased with a maturity of three months or less to be cash equivalents. The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.

The Company maintains cash balances in a non-interest-bearing account that currently did not exceed federally insured limits as of December 31, 2025 and 2024.

Fair Value Measurements

ASC topic 820, Fair Value Measurements and Disclosures (“ASC 820”), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 – Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgement or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of a loan from a related party and residential real estate rental properties. The carrying amount of the loans from a related party approximates its fair values because of its short-term maturity. The properties are recorded at cost and are considered level 3 investments due to the lack of observable input data used in the appraisal process for impairment analysis.

F-43

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of December 31, 2025 and 2024 and for the years then ended

Expense Allocation

The Company and each of its Series allocate expenses among Series based on the nature of each expense. These allocations are performed systematically to reasonably reflect the expenses associated with each Series.

Real Estate Assets

Real Estate Assets consist of residential rental real estate. These assets are recorded at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of 27.5 years. Expenditures for major renewals and betterments that extend the useful lives of fixed assets are capitalized. Expenditures for routine maintenance and repairs are charged to expenses as incurred. The Company and each of its Series have adopted a policy to capitalize all assets with a cost greater than $1,000 and a useful life over 1 year. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the account, and any resulting gain or loss is recognized in income for the period.

Impairment of Assets

The Company and each Series, using its best estimates based on reasonable and supportable assumptions and projections, review the carrying amounts of its assets to determine whether there is any indication that those assets have suffered an impairment loss. There were no losses or asset impairments recorded during the periods ended December 31, 2025 and 2024.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, service has been performed, the fee is fixed or determinable, and collectability is probable. Revenue generally is recognized net of allowances for returns, contractual adjustments, and any taxes collected from customers and subsequently remitted to governmental authorities. We apply the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

Step 1: Identify the contract(s) with customers.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to performance obligations.

Step 5: Recognize revenue when the entity satisfies a performance obligation.

The Company recognizes rental income from its portfolio of single-family residential homes in accordance with ASC 842, Leases. Rental income is recognized on a straight-line basis over the term of the lease, beginning at the lease commencement date, which is generally the date the tenant obtains control of the property. The lease agreements may include fixed monthly rent, as well as variable charges for items such as utilities, landscaping, maintenance services, and late fees. Tenants have the option to pay rent in advance, in which case, the Company records deferred revenue for the prepayment and recognize revenue as performance obligations are met. The Company had unearned revenue of $0 and $12,732 as of December 31, 2025 and 2024, respectively. All of which have been recognized as revenue in 2025, and there were no deferrals of revenue on new billings for the year ended December 31, 2025.

F-44

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of December 31, 2025 and 2024 and for the years then ended

Advertising

Advertising costs are expensed to operations as they are incurred. There were no advertising costs incurred during the periods ended December 31, 2025 and 2024.

Stock-Based Compensation

The cost of equity instruments issued to employees and non-employees in return for goods and services is measured by the grant date fair value of the equity instruments issued in accordance with ASC 718, Compensation – Stock Compensation. The related expense is recognized as services are rendered or vesting periods elapse.

Organizational Costs

In accordance with FASB ASC 270, Organization Costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Deferred Offering Costs

The Company and each Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity/(deficit) upon the completion of an offering or to expense if the offering is not completed.

Deferred offering costs as of December 31, 2025 and 2024 are as follows:

Series	December 31, 2025	December 31, 2024
Cedar Ridge	$-	$22,284
Dalmore	44,343	22,284
Templeton	-	22,284
Woody Creek	44,343	22,284
Stag	26,005	3,946
Blanton	26,005	3,946
Total	$140,696	$97,028

Earnings/(Loss) per Membership Interest

Upon completion of an offering, each Series intends to comply with accounting and disclosure requirement of ASC Topic 260, “Earnings per Share.” For each Series, earnings (loss) per membership interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding membership interests in that particular Series during the period.

F-45

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of December 31, 2025 and 2024 and for the years then ended

Income Taxes

The Company and each Series have elected to be taxed as a corporation. Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of accounting and depreciation for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Each individual series records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets, primarily resulting from net operating loss carryforwards (“NOLs”), will not be realized. On a total consolidated basis, the Company’s and each Series’ NOLs as of December 31, 2025 and 2024 were approximately $479,647 and $437,013, respectively, which produced net deferred tax assets of $135,500 and $123,456, using the Company’s and each Series’ estimated future effective tax rate of 28.25%, as detailed in the tables below.

The 28.25% rate is calculated using the federal corporate tax rate of 21% plus the effective state tax rate of 7.25%.

Series	NOL Balance as of December 31, 2025	Deferred Tax Assets from NOLs as of December 31, 2025	Valuation Allowance	Net Deferred Tax Assets as of December 31, 2025
Cedar Ridge	$8,134	$2,298	$(2,298)	$-
Dalmore	72,458	20,469	(20,469)	-
Templeton	86,678	24,487	(24,487)	-
Woody Creek	77,168	21,800	(21,800)	-
Stag	103,776	29,317	(29,317)	-
Blanton	74,785	21,127	(21,127)	-
Neptune REM	56,649	16,003	(16,003)	-
Total	$479,648	$135,501	$(135,501)	$-

Series	NOL Balance as of December 31, 2024	Deferred Tax Assets from NOLs as of December 31, 2024	Valuation Allowance	Net Deferred Tax Assets as of December 31, 2024
Cedar Ridge	$57,588	$16,269	$(16,269)	$-
Dalmore	54,663	15,442	(15,442)	-
Templeton	112,889	31,891	(31,891)	-
Woody Creek	57,551	16,258	(16,258)	-
Stag	43,472	12,281	(12,281)	-
Blanton	54,201	15,312	(15,312)	-
Neptune REM	56,649	16,003	(16,003)	-
Total	$437,013	$123,456	$(123,456)	$-

F-46

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of December 31, 2025 and 2024 and for the years then ended

Under ASC 740-10-50 these conditions stated above are income tax position subject to evaluation regarding the possibility of the position being overturned upon examination by a taxing authority. Management believes these positions will not be overturned. No interest or penalties related to income taxes have been recognized in the statement of operations or statement of financial position. The Company uses a calendar year-end for income tax reporting purposes, and tax years back to and including the tax year ended December 31, 2022, are subject to examination by major taxing jurisdictions.

Recently Issued and Adopted Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements and each Series' financial statements. As new accounting pronouncements are issued, the Company and each Series will adopt those that are applicable under the circumstances.

4.	REAL ESTATE ASSETS

Real estate assets as of December 31, 2025 consisted of the following:

Description	Cedar Ridge	Dalmore	Templeton	Woody Creek
Land	$-	$40,000	$-	$26,600
Building	-	315,000	-	293,398
Total property	-	355,000	-	319,998
Less: accumulated depreciation	-	(21,000)	-	(19,560)
Property, net	$-	$334,000	$-	$300,438

Description	Stag	Blanton	Neptune Rem	Consolidated
Land	$40,000	$40,000	$-	$146,600
Building	320,000	320,000	-	1,248,398
Total property	360,000	360,000	-	1,394,998
Less: accumulated depreciation	(22,303)	(20,364)	-	(83,227)
Property, net	$337,697	$339,636	$-	$1,311,771

Real estate assets as of December 31, 2024 consisted of the following:

Description	Cedar Ridge	Dalmore	Templeton	Woody Creek
Land	$40,000	$40,000	$-	$26,600
Building	315,000	315,000	-	293,398
Total property	355,000	355,000	-	319,998
Less: accumulated depreciation	(10,500)	(9,545)	-	(8,891)
Property, net	$344,500	$345,455	$-	$311,107

Description	Stag	Blanton	Neptune Rem	Consolidated
Land	$40,000	$40,000	$-	$186,600
Building	320,000	320,000	-	1,563,398
Total property	360,000	360,000	-	1,749,998
Less: accumulated depreciation	(10,667)	(8,727)	-	(48,330)
Property, net	$349,333	$351,273	$-	$1,701,668

F-47

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of December 31, 2025 and 2024 and for the years then ended

Land is recorded at the assessed value of the parcel, based on the respective counties’ most recent assessment. Depreciation expense was $51,123 and $58,545 for the years ended December 31, 2025 and 2024, respectively. The properties were acquired from the Company’s and each Series’ Manager and recorded at the Manager’s historic costs, with the difference between such and the agreed-upon purchase price being recorded as a deemed distribution to the Manager.

The land and building associated with the Series Cedar Ridge was sold during the year ended December 31, 2025. A gain of $1,227 was recorded for the year ended December 31, 2025 on the sale of the real estate asset.

The land and building associated with the Templeton Series was sold during the year ended December 31, 2024. A gain of $31,789 was recorded for the year ended December 31, 2024 on the sale of the real estate asset.

In September 2025, the Company entered into purchase agreements for three additional properties for Series Garrison, Series Michter, and Series Weller. The purchase of Series Garrison property was completed in February 2026 as discussed in Note 9. For Series Michter and Series Weller, the planned purchases were terminated in February 2026 as discussed in Note 9.

5.	RELATED PARTY TRANSACTIONS

The Company and each Series is managed by Terra Mint, a Wyoming corporation and the managing member (the “Manager”). Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Company and each Series. The Company and each Series purchased the real estate assets described in Note 4 from the Manager.

As of December 31, 2025 and 2024, the Company and its Series had the following related party balances due to the Manager:

December 31, 2025
Description	Cedar Ridge	Dalmore	Templeton	Woody Creek
Accounts payable	$-	$-	$89,022	$35,764
Notes payable	-	51,530	-	209,721
Interest payable *	$14,846	$22,325	$-	$42,391

Description	Stag	Blanton	Neptune Rem	Consolidated
Accounts payable	$54,755	$-	$48,229	$227,770
Notes payable	316,955	240,080	-	818,286
Interest payable *	$38,932	$24,390	$-	$142,884

F-48

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of December 31, 2025 and 2024 and for the years then ended

December 31, 2024
Description	Cedar Ridge	Dalmore	Templeton	Woody Creek
Accounts payable	$8,145	$11,990	$74,642	$23,225
Notes payable	379,435	379,435	61,406	337,851
Interest payable *	$30,385	$30,385	$229	$27,054

Description	Stag	Blanton	Neptune Rem	Consolidated
Accounts payable	$10,844	$9,983	$20,743	159,572
Notes payable	400,300	400,300	-	1,958,727
Interest payable *	$19,376	$19,376	$-	$126,805

* Interest payable is included in the accounts payable – related party caption on the balance sheets.

Refer to Note 6 for the terms associated with the notes payable and the interest expense incurred for the years ended December 31, 2025 and 2024.

Assets Under Management Fee

On a quarterly basis beginning on the first quarter end date following the initial closing date of the issuance of interests in a Series, the Series shall pay the Managing Member the assets under management fee (“Asset Management Fee”), payable quarterly in arrears, equal to a 0.75% Asset Management Fee payable on the last day of the immediately preceding quarter. The Asset Management Fee shall be payable from the net operating rental income from each series and will be calculated as property, cash, cash equivalents, and the book value of the assets of the entity invested, directly or indirectly, in loans secured by real estate, or first mortgage bonds secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves.

Additional Fees

Additional fees shall include: An ongoing management fee of eight percent (8%) of gross rent and fees to be deducted from gross rent during the management term of the series, a sourcing fee of up to seven percent (7%) of the purchase price of real estate acquired by the series, a disposition fee of six to eight percent (6%-8%) of the final gross sales price of a designated series, five and one-half percent (5.5%) renovation fees, administrative revenue and reimbursement of any expenses incurred by the manager on behalf of the Company or any of its series, and a two percent (2%) fee on any such advances made and Managing Member is entitled to twenty percent (20%) of distributions beyond original capital contribution returns upon the liquidation of a series.

F-49

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of December 31, 2025 and 2024 and for the years then ended

Contractual Obligations

These additional fees incurred by the Company and its Series are part of an ongoing management agreement Company and its Series have with the parent company and Manager which include the aforementioned assets under management fee, sourcing fee, disposition fee, and other fees. During the years ended December 31, 2025 and 2024, the Company incurred the following sourcing fees:

Series	December 31, 2025	December 31, 2024
Cedar Ridge	$-	$-
Dalmore	-	-
Templeton	-	-
Woody Creek	-	-
Stag	-	21,600
Blanton	-	21,600
Neptune Rem	-	-
Total	$-	$43,200

For all costs and expenses advanced by Manager to be reimbursed and repaid by Company and each Series in full, the Manager may charge up to two-percent (2%) each month as a fee on monthly reimbursable expenses and unpaid reimbursable expenses. During the years ended December 31, 2025 and 2024, there were no additional charges made by the Manager on the reimbursable expenses incurred. Manager opted to not charge Asset Management Fee and the ongoing management fee of eight (8%) of gross rent for the years ended December 31, 2025 and 2024. Series Templeton incurred a disposition fee of $24,300 during the year ended December 31, 2024. Manager opted to not charge disposition fee for Series Cedar Ridge during the year ended December 31, 2025.

6.	LONG-TERM DEBT

Notes Payable – Related Party

Notes payable to related parties consist of the following as of December 31, 2025:

On March 20, 2023, the Company executed several promissory notes with Terra Mint for each of the four single-family homes located in Omaha, Nebraska purchased from its Manager.

On January 12, 2024, the Company executed two additional promissory notes with Terra Mint related to the two single-family homes located in Omaha, Nebraska of Series Stag and Series Blanton.

F-50

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of December 31, 2025 and 2024 and for the years then ended

The Series Cedar Ridge’s promissory note was partially repaid, and the remainder was extinguished after the sale of the property during the year ended December 31, 2025.

The Series Templeton’s promissory note was partially repaid after the sale of the property during the year ended December 31, 2024.

There are six separate promissory notes from the Manager. The notes have a term of 18 months commencing from the date on which an offering for the sale of our membership interests commences (“Maturity Date”), pursuant to a Form 1-A filed with and qualified by the Securities and Exchange Commission (the “Reg A Offering”), and bear interest at the minimum applicable federal rate at the date of issuance of 4.41% for Series Cedar Ridge, Series Dalmore, Series Templeton, and Series Woody Creek and 4.89% for Series Stag and Series Blanton. The maturity date of the loans was set as December 31, 2025 after the qualification of Reg A Offering on June 27, 2024. In December 2025, the notes were extended for an additional 6 months, making the new loan maturity date set for June 30, 2026. The notes, plus accrued interest, are repayable in full within 14 days of the maturity date. The notes are unsecured. If by the maturity date, the Company and each Series has not raised sufficient funds in the Reg A Offering to repay the principal amount of the notes plus accrued interest in full, any outstanding balance due shall be automatically converted into membership interests in the Company on the same terms as offered to investors in the offering. At the option of Terra Mint, funds available for repayment of the notes may be held in a borrower account, interest-free, after the maturity date.

Principal balances outstanding as of December 31, 2025 and 2024 are as follows:

Series	December 31, 2025	December 31, 2024
Cedar Ridge	$-	$379,435
Dalmore	51,530	379,435
Templeton	-	61,406
Woody Creek	209,721	337,851
Stag	316,955	400,300
Blanton	240,080	400,300
Neptune Rem	-	-
Total	$818,286	$1,958,727

Maturities on notes payable – related parties are as follows:

Period Ended	Amount
12/31/2026	$818,286
Total notes payable - related party	$818,286

F-51

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of December 31, 2025 and 2024 and for the years then ended

Interest expense incurred for the years ended December 31, 2025 and 2024 are as follows:

Series	December 31, 2025	December 31, 2024
Cedar Ridge	$-	$17,649
Dalmore	14,797	17,649
Templeton	-	16,699
Woody Creek	15,336	15,714
Stag	19,556	19,376
Blanton	19,267	19,376
Neptune Rem	-	-
Total	$68,956	$106,463

7.	COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The Company and its Series were not subject to any legal proceedings during the years ended December 31, 2025 and 2024, and, to the best of our knowledge, no legal proceedings are pending or threatened.

8.	MEMBERS’ EQUITY/(DEFICIT)

The Company and each of its Series are managed by Terra Mint, a Wyoming corporation and our managing member (“the Manager”). Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Company and each Series.

The Manager will be responsible for directing the management of our business and affairs, managing the day-to-day affairs, and implementing our investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to us.

For the Templeton Series LLC and Cedar Ridge Series LLC, all investor funds were fully returned on April 2, 2025 and September 3, 2025, respectively.

F-52

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of December 31, 2025 and 2024 and for the years then ended

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Company and each of its Series expect the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of the distributions or determine that no distributions shall be made, in its sole discretion. Currently, the operating agreement distribution policy is to first compensate the Series members until they have received 100% of their original capital contributions, then 20% to the Managing Member and 80% to the Members.

During the year ended December 31, 2025 and 2024, the Company and each Series paid dividends to investors of $22,100 and $0, respectively. As of December 31, 2025 and 2024, the Company’s and each Series’ accrued and unpaid dividends outstanding were $18,987 and $0, respectively.

During the years ended December 31, 2025 and 2024, certain Series of the Company made distributions to Manager as part of the purchase of the real estate assets as follows:

Series	December 31, 2025	December 31, 2024
Cedar Ridge	$-	$-
Dalmore	-	-
Templeton	-	-
Woody Creek	-	-
Stag	-	40,300
Blanton	-	40,300
Garrison	-	-
Neptune Rem	-	-
Total	$-	$80,600

During the year ended December 31, 2024, the Company commenced equity offering pursuant to Regulation A of the Securities Act of 1933. The Managing Member must purchase a minimum of 1% through the Offering and may purchase up to 9.8%. During the year ended December 31, 2025, the members’ contributions from the Regulation A offering amounted to $1,106,390. During the year ended December 31, 2024, the members’ contributions from the Regulation A offering amounted to $28,870.

Series	December 31, 2025	December 31, 2024
Cedar Ridge	1	283
Dalmore	39,540	260
Woody Creek	16,643	201
Stag	9,853	1,549
Blanton	26,388	594
Garrison	19,450	-
Michter	3,190	-
Weller	3,509	-

F-53

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of December 31, 2025 and 2024 and for the years then ended

For the Templeton Series LLC and Cedar Ridge Series LLC, all investor funds were fully returned on April 2, 2025 and September 3, 2025, respectively.

The debts, obligations, and liabilities of the Company and each of its Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company and each of its Series, and no member of the Company and each of its Series is obligated personally for any such debt, obligation, or liability.

9.	SUBSEQUENT EVENTS

The Company and each of its Series have evaluated all subsequent events through April 20, 2026, the date the consolidated and consolidating financial statements and each Series’ financial statements were available to be issued.

Subsequent to year-end, the Company completed or initiated the wind-down of certain offerings associated with its series LLCs.

Subsequent to year-end, the Company received contributions from the Regulation A offering for Series Woody Creek of $78,780, for Series Blanton of $137,910, and for Series Garrison of $73,600.

Subsequent to year-end, the Company received gross proceeds from the Regulation A offering of $47,375 for Series Woody Creek, $185,340 for Series Blanton, $10,505 for Series Stag, and $219,605 for Series Garrison.

For the Michter Series LLC and Weller Series LLC, investor funds were held in escrow by a third-party administrator, North Capital, and were not remitted to the Company at any time. Accordingly, North Capital is responsible for processing all investor refunds. The refund process for both Series commenced on January 8, 2026.

As of March 25, 2026, 10 investors remained in the Michter Series LLC and 24 investors remained in the Weller Series LLC. The Company has instructed North Capital to issue paper checks to the remaining investors. North Capital is currently completing its reconciliation procedures and will issue the remaining refunds upon completion, at which time both offerings are expected to be fully closed.

On January 23, 2026, the Company formed The Jameson Series LLC (“Series Jameson”) and The Macallan Series LLC (“Series Macallan”) under the laws of Delaware as a series of Neptune REM LLC. On that date, the Company and a third party seller also entered into agreements for the conveyance of the properties underlying each of the Series Jameson and the Series Macallan each for a purchase price of $215,000. The Company anticipates closing on the purchase of such property no later than September 19, 2026.

On February 3, 2026, the Company completed its purchase of the real estate property for Series Garrison with a purchase price of $229,990.

In February 2026, the real estate property purchase agreements for Series Michter and Series Weller were terminated.

F-54